                                                                  Exhibit (a)(1)

                          VENEZUELAN OFFER TO PURCHASE

                                  Tender Offer
                            (the "Venezuelan Offer")
                 for all outstanding Shares of common stock of
                                  Mavesa, S.A.
                         ("Mavesa" or "Target Company")
                                       at
                           US$0.1416887470 per share
                                       by
                            Primor Inversiones, C.A.
                   ("Primor Inversiones" or the "Purchaser")
                          a wholly owned subsidiary of
                             Primor Alimentos, C.A.
                       ("Primor" or the "Parent Company")

 Mavesa shareholders will have until 5:00 p.m., Caracas time (4:00 p.m., New
   York City time), on Tuesday, March 27, 2001 (the "Expiration Date") to accept the Venezuelan Offer.


   The purchase of shares of Mavesa common stock ("Shares") pursuant to the Venezuelan Offer will be made through the Caracas Stock Exchange. Consequently, the Mavesa share price payable under the Venezuelan Offer will be subject to the one percent (1%) income tax provided for in section 77 of the Venezuelan Income Tax Law. The amount of the tax will be withheld by the Caracas Stock Exchange.

   Payment for the Shares under the Venezuelan Offer will be made in United States dollars (US$), or, at the option of the Mavesa shareholders who tender into the Venezuelan Offer, in Bolivares, as described herein. The offer price of US$0.1416887470 per share is equivalent to approximately Bs.99.57, assuming an exchange rate of Bs.702.75 per US$ (this calculation is made with the sole purpose of complying with the provisions of section 95 of the Venezuela Central Bank Law).

   Simultaneously with the Venezuelan Offer, Purchaser will make a United States Offer (the "U.S. Offer" and, together with the Venezuelan Offer, the "Offers") to purchase all outstanding American Depositary Shares ("ADSs") at US$8.5013248220 per ADS (the same offer price under the Venezuelan Offer taking into account the number of Shares represented by each ADS) in accordance with the securities laws and regulations in force in the United States. Each ADS represents sixty (60) Shares. The offer price of US$8.5013248220 per ADS is equivalent to approximately Bs.5,974.31, assuming an exchange rate of Bs.702.75 per US$ (this calculation is made with the sole purpose of complying with the provisions of section 95 of the Venezuela Central Bank Law).

   The purpose of the Venezuelan Offer is to purchase a number of outstanding Shares (free of liens, security assignments, privileges and other encumbrances or interests that may adversely affect the full use, enjoyment and disposition thereof) which, together with the (i) Shares represented by ADSs acquired pursuant to the U.S. Offer and (ii) Shares and ADSs owned by Purchaser, represent at least sixty-five percent (65%) of the outstanding share capital of Mavesa. However, if valid tenders are received from Mavesa shareholders that allow Purchaser to acquire, as indicated above, a number of Shares and ADSs in excess of the referenced percentage, then Purchaser hereby declares its firm commitment to purchase all the outstanding Shares that are tendered to Purchaser during the term of the Venezuelan Offer until the Expiration Date. Consequently, there will be no proration.

   Mavesa's outstanding share capital consists of 3,597,099,839 Shares with a par value of 10 Bolivares (Bs.10) each. Such outstanding Shares do not include the ones owned by Mavesa or its subsidiaries.

   AT A MEETING HELD ON JANUARY 19, 2001, THE BOARD OF DIRECTORS OF MAVESA
(I) DETERMINED THAT THE TERMS OF THE VENEZUELAN OFFER ARE FAIR TO AND IN THE BEST INTERESTS OF THE HOLDERS OF SHARES AND (II) RECOMMENDED THAT ALL HOLDERS OF SHARES ACCEPT THE VENEZUELAN OFFER AND TENDER THEIR SHARES PURSUANT TO THE VENEZUELAN OFFER.

   THIS DOCUMENT (INCLUDING ITS ANNEXES) CONTAINS IMPORTANT INFORMATION THAT SHOULD BE READ BY YOU IN FULL BEFORE ANY DECISION IS MADE IN CONNECTION WITH THE VENEZUELAN OFFER.

   COMISION NACIONAL DE VALORES DE VENEZUELA CERTIFICATION:

   "THIS IS A TENDER OFFER STATEMENT RELATING TO A TENDER OFFER FOR THE CONTROL OF MAVESA. THE COMISION NACIONAL DE VALORES DE VENEZUELA CERTIFIES THAT THE PROVISIONS OF THE CAPITAL MARKETS LAW AND THE PUBLIC TENDER OFFER RULES ON THE ACQUISITION, THE EXCHANGE AND TAKEOVER OF COMPANIES THAT MAKE PUBLIC OFFERINGS OF SHARES AND OTHER RIGHTS THEREON HAVE BEEN COMPLIED WITH. THE COMISION NACIONAL DE VALORES DE VENEZUELA DOES NOT CERTIFY THE QUALITY OF THE BUSINESS TRANSACTION HEREIN PROPOSED. DISCLOSURE AUTHORIZED BY THE COMISION NACIONAL DE VALORES DE VENEZUELA."

   The dissemination of this document was authorized by Comision Nacional de Valores de Venezuela Resolutions 21-2001 and P-020-2001, dated February 8, 2001 and February 14, 2001

                     The Agent for the Venezuelan Offer is:

                       Provincial Casa de Bolsa C.A. BBVA

               The Financial Advisor for the Venezuelan Offer is:

                 JPMorgan, a division of Chase Securities Inc.

                                     INDEX

 1.  STATEMENT SUMMARY
 2.  GENERAL AND FINANCIAL INFORMATION ON THE PURCHASER
 3.  INFORMATION ON THE PURPOSE OF THE VENEZUELAN OFFER
 4.  INFORMATION ON THE SHAREHOLDING POSITION OF THE PURCHASER
 5.  INFORMATION ON THE RELATIONS BETWEEN THE PURCHASER AND THE TARGET COMPANY,
     ITS SHAREHOLDERS AND DIRECTORS
 6.  SPECIFIC OFFER CONDITIONS
 7.  THE OFFER AND CONTENTS OF CERTAIN SPECIAL LAWS

 ANNEX A:   AUDITED FINANCIAL STATEMENTS OF PRIMOR INVERSIONES, C.A. AND OF
            PRIMOR ALIMENTOS, C.A. AND ITS SUBSIDIARIES (FORMERLY ALPROVENCA,
            ALIMENTOS Y PRODUCTOS VENEZOLANOS, C.A., FORMERLY PROALCA PRODUCTOS
            ALIMENTICIOS, C.A.)
 ANNEX B:   SPECIAL REPORT ON THE PURCHASER'S INTENTIONS
 ANNEX C-1: JOINT GUARANTEE BOND POSTED BY PRIMOR ALIMENTOS C.A. (FORMERLY
            ALPROVENCA, ALIMENTOS Y PRODUCTOS VENEZOLANOS, C.A., FORMERLY
            PROALCA PRODUCTOS ALIMENTICIOS, C.A.)
 ANNEX C-2: JOINT GUARANTEE BOND POSTED BY CERVECERIA POLAR, C.A.
 ANNEX D:   SHARE LETTER OF TRANSMITTAL
 ANNEX E:   DOCUMENTS TO BE ATTACHED TO THE SHARE LETTER OF TRANSMITTAL
 ANNEX F:   PROCEDURE ADOPTED BY MAVESA FOR THE EXERCISE OF THE RIGHTS OF FIRST
            REFUSAL WITH RESPECT TO THE TENDER OFFER INITIATED BY PRIMOR
            INVERSIONES C.A.
 ANNEX G:   ELECTION TO PURCHASE SHARES FORM
 ANNEX H:   REPRESENTATIONS AND WARRANTIES

1. Statement Summary

                  Summary of the Venezuelan Offer to Purchase

                                  Tender Offer
                            (the "Venezuelan Offer")
                       for all Shares of common stock of
                                  Mavesa, S.A.
                       ("Mavesa" or the "Target Company")
                                       at
                           US$0.1416887470 per share
                                       by
[PRIMOR LOGO]               Primor Inversiones, C.A.
                   ("Primor Inversiones" or the "Purchaser")
                          a wholly owned subsidiary of
                             Primor Alimentos, C.A.
                       ("Primor" or the "Parent Company")

The Purchaser

   Primor Inversiones, C.A. is a corporation (sociedad anonima) incorporated and domiciled in the City of Caracas and registered at the Fifth Commercial Registry of the Judicial Circumscription of the Capital District and State of Miranda on January 9, 2001 under No. 81, Volume 479 A-Fifth.

   The Purchaser is a wholly owned subsidiary of Primor Alimentos, C.A. (formerly ALPROVENCA, Alimentos y Productos Venezolanos, C.A. and formerly PROALCA PRODUCTOS ALIMENTICIOS, C.A.), a corporation incorporated and domiciled in the City of Caracas and registered at the Fifth Commercial Registry of the Judicial Circumscription of the Capital District and State of Miranda on September 23, 1998 under No. 42, Volume 251 A-Fifth.

   Primor and its subsidiaries are a group of leading companies in the Venezuelan food market. Their track record spans 47 years and their main purposes are the production, distribution and sale of pre-cooked cornmeal, rice, flour, food pastes, ice-cream, corn oil, animal feeds, beer chips and salty snacks. Based on the financial statements of Primor Alimentos audited by Espineira, Sheldon & Asociados, member firm of PriceWaterhouseCoopers as of September 30, 2000, the assets of Primor and its subsidiaries amounted to Bs.227,539 million while its shareholders' equity amounted to Bs.117,785 million. Sales for the October 1, 1999-September 30, 2000 period amounted to Bs.415,585 million. Primor and its subsidiaries comprise the Food Strategic Business Unit of Empresas Polar, which started doing business upon formation of Refinadora de Maiz Venezolana, C.A. (REMAVENCA) in 1954.

The Target Company

   Mavesa, S.A., is a corporation incorporated and domiciled in the City of Caracas, originally registered at the Commercial Registry maintained by the District Court of Commercial Matters of the Capital District on May 19, 1949 under No. 552, Volume 2-B. The latest amendment to the bylaws of Mavesa, S.A. was filed with the First Commercial Registry of the Judicial Circumscription of the Capital District and State of Miranda on August 28, 2000, under No. 39, Volume 148 A-Pro.

The U.S. Offer

   Simultaneously with the Venezuelan Offer, Purchaser will make a United States Offer (the "U.S. Offer" and, together with the Venezuelan Offer, the "Offers") to purchase all outstanding American Depositary Shares ("ADSs") at US$8.5013248220 per ADS (the same offer price under the Venezuelan Offer taking into account the number of Shares represented by each ADS) in accordance with the securities laws and regulations of the United States. Each ADS represents sixty (60) Shares.

Purpose of the Venezuelan Offer

   The Venezuelan Offer is a Tender Offer (TO) governed by the "Public Tender Offer Rules on the Acquisition, Exchange and Takeover of Companies That Make Public Offerings of Shares and Other Interests Thereon" adopted by the Comision Nacional de Valores de Venezuela (the "CNV") and published on September 19, 2000 in the Republic of Venezuela Official Gazette (No. 37.039) (the "Regulations").

Potential Offerees in Venezuela

   The Venezuelan Offer is open to all holders of Shares.

The Commencement Date

   The Venezuelan Offer will commence on February 21, 2001 (the "Commencement Date of the Venezuelan Offer").

The Expiration Date

   Mavesa shareholders will have until 5:00 p.m., Caracas time (4:00 p.m., New York City time), March 27, 2001 (the "Expiration Date") to accept the Venezuelan Offer. The Expiration Date may be extended, provided prior authorization for such extension is given to Purchaser by the Comision Nacional de Valores de Venezuela.

The Settlement Date

   The settlement date will be the date on which the Share Receiving Agent purchases the Shares tendered pursuant to the Venezuelan Offer at a special session of the Caracas Stock Exchange (the "Settlement Date").

Shares Subject to the Venezuelan Offer

   The purpose of the Venezuelan Offer is to purchase a number of outstanding Shares (free of liens, security assignments, privileges and other encumbrances or interests that may adversely affect the full use, enjoyment and disposition thereof) which, together with the Shares represented by ADSs acquired pursuant to the U.S. Offer and with Shares and ADSs owned by Purchaser, represent at least sixty-five percent (65%) of the outstanding share capital of Mavesa. However, if valid tenders are received from Mavesa shareholders that allow Purchaser to acquire, as indicated above, a number of Shares and ADSs of Mavesa in excess of the referenced percentage, then Purchaser hereby declares its firm commitment to purchase all the outstanding Shares that are tendered to Purchaser during the term of the Venezuelan Offer and until the Expiration Date. Consequently, there will be no proration.

   Mavesa's outstanding share capital consists of 3,597,099,839 Shares with a par value of 10 Bolivares (Bs.10) each.

   Shares deemed as treasury Shares or reciprocal interests under the terms of the Capital Markets Law and the rules passed by the Comision Nacional de Valores de Venezuela shall not be accepted in the Offers.

Venezuelan Offer Price

   The price for each outstanding Share will be US$0.1416887470. The price will be paid in U.S. dollars or, at the option of the Mavesa shareholders who tender into the Venezuelan Offer, in Bolivares, as described below. The offer price of US$0.1416887470 per share is equivalent to approximately Bs.99.57, assuming an exchange rate of Bs.702.75 per US$ (this calculation is made with the sole purpose of complying with the provisions of section 95 of the Venezuela Central Bank Law).

   The purchase of Shares will be made in accordance with the provisions of the Venezuelan Offer through the Caracas Stock Exchange. Consequently, the Mavesa share price payable under the Venezuelan Offer will be subject to the one percent (1%) proportional income tax rate provided in section 77 of the Venezuelan Income Tax Law. The tax amount will be withheld by the Caracas Stock Exchange.

Payment of the Price

   The Share Receiving Agent will, for the account of Purchaser, pay the price to each Mavesa shareholder who has duly tendered into the Venezuelan Offer, no later than five (5) trading days after the Settlement Date of the Venezuelan Offer. Payment shall be made in accordance with the procedures set forth in the regulations passed by the Comision Nacional de Valores de Venezuela and the Caracas Stock Exchange. Payment shall be made in checks which shall be made available to the shareholders from the fifth (5th) Venezuelan stock exchange trading day following the Settlement Date. Payment shall be deemed effectively made when the checks are made available to shareholders.

   The amounts payable to the shareholders under the Venezuelan Offer with respect to the Shares accepted by them shall be rounded up to the nearest U.S. dollar or Bolivar cent.

   Mavesa shareholders shall be entitled to demand payment in the currency that they deem suitable, in U.S. dollars or in Bolivares. If payment is demanded in Bolivares, such payment shall be made at the purchase reference exchange rate for transactions performed at the exchange market, with an effective date on the payment date, as determined by the Venezuelan Central Bank and published at approximately 1:30 p.m. two business banking days prior to the payment date, on Reuters, on page BCV28.

Proration

   There will be no proration.

Material Elements of the Venezuelan Offer

   The following are material elements of the Venezuelan Offer:

  (i) that as of the Settlement Date, Mavesa shall not have failed to fulfill its obligations contemplated in the Mavesa Agreement dated January 21, 2001 (the "Mavesa Agreement") and the group of shareholders and ADS holders of Mavesa who own 38.49% of the outstanding capital of Mavesa (the "Shareholders Group") shall have not failed to fulfill their obligations contemplated in the agreement between Primor Alimentos, Primor Inversiones and the Shareholders dated January 21, 2000 (the "Shareholders Agreement");

  (ii) that as of the Settlement Date, the number of outstanding Shares is 3,597,099,839;

  (iii) that as of the Settlement Date, the Mavesa Shareholders Meeting shall not have declared dividends other than those required by article 115 of the Venezuelan Capital Markets Law, and the usual manner of quarterly payment of dividends has not been modified;

  (iv) that as of the Settlement Date, the Board of Directors of Mavesa shall have maintained its recommendation with respect to the Offers without modification; and

  (v) that as of the Settlement Date, the Mavesa Agreement and the Shareholders Agreement remain in full force and effect.

   Purchaser reserves the right to determine that any of the above elements is no longer material.

Guarantee Bonds for the Selling Shareholders

   Primor and Cerveceria Polar C.A. will post joint guarantee bonds for all the Mavesa shareholders and ADS holders who duly tender into the Venezuelan Offer and into the U.S. Offer. The bonds provide a guarantee for up to five hundred, nine million, six hundred sixty-eight thousand, five hundred sixty-nine U.S. dollars (US$509,668,569) for the payment of the Shares and ADS tendered into the Offers in accordance with the terms and conditions of the Offers. On the basis of the financial statements of Primor, as audited by Espineira, Sheldon & Asociados (member firm of PriceWaterhouseCoopers) and the financial statements of Cerveceria Polar, C.A., as audited by Cachafeiro, Piernavieja Porta & Asociados (member firm of Arthur Andersen), the shareholders' equity of Primor as of September 30, 2000 was Bs.117,785 million (equivalent to $232 million as of September 30, 2000 based on the conversion methodology set forth in the notes to the financial statements) and the shareholders' equity of Cerveceria Polar, C.A. as of September 30, 2000 was Bs.624,448 million (equivalent to US$1,346 million as of September 30, 2000 based on the conversion methodology set forth in the notes to the financial statements).

   For the purposes of section 95 of the Venezuelan Central Bank Law, five hundred nine million; six hundred sixty-eight thousand, five hundred sixty-nine U.S. Dollars (US$509,668,569) are equivalent to Bs.358,169,586,864.75, at an exchange rate of Bs.702.75 per US$.

The Share Receiving Agent

   Provincial Casa de Bolsa, C.A., a company (sociedad mercantil) domiciled in Caracas and duly authorized by the Comision Nacional de Valores de Venezuela to do business as a securities brokerage firm.

The Financial Advisor for the Venezuelan Offer

   JPMorgan, a division of Chase Securities Inc.

The Legal Advisor for the Venezuelan Offer

   D'Empaire Reyna Bermudez & Asociados.

Acceptance of the Venezuelan Offer

   On or before the Expiration Date, Mavesa shareholders must undertake the following actions in order to tender into the Venezuelan Offer:

  (i) Fill out and sign the Share Letter of Transmittal.

  (ii) File the Share Letter of Transmittal and any other required documents with the offices appointed by the Share Receiving Agent.

  (iii) If the shareholder has share certificates for the offered Shares, the shareholder must deliver such certificates together with the Share Letter of Transmittal.

The Shares tendered shall be deposited or transferred to a sub-account held by the selling shareholder in an account with Provincial Casa de Bolsa, C.A., the Share Receiving Agent, specially opened for the Venezuelan Offer with Caja Venezolana de Valores, S.A. (Venezuelan Securities Depository).

Right of First Refusal

Section 6 of Mavesa's Estatutos (bylaws) provide that in the event of a tender or exchange offer for Shares, each holder of Shares has the right (the "Right of First Refusal") to acquire an amount of Shares tendered into such tender or exchange offer equal to such holder's proportional holdings of the outstanding Shares, upon the same price, terms and conditions as are provided for under the tender or exchange offer.

  Consequently, Mavesa shareholders may decide to: (i) sell their Shares to Primor at US$0.1416887470 per Share, under the terms and conditions of the Venezuelan Offer, through a tender into the Venezuelan Offer, or (ii) exercise the Right of First Refusal, to purchase proportionally to their shareholdings, the Shares that have been subject to valid tenders at the Venezuelan Offer by other shareholders, at the same price (namely, US$ 0.1416887470 per Share), and subject to the other terms and conditions as are set forth in the Venezuelan Offer to Purchase. At a meeting held on January 19, 2001, Mavesa's Board of Directors recommended to all the shareholders and ADS holders that the Offers be accepted.

   Any Mavesa shareholder wishing to exercise the Right of First Refusal to purchase Shares shall, no later than 12:00 noon on the Expiration Date of the Venezuelan Offer, follow the procedure and comply with the terms and conditions established by Mavesa.

   Any shareholder who accepts the Venezuelan Offer will agree in the appropriate form a statement waiving the Right of First Refusal.

   If the shareholders exercising their Right of First Refusal fail to purchase the Shares for any reason whatsoever, Purchaser shall acquire the Shares under the terms and conditions of the Venezuelan Offer.

   The shareholders who exercised the Right of First Refusal shall not be entitled to accept the Venezuelan Offer for the portion of the Shares used to exercise such right, unless they revoke such Right of First Refusal before the Expiration Date.

Withdrawal of Tendered Shares by Mavesa Shareholders

   Primor waives its right provided in Article 18 of the Regulations for the benefit of all Mavesa shareholders. Article 18 of the Regulations prohibits the withdrawal of securities tendered pursuant to a tender offer except in the case of a competitive offer or bid.

   As a result of such waiver by Purchaser, Shares tendered pursuant to the Venezuelan Offer may be withdrawn by the tendering shareholder on or before the Expiration Date, even in the absence of a competitive offer or bid, provided that the notice of withdrawal duly notarized or delivered at the offices of the Share Receiving Agent is received by such Agent at the offices appointed by it, on or before the Expiration Date.

   Acceptance of the Venezuelan Offer shall become irrevocable as of the Expiration Date, except in the event that the Venezuelan Offer is extended in accordance with the terms thereof.

Withdrawal of the Venezuelan Offer by Purchaser; Reservation by Purchaser of the Right to Deem the Venezuelan Offer Failed

   The Venezuelan Offer may be withdrawn by Purchaser pursuant to the Regulations, if Mavesa takes any measure or action intended to hinder the Offers, or upon confirmation by the CNV, in the event of the occurrence of any of the following:

  (i) any material fact adversely affecting Mavesa or any subsidiaries thereof or which may result in a substantial reduction of the value of the Shares (including inaccurate or false representations and warranties set forth in Annex H hereof), not attributable to Primor or Purchaser, and not disclosed before the date of the Shareholders Agreement, becomes known by Primor or Purchaser after such date;

  (ii) any material fact adversely affecting Mavesa or any subsidiaries thereof or which may result in a substantial reduction of the value of the Shares, not attributable to Primor or Purchaser, takes place after the date of the Shareholders Agreement and before the Settlement Date;

  (iii) if ADSs validly tendered into the U.S. Offer fail to be purchased because of circumstances that, according to the terms and conditions of the U.S. Offer, grant Purchaser the right to revoke the U.S.

     Offer, Purchaser may withdraw the Venezuelan Offer according to this subsection (iii) if and only if the Minimum Condition cannot be met pursuant to the Venezuelan Offer;

  (iv) on or before the Settlement Date any rule forbidding performance of the Offers under the agreed terms, or limiting the exercise of the rights conferred by the Shares or ADSs comes into effect, or a judgement permanently hindering, forbidding or restraining performance of the Offers under the agreed terms or limiting the exercise of the rights conferred by the Shares or ADS is passed; or

  (v) on or before the Settlement Date a situation generally affecting the credit granting capacity of banks or other financial institutions in Venezuela or in the United States, or generally affecting the listing of securities on the Caracas Stock Exchange or the New York Stock Exchange, takes place in Venezuela or in the Unites States, or an exchange control system or an exchange rate differential system is implemented in Venezuela or in the United States.

   If (i) the Share Receiving Agent fails to receive valid shareholder tenders that allow Purchaser to purchase a number of Shares (free and clear of any liens, security assignments, privileges an other encumbrances or interests that may adversely affect the full use, enjoyment and disposition of such Shares) that, together with (a) the Shares represented by ADSs acquired pursuant the U.S. Offer, and (b) Shares and ADSs owned by Purchaser, constitute no less than sixty-five per cent (65%) of the outstanding Shares of Mavesa, or (ii) the material elements of the Venezuelan Offer are altered due to reasons not attributable to Purchaser, or (iii) an event takes place thereby giving Purchaser the right to revoke the Venezuelan Offer, then Purchaser reserves the right to:

  (i) extend the initial term of the Venezuelan Offer, subject to prior authorization from the CNV;

  (ii) deem the Venezuelan Offer failed and withdraw the Venezuelan Offer; or

  (iii) not to deem the Venezuelan Offer failed, provided that the valid acceptances represent at least a number of Shares which, together with the Shares (including Shares represented by ADSs) purchased according to the U.S. Offer, represent at least 48.75% of the outstanding Shares (including Shares represented by ADSs).

   For assistance in connection with the Venezuelan Offer and additional copies of the Venezuelan Offer to Purchase, contact the Share Receiving Agent at the address and phone numbers below.

   AT A MEETING HELD ON JANUARY 19, 2001, THE BOARD OF DIRECTORS OF MAVESA
(I) DETERMINED THAT THE TERMS OF THE VENEZUELAN OFFER ARE FAIR TO AND IN THE BEST INTERESTS OF THE HOLDERS OF SHARES AND (II) RECOMMENDED THAT ALL HOLDERS OF SHARES ACCEPT THE VENEZUELAN OFFER AND TENDER THEIR SHARES PURSUANT TO THE VENEZUELAN OFFER.

   THIS TENDER OFFER STATEMENT (INCLUDING ITS ANNEXES) CONTAINS IMPORTANT INFORMATION THAT MUST BE READ IN FULL BEFORE ANY DECISION IS MADE IN CONNECTION WITH THE VENEZUELAN OFFER.

   COMISION NACIONAL DE VALORES DE VENEZUELA CERTIFICATION:

   "THIS IS A SUMMARY STATEMENT RELATING TO A TENDER OFFER. THE COMISION NACIONAL DE VALORES DE VENEZUELA CERTIFIES THAT THE PROVISIONS OF THE CAPITAL MARKETS LAW AND THE PUBLIC TENDER OFFER RULES ON THE ACQUISITION, THE EXCHANGE AND TAKEOVER OF COMPANIES THAT MAKE PUBLIC OFFERINGS OF SHARES AND OTHER RIGHTS THEREON HAVE BEEN COMPLIED WITH. THE COMISION NACIONAL DE VALORES DE VENEZUELA DOES NOT CERTIFY THE QUALITY OF THE BUSINESS TRANSACTION HEREIN PROPOSED. DISCLOSURE AUTHORIZED BY THE COMISION NACIONAL DE VALORES DE VENEZUELA."

   The dissemination of this Summary was authorized by Comision Nacional de Valores de Venezuela Comunication No. CNV-P-022-01-2001. Date: February 20, 2001

                         The Share Receiving Agent is:

                         Provincial Casa de Bolsa, C.A.
                       Avenida Este 0 con Avenida Vollmer
                     Centro Financiero Provincial, Piso 14
                                 San Bernardino
                            Caracas 1010, Venezuela
                        Mail: casa bolsa@provincial.com
                              Telephone: 504-5911
                                 Fax: 504-5378

               The Financial Advisor for the Venezuelan Offer is:

               JPMorgan, a division of the Chase Securities Inc.

February 21, 2001.

2.General and Financial Information on the Purchaser

a. Identification of the Person or of the Related or Associated Persons Making the Offer (collectively, the Purchaser) and of the Collateral Offerors

  (i) The Purchaser

    The person making the Venezuelan Offer is Primor Inversiones, C.A., a corporation incorporated and domiciled in Caracas and registered on January 9, 2001 at the Fifth Commercial Registry of the Judicial Circumscription of the Capital District and State of Miranda under No. 81, Volume 497 A-Fifth. ("Primor Inversiones" or the "Purchaser").

    None of the Persons Related to the Purchaser intends to acquire Shares or ADSs under the Offers. There are no Associated Persons in connection with the Venezuelan or the U.S. Offer (within the meaning of the Venezuelan tender offer rules).

  (ii) Collateral Offerors

    Primor Alimentos, C.A.

    Primor Alimentos, C.A. (formerly ALPROVENCA, Alimentos y Productos Venezolanos, C.A., formerly PROALCA PRODUCTOS ALIMENTICIOS, C.A.), a corporation incorporated and domiciled in Caracas and registered on September 23, 1998 at the Fifth Commercial Registry of the Judicial Circumscription of the Capital District and State of Miranda under No. 42, Volume 251 A- Fifth. ("Primor" or the "Parent Company"). Primor Inversiones is wholly owned by Primor Alimentos.

    Primor has no intention of acquiring Shares or ADSs under the Offers.

    JPMorgan, a division of the Chase Securities Inc.

    JPMorgan, a division of Chase Securities Inc., is a financial institution incorporated under the laws of the State of Delaware, United States of America ("JPMorgan"). JPMorgan is the financial advisor of Primor and of Purchaser in connection with the Offers. JPMorgan has no intention of purchasing Shares or ADSs pursuant to the Offers.

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

    Citibank

    Citibank, N.A. is a financial institution incorporated under the laws of the State of Delaware, United States of America, Citibank N.A. is the coordinator of the financing of the Offers. Citibank N.A. has no intention of purchasing Shares or ADSs pursuant to the Offers.

    Salomon Smith Barney

    Salomon Smith Barney is a financial institution incorporated under the laws of the State of New York, United States of America. Salomon Smith Barney is a coordinator of the financing of the Offers. Salomon Smith Barney has no intention of purchasing Shares or ADSs pursuant to the Offers.

    Corporacion Andina de Fomento (CAF)

    Corporacion Andina de Fomento ("CAF") is a multilateral institution organized pursuant to an Incorporation Agreement executed in Santafe de Bogota, Colombia, on February 7, 1968. CAF is a coordinator of the financing of the Offers. Corporacion Andina de Fomento (CAF) has no intention of purchasing Shares or ADSs pursuant to the Offers.

b. Corporate Nationality

  Purchaser is a Venezuelan corporation domiciled in the City of Caracas.

c. Company Type (pursuant to Decision No. 291 of the Cartagena Agreement)

  Purchaser is an "empresa mixta" under Decision 291.

d. Corporate Purpose and Business

  The purpose of Purchaser is to invest in, subscribe for and own shares in other business, industrial and service companies and enterprises, especially those engaged in the production, manufacturing and distribution of food, and, in general, to engage in any other lawful act or activity. Purchaser was formed by Primor for the purpose of acquiring Shares and ADSs under the Offers. To date, Purchaser has only been engaged in Offer-related activities.

e. Company Experience in the Activities of the Target Company

  Purchaser is a subsidiary of Primor. Primor, together with its subsidiaries, is a leading company in the food sector in Venezuela with 47 years of experience. Primor and its subsidiaries are principally dedicated to the production, distribution, sale and warehousing of precooked cornflour, rice, enriched pastas, wheat flour, ice creams, corn oil, balanced foods for animals, items for the beer industry and salty snacks.

  The main brands used to market the company products are Harina P.A.N., Harina Promasa, Harina Mazorca, Ricarepa, Del Grano, Primor, Corina, Gran Senora, Sensacional, Nobel, EFE and Mazeite.

  Collectively, Primor and its subsidiaries own 13 manufacturing plants in
  Venezuela: five corn-processing plants, two rice-processing plants, a wheat-processing plant, which includes food paste, three animal feed manufacturing plants, an ice-cream factory, a package and flexible container manufacturing plant, a silo facility, and a plant in Colombia. The company annual installed capacity is 1.6 million metric tons. Primor and its subsidiaries have over 38,000 clients in Venezuela and 3,260 clients in Colombia, plus a wide distribution and marketing network with over 70 distribution centers in Venezuela that allow the group to accurately identify market needs and requirements and to focus on meeting the needs of its clients and consumers.

f. Description and Features of the Group of Companies to Which the Purchaser Belongs

  Purchaser is a member of the group of companies formed by Primor and its subsidiaries. Based on the financial statements of Purchaser audited by Espineira, Sheldon & Asociados (member firm of

  PriceWaterhouseCoopers), as of September 30, 2000 the assets of Primor and its subsidiaries amounted to Bs.227,539 million, while their shareholders' equity amounted to Bs.117,785 million. Sales for the October 1, 1999-- September 30, 2000 period amounted to Bs.415,585 million.

  Primor's subsidiaries include:

  . Refinadora de Maiz Venezolana C.A. (Remavenca), which manufactures and markets all types of corn and grain products for industrial purposes and human/animal consumption.

  . C.A. Promesa which purchases, markets and distributes domestic and foreign food products of all kinds.

  . Corporacion Agroindustrial Corina, C.A. (Corina), which purchases, processes, markets and distributes rice and other grains.

  . Molinos Sagra, C.A. (MOSACA), which imports, purchases, sells, manufactures, stores, distributes, packages and markets flours, meals, grains and wheat grits. It also manufactures food pastes.

  . Procesadora Venezolana de Cereales, S.A. (Provencesa), which is engaged in grain and agricultural product export and service activities.

  . Alimentos Procria, C.A. which purchases, sells, distributes, imports, exports, markets and deals in domestic and foreign food products of all kinds for animal consumption.

  . Productos Efe, C.A. and its subsidiaries which purchase, manufacture, import, sell and distribute ice cream, ice-cream cakes and other frozen and cooled products.

  . Agroindustrias Integrales, C.A. (Agrointeca), which is engaged in a large number of activities, especially those related to agriculture and cattle breeding.

  . Rotograbados Venezolanos, S.A. (ROTOVEN), which is engaged in typography, lithography, printing and engraving on paper, cardboard, wood, glass, metal and other materials.

  . Promasa Colombia, S.A. which provides a wide range of services in connection with grains and agricultural products and also manufactures corn and other grain byproducts.

  . Promesa de Colombia C.A. (Colpromesa), purchases, sells, distributes, imports and exports food products.

   Primor Alimentos and its subsidiaries comprise the Food Strategic Business Unit of Empresas Polar. The core business of this Venezuelan conglomerate is focused on the food and beverages sector (beer, malt, soft drinks and mineral water). It is also involved in the packaging and snack food business through a joint venture with Frito Lay, and owns portfolio investments, as a minority shareholder, in the banking, oil, petrochemical and distribution industries. The conglomerate has more than 15,000 employees, and indirectly provides employment to approximately 100,000 people. During the business year ended September 30, 2000, the investments of Empresas Polar in Venezuela amounted to Bs.101,822 million. During such business year, product sales amounted to Bs.1,359,409 million. The guiding values of the companies that comprise the Empresas Polar conglomerate are market and result-oriented policies, continuous improvement, business agility and flexibility, support of teamwork and innovation, achievement and excellence recognition, equal employment opportunities, integrity, civility, and mutually beneficial relations among all concerned.

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

g.  Identification and Curricula Vitae of the Purchaser's Directors

   The members of the Board of Directors of Primor Inversiones are the following:

   Principal Directors:

  .  Gustavo Gimenez Pocaterra

  .  Leonor Gimenez de Mendoza

  .  Alfredo Guinand Baldo

  .  Lorenzo Mendoza Gimenez

  .  Gerhard Wittl

  .  Juan Lorenzo Mendoza Pacheco

  .  Leopoldo Marquez Anez

  .  Juan Simon Mendoza Gimenez

  .  Hernan Anzola Gimenez

  .  Alejandro Mendoza Pacheco

   Alternate Directors:

  .  Pablo Baraybar C.

  .  Rafael Sucre M.

  .  Guillermo Bolinaga H.

   The curricula vitae of the members of the Board of Directors of Primor Inversiones are summarized as follows:

   Gustavo Gimenez Pocaterra. Director and Chairman of the Boards of Directors of Primor Inversiones and Primor Alimentos. In 1960, he joined Polar Enterprises, where he developed a lengthy and successful professional career during one of the most important growing stages of this industrial conglomerate. In 1962, he was appointed Manager of Productos de Maiz S.A. (PROMASA) and he exercised the chairmanship of the Board of Directors between 1970 and September 1998, when Proalca Productos Alimenticios, C.A. was created (now Primor Alimentos, C.A.), where he has been President since then. Chief Executive Officer of Cerveceria Polar since 1972 and Chairman of the Board of Directors since 1985. Chairman of the Board of Directors of Inversiones Polar, C.A. since its creation, in 1973 until 1989. He has been presiding over the Board of Directors of Cerveceria Polar, C.A. since December 12th, 1985. He was President of Cerveceria (Polar) de Oriente, C.A. between 1961 and 1965.

   Leonor Gimenez de Mendoza. Director of Primor Inversiones and Primor Alimentos. Founding member and International Chairwoman of the Salesian Ladies Association. Co-founder and Chairwoman of Polar Foundation. Member of the Board of Directors of Centro Nutricional de Antimano (CANIA). Chief Executive Officer of Cerveceria Polar, C.A. Awarded with Orden Libertador (Gran Cordon for promotion), Orden Libertador (Commander Grade), Andres Bello (first class), Merit for work (first class), Francisco Miranda (for promotion) and Ecclessia et Pontificem (granted by The Vatican).

   Alfredo Guinand Baldo. Director of Primor Inversiones and Primor Alimentos. Civil Engineer, Cum Laude, graduated from the Central University of Venezuela. President of Cerveceria Modelo, C.A. from 1960 until 1995. He is currently Advisor of the Board of Directors of Cerveceria Modelo, C.A., Executive Officer of Cerveceria Polar, C.A., Inversiones Polar S.A., Fundacion Polar, C.A., and of the majority of the companies pertaining to the Strategic Unit of Food Trade of Polar Enterprises. He is currently President of Proyectos & Construcciones Guinand & Brillembourg, C.A. He was the Director of Banco Provincial, S.A., Banco Universal from 1993 to 1999.

   Lorenzo Mendoza Gimenez. Director of Primor Inversiones and Primor Alimentos. Master in Business Administration (MBA), specialized in Strategy, Finances and Operations of M.I.T. Sloan School of Management. Bachelor of Science in Industrial Engineering, Fordham University. Ten years ago, he joined the Boards of Directors of the companies of Polar Enterprises. He is currently CEO of Polar Enterprises and Executive Director and member of the Executive Committee of Cerveceria Polar, C.A. He is also member of the Boards of Directors of several companies of the Strategic Units of Brewery, Malt, Food and Refreshment Trade of Polar Enterprises. Furthermore, he is a member of the Boards of Directors of Banco Provincial S.A., Banco Universal, Savoy Brands International, Venancham, Consejo de Coindustria, C.A., La Electricidad de Caracas, Corporacion EDC, C.A., among others.

   Gerhard Wittl. Director of Primor Inversiones and Primor Alimentos. Head Brewer and Brewery Engineer graduated from the Technical University Munich, Brewery Faculty, in Weihenstephan. Ph.D. in Natural Science from the Universidad Tecnica de Munich. He joined Cerveceria Polar in 1995. From 1981 to 1994, he was the Technical Corporate Director. He is presently a member of the Board of Directors of Cerveceria Polar, C.A., Cerveceria Polar de Oriente, C.A., Inversiones Polar S.A. and Prosana S.A. In addition, he is the Manager of the majority of the companies of the Strategic Unit of Food Trade of Polar Enterprises.

   Juan Lorenzo Mendoza Pacheco. Director of Primor Inversiones and Primor Alimentos. Industrial and Systems Engineer, graduated from the University of Florida, in 1983. Masters degree in Management, Instituto de Estudios Superiores de Administracion (IESA). Since 1983, he has been holding diverse positions within Polar Enterprises. He is currently Executive Director of the Board of Directors of Cerveceria Polar, C.A., Savoy Brands International, Financorp Banco de Inversion, C.A., as well as Assistant Director of several companies from the Strategic Units of Brewery, Malt and Food Trade of Polar Enterprises. He has been President of the Sociedad Productora de Refrescos, S.A., President of Industrias y Plasticos Metalgrafica, Director of Dividendo Voluntario para la Comunidad.

   Leopoldo Marquez Anez. Director of Primor Inversiones and Primor Alimentos. Attorney-at-law graduated from UCAB in 1958. Member of the Boards of Directors of Cerveceria Polar, C.A. and Polar Foundation. During his professional career, he has been the main partner of Escritorio Travieso Paul until 1990, Professor of Civil Procedural Law in UCAB and UCV, Main Member of the Boards of the Law Faculty of UCAB and UCV, Member of the Committee in charge of the edition of the Civil Procedural Code in 1987. Associate Judge and First Assistant of the Court of Civil Cassation of the Supreme Court of Justice (1975-1985). He has published the books: "Estudios de Procedimiento Civil" (Studies of Civil Procedure), "Motivos y Efectos del Recurso de forma en la Casacion Civil Venezolana" (Motives and Effects of Appeals in the Venezuelan Civil Cassation) (winner of the Supreme Court of Justice 1984 award), "El Nuevo Codigo de Procedimiento Civil" (The New Code of Civil Procedure).

   Juan Simon Mendoza Gimenez. Director of Primor Inversiones and Primor Alimentos. Attorney-at-law graduated from the Catholic University Andres Bello in 1992. Master at Finances, Marketing and Management of International Trade, at the Management School J. L. Kellogg of the Northwestern Chicago University. Since 1996, he has been Executive Director of Cerveceria Polar, C.A. He is currently a member of the Boards of Directors of several companies of the Strategic Units of Brewery, Malt and Food Trade of Polar Enterprises, as well as Financorp Banco de Inversion C.A. and Savoy Brands International. He is a member of the Board of Directors of Banco Provincial. S.A. Banco Universal since 1999.

   Hernan Anzola Gimenez. Director of Primor Inversiones and Primor Alimentos. Chemical Engineer graduated from the Venezuelan Central University and Master at Management, Stanford University, California. He has been Minister of Cordiplan and State Minister of Empresas Basicas, President of Banco Central de Venezuela and Deputy Minister of Energy and Mines in two occasions. He was Vice-President of Pequiven, the petrochemical branch of PDVSA. He was also Executive Vice-President and member of the Executive Committee and the Board of Directors of Corimon. Presently, he is member of the Board of Directors and the Executive Committee of Cerveceria Polar C.A., President of the Board of Directors of Banco Provincial, S.A. Banco Universal and member of the Board of Directors of the Insurance Company La Seguridad.

   Alejandro Mendoza Pacheco. Director of Primor Inversiones and Primor Alimentos. Graduated from Santa Fe Community College, in 1984. He has completed various courses in the Instituto de Estudios Superiores de Administracion
(IESA). Executive Director of Cerveceria Polar, C.A. since 1990, and member of the Boards of Directors of Distribuidora Polar de Oriente, C.A., Distribuidora Polar del Sur, C.A., Distribuidora Polar Metropolitana, C.A., Distribuidora Polar S.A., Distribuidora Polar del Centro S.A., Distribuidora Polar Centro Occidental S.A., Dosa, C.A., Cerveceria Polar del Lago, of Cerveceria Polar de Oriente C.A. Member of the Operational Committee Planta Los Cortijos.

Alternate Directors:

   Pablo Baraybar C. Alternate Director of Primor Inversiones. He is Director of the Strategic Unit of Food Trade of Polar Enterprises since 1998. Industrial Engineer graduated from the University Garcilaso de la Vega, Peru. Specialization in Marketing and Sales at Universidad del Pacifico, Peru, and master in Marketing and Sales Management at the High School of Trade Management
(ESAN). He began his career in Procter & Gamble of Peru, in 1967, where he hold different positions in the Sales and Marketing Departments. During 15 years, he hold managerial positions in Textil Amazonas, main textile manufacturer and exporter of Peru, being promoted to General Manager of mass consumption products. In 1993, he joined Polar Enterprises as General Manager of Savoy Brands Peru and in 1996, he was appointed President of Savoy Brands Venezuela.

   Rafael Sucre. Alternate Director of Primor Inversiones. Graduated in Management Science at Universidad Metropolitana. Graduated in the Advanced Program of Management of IESA (High School of Management). He is currently Manager of the Financial Department of the Functional Unit of Support of Polar Enterprises. Since he joined Polar Enterprises in 1982, he has held positions as General Manager in Cerveceria Polar, Los Cortijos C.A., Risk and Insurance Department and Planning and Investments Office. He is member of the Board of Directors of Superenvases Envalie, C.A., Bodegas Pomar, C.A. and Sociedad Civil para Beneficios Laborales (Socibela). Likewise, he is Director of IVEF (Venezuelan Executive Institute of Finances).

   Guillermo Bolinaga. Alternate Director of Primor Inversiones. Attorney-at-law graduated from the Catholic University Andres Bello in 1992; Master at Law in the Duke University, North Carolina, United States of America, in 1994. Supplementary studies at Brussels Free University, Belgium, in 1993. He held the position of Legal Manager in Savoy Brands International from December, 1994 up to December, 1998. Since January, 1999, he is the Manager of the Legal Affairs Department of Polar Enterprises. Furthermore, he is a member of the Boards of Directors of Productos Efe S.A. and Ferroatlantica of Venezuela (FERROVEN). Professor of the Tests Faculty of the Catholic University Andres Bello (1996-1997). He has also been co-publisher of Ley Organica de Justicia de Paz (Organic Law of Justice of Peace) and the Arbitration Regulation of the Chamber of Commerce of Caracas. Since 1998, he has been coordinator of the Honor Faculty of the Catholic University Andres Bello.

h. Audited Financial Statements of Purchaser and of Purchaser's Parent Company for the past three (3) fiscal years.

   The audited financial statements of Purchaser as of January 9, 2001 and the audited consolidated financial statements of Primor and the affiliates thereof as of September 30, 2000, September 30, 1999 and November 30, 1998 are made a part of this document and attached hereto as Annex A.

3.Information on the Purpose of the Venezuelan Offer

a. The Purchaser must disclose whether the purpose of the purchase is to acquire control or a "participation deemed significant" (with the meaning of the Venezuelan tender offer regulations). In case of a Takeover it must comply with any additional requirement related to this kind of offer.

   The Venezuelan Offer is a Tender Offer, governed by the "The Public Tender Offer Rules on the Acquisition, Exchange and Takeover of Companies that Make Public Offerings of Shares and Other Rights thereon", passed by the Venezuelan Exchange Commission and published in the Bolivarian Republic of Venezuela Official Gazette No 37.039, of September 19, 2000 (the "Regulations").

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

   In article 3 of the Regulations, the term Tender Offer is defined as the procedure through which ". . . the offeror intends to purchase the Shares, securities and rights of the Target Company, of those mentioned in article 4, regardless of the consideration offered and notwithstanding the type or nature of the agreement, and whose result is the purchaser acquiring or attaining a controlling majority which does not have in a corporation, that makes public offer of its Shares and the resulting Change of Control, or the offeror increases its interests in the share capital by a participation deemed significant (within the meaning of the regulations)."

   Consequently, the purpose of the Venezuelan Offer is for Purchaser to acquire control of Mavesa. For such purpose, Purchaser has prepared a Special Report on the Purchaser's Intentions, according to the provisions of the Regulations, which is enclosed hereto as Annex B.

   The Special Report on the Purchaser's Intentions contains material information that must be thoroughly read before making any decision concerning the Venezuelan Offer.

b. Accurate description of the Purchaser's intentions with regard to the corporation whose securities it intends to purchase, concerning operative, financial and corporate policies, and the listing value of the corporate securities.

   If the Offers are successfully completed, Primor shall evaluate a way of producing operating synergies in the management and operative processes aimed at the integration of the sales task force and the search of synergies in the supply chain systems, consolidating warehouses, transport vehicles and production facilities.

   Mavesa's current sales policies shall be maintained. Marketing, product promotion and consumer price incentive policies shall continue the same. In addition, inventory policies shall be kept and maximization of the use of the plant installed capacity shall be sought.

   Should the Offers be successfully completed, Primor shall keep financial policies in line with creditworthiness criteria and the standards of Empresas Polar.

   In addition, if the Offers are completed, Primor shall propose the appointment of members of the Board of Directors of Mavesa and statutory auditors at a Mavesa Shareholders Special Meeting to be held no later than six (6) trading days after payment for the Shares and ADSs pursuant to the Offers.

   The Shares are listed on the Caracas Stock Exchange. Currently, Purchaser has no intentions to delist the Shares from the Caracas Stock Exchange.

   Mavesa ADSs are listed on the New York Stock Exchange. Subject to the applicable legislation and rules, Purchaser intends to delist the ADSs from the New York Stock Exchange.

   The ADSs (and the underlying Shares) are registered under the Securities Exchange Act of 1934 (the "Exchange Act"). Such registration may be cancelled at the request of Mavesa to the SEC provided that the ADSs (and the underlying Shares) are not listed on any United States Stock Exchange and that there are fewer than 300 registered ADS (and underlying Shares) holders residing in the USA. Subject to the compliance with the applicable legislation and regulation, Purchaser intends to cause Mavesa to request the cancellation of the ADSs (and the underlying Shares) registration according to the Exchange Act as soon as the Offers are completed and the requirements to apply for cancellation are complied with.

  In any case, the holders of ADSs have the option to convert their ADSs into Shares under the terms and conditions of the Deposit Agreement between Mavesa and The Bank of New York.

  If the Offers are successfully completed, the purchase of Shares and ADSs in accordance with the Offers shall materially reduce the number of Shares and ADSs to be publicly traded, as well as the number of shareholders and ADS holders. This reduction will adversely affect liquidity and the market value of the Shares and the ADSs held by the general public.

c. Accurate description of any plan or proposal that may be related to the liquidation of the corporation, the sale of the assets thereof, the merger with another corporation, the split or spin-off or any other material change with relation to the purpose, business branch, investments, manner of conducting business or corporate reorganization.

  If the Offers are successfully completed, Primor shall develop business plans for each business unit (beverage, cleaning products, sea food products, spreadable products and sauces products). These business plans will determine the need for investment in each business unit taking into account possible synergies that may exist with other business units or subsidiaries of Primor. Additionally, Primor will attempt to achieve operational and administrative synergies through sales force integration and in our supply chain system, by consolidating warehousing, transportation and production facilities.

  Primor shall evaluate any possible association with any other company of the industrial conglomerate Empresas Polar to develop the line of beverages and shall evaluate any possible synergy in the use of sales task forces and distribution with its current beverage units, as well as any possible strategic associations with other companies. However, no decision in this regard have been made.

  Subject to the above, Primor does not currently have any plan related to the liquidation, or sale of assets, or related to a merger with another corporation, split or spin-off or any other material change concerning the purpose, type of business, investments, manner of conducting business or corporate reorganization of Mavesa.

d. Projects involving the issuance of additional shares and capital increases or the resale in whole or in part of the interests to be purchased.

  Currently, Purchaser does not have any plans regarding a Mavesa capital increase or the resale of the Shares to be purchased through the Venezuelan Offer.

e. Information on whether it is planned to make the Target Company, its Subsidiaries or Affiliates bear, directly or indirectly, the acquisition cost or to do so through the sale of its assets, mergers, associations or execution of agreements of any kind.

  Neither the financial expenses related to the Offers nor the cost of acquisition of the Shares or ADSs shall be borne, either directly or indirectly, by Mavesa, or its Affiliates or Subsidiaries, or through the sale of the assets, mergers, associations or execution of any type of agreements.

f. Accurate description of the source of funds, complying with the requirements set forth in the Rules on prevention, control and auditing of the capital legitimation operations applicable to the Venezuelan market.

  The funds required to pay for the purchase price of Shares and ADSs pursuant to the Offers shall be obtained as follows: approximately sixty percent (60%) or US$309.6 million shall come from the resources of Primor, Cerveceria Polar, C.A. and other companies of the industrial conglomerate Empresas Polar as are currently available, and approximately forty percent (40%), or US$200 million shall be obtained from a three (3) year syndicated bank financing from Citibank, N.A., Corporacion Andina de Fomento and other creditworthy financial institutions. For this purpose, on January 26 and 29, 2001, Citibank, N.A., Salomon Smith Barney and Corporacion Andina de Fomento entered into Commitment Letters with Primor Inversiones for the structuring of such financing. In addition, the payment of the purchase price of the Shares and ADSs pursuant to the Offers is fully guaranteed, i.e., up to US$509,668,569 by Primor Alimentos and by Cerveceria Polar, C.A. See Section 6(d) below.

4.Information on the Shareholding Position of the Purchaser

a. Number and percentages of the Shares and securities that grant rights on the Shares or voting rights directly or indirectly owned by the Purchaser in the share capital of the Target Company.

  500 Shares and 50 ADSs purchased by Purchaser on January 24, 2001, after public announcement of the entry into the Shareholders Agreement and the Mavesa Agreement.

b. Description of any other contractual right that may have an effect equivalent to a share in the share capital or in securities that grant a right on Shares in the Target Company.

  Neither Primor nor Purchaser have contractual rights that may have an effect equivalent to a share in the share capital or in securities that grant rights on the shares issued by Mavesa, except for the provisions of section 5.a(ii) of this Statement.

c. Number and Percentages of other securities in the Target Company, including debt securities, that Purchaser owns directly or indirectly or by agreement.

  None.

5. Information on the Relations Between the Purchaser and the Target Company, its Shareholders and Directors.

a. Description of any contract, agreement or relations between the Purchaser and the Target Company, parent corporations or controlled corporation, their directors or their majority or minority shareholders, in full force and effect during three (3) years prior to the date of notice of the Venezuelan Offer with the CNV.

  (i) Agreements between Purchaser or Primor, and Mavesa, its parent and/or controlled corporations

    On August 23, 2000, Primor on one hand, and Brown Brothers Harriman, as advisor to Mavesa, on the other hand, executed a Confidentiality Letter, amended on December 15, 2000 (the "Confidentiality Letter"), by virtue of which Primor committed to treat the information provided by Brown Brothers on Mavesa as confidential.

    On January 21, 2001, Mavesa, Primor and Purchaser executed an agreement (the "Mavesa Agreement"), by virtue of which, among other things, the Board of Directors of Mavesa recommended the terms and conditions of the Offers, reserved the right to withdraw any such recommendation in case of competitive offers offering better conditions to the shareholders and holders of ADSs of Mavesa, or when so required in order to comply with the obligations set forth unto the directors by law or by the Mavesa Bylaws. Likewise, it committed not to take measures that would hinder the Offers, and to conduct its business and those of its subsidiaries in the ordinary course of business.

    The Mavesa Agreement also provides that, in view of the fact that the submission of the Offers by Purchaser would favorably impact on the listed price of the Shares and ADSs; that the price of the Offers has been higher than the quotation average during the last six (6) months; that the submission of the Offers adds value to the corporation and benefits the shareholders and holders of ADSs; that on account of the Offers, public offers that are more favorable than the offers may be submitted, which would benefit both shareholders and ADS holders and the competitive environment as well; Mavesa, taking into account all the efforts made by Purchaser for the submission of the Offers and in appreciation of its contribution towards the creation of value for shareholders and holders of ADSs and for the development of free competition in the price formation of the Shares, shall pay Purchaser, in case of a competitive tender offer submitted by a corporation other than Purchaser and not related to Purchaser, is successful within the period of twelve (12) months following January 21, 2001, an amount equivalent to one and a half percent (1.5%) of the total amount paid to the shareholders and holders of ADSs who tendered into the awarded offer.

    The Mavesa Agreement provides that the Mavesa Board will not solicit or encourage a proposal or offer to purchase Shares or ADSs of Mavesa or its subsidiaries, or proposals for mergers, restructures, strategic partnerships, joint ventures or similar transactions related to Mavesa or its subsidiaries. Notwithstanding the foregoing, the Mavesa Board may furnish information with respect to Mavesa and its subsidiaries, and participate in discussions or negotiations related to the above referenced transactions, only in the case where (i) Mavesa has received an unsolicited cash acquisition proposal in writing or (ii) an unsolicited offer has been commenced for all the outstanding Shares and ADSs. If either of the events set forth under
    (i) and (ii) in the last sentence of the last paragraph above shall occur, the Mavesa Board must conclude, before furnishing information with respect to Mavesa or its subsidiaries or participating in discussions or negotiations relating to the above referenced transactions, that such offer or proposal is a superior proposal and that the offeror execute a confidentiality agreement; provided, however, that the Mavesa Board could furnish information relating to Mavesa and its subsidiaries to any third party that commences a competing tender offer and who executes a confidentiality agreement pursuant to terms similar to the confidentiality agreement entered into with Primor.

    A copy of the Mavesa Agreement is available to Mavesa shareholders at the Comision Nacional de Valores de Venezuela.

    Except for the above mentioned, there are no contracts, agreements or any relationship between Purchaser or Primor, on one hand, and Mavesa, its parent companies and/or controlled companies, on the other.

  (ii) Agreements between Purchaser, Primor and Mavesa shareholders

    On January 21, 2001, Purchaser, Primor and a group of shareholders and holders of ADSs of Mavesa, owners of 1,384,447,105 Shares of Mavesa (of which 296,607,159 Shares of Mavesa are represented by 4,943,453 ADSs of Mavesa), representing 38.49% of the outstanding share capital of Mavesa (the "Mavesa Shareholders Group") entered into an agreement (the "Shareholders Agreement") which provides that Purchaser will concurrently commence the Venezuelan Offer and the U.S. Offer. The Shareholders Agreement also provides that the Mavesa Shareholders Group will tender all of their Shares and ADSs into the Venezuelan Offer and the U.S. Offer, respectively, within five (5) Venezuelan stock exchange trading days following the commencement date of the Offers, and will not withdraw such tendered Shares or ADSs unless a competing cash offer for all of the outstanding Shares and ADSs is commenced that offers superior consideration from a financial point of view and better terms and conditions than contemplated in the Offers.

    The following are the directors of Mavesa who entered into the Shareholders Agreement: Jonathan Coles Ward, Chairman of the Board of Directors and Alberto Tovar, Mavesa Executive President and Vice-President of the Board of Directors.

    In addition, certain of the shareholders and holders of ADSs of Mavesa that entered into the Shareholders Agreement agreed to guaranty some basic conditions of the business of Mavesa and its subsidiaries and to guaranty that as from January 21, 2001 until the date on which the new Directors of Mavesa are actually appointed by Purchaser at an Extraordinary Meeting of Shareholders of Mavesa, Mavesa and the subsidiaries thereof would conduct business under the ordinary course of business in accordance with the terms and conditions set forth in the Shareholders Agreement.

    The Shareholders Agreement does not provide any kind of obligation for the shareholders and ADS holders who did not execute the Shareholders Agreement.

    A copy of the Shareholders Agreement is available to Mavesa shareholders at the Comision Nacional de Valores de Venezuela.

  (iii) Agreements between Purchaser, Primor and Mavesa Directors

     See paragraph 5 a.(ii)

b. Description of any Agreement that has been valid and in full force and effect during the period of three (3) years preceding the date of notice of the Venezuelan Offer with the CNV and which relates to the Shares, securities representing Rights on Shares or voting rights in the Target Company, its parent or controlled corporations.

  Except as described in Section 5(a) hereof, no Agreement entered into by Purchaser or Primor has been valid and in full force and effect during a period of three (3) years before the date hereof, which relates to the Shares, securities representing Rights on Shares or voting rights in Mavesa, its parent or controlled corporations.

6.Specific Offer Conditions

a. Number or percentage of shares or securities that Purchaser is bound to purchase; commitment to purchase them under the proposed conditions, and if applicable, the number or percentage of shares or securities below which it reserves the right not to deem failed an offer that has not been wholly accepted. The right not to deem an offer failed may only be exercised if expressly reserved by the Purchaser, provided that the offer acceptance includes a number of Shares and rights representing at least seventy five per cent (75%) of the shares and rights that the Purchaser has initially offered to purchase.

  (i) Number or percentage of shares or securities that it is bound to purchase; firm commitment to purchase them under the proposed conditions.

    The purpose of the Venezuelan Offer is to purchase a number of Shares (free from pledges, assignments, liens and any other encumbrance or rights that may affect its full use, enjoyment and disposition) which, together with (i) Shares represented by ADSs purchased pursuant to the U.S. Offer and (ii) Shares and ADSs owned by Purchaser, represent at least sixty five per cent (65%) of Mavesa's outstanding share capital. However, if valid tenders are received from Mavesa shareholders which allow Purchaser to purchase, according to the above, a number of Shares and ADSs in excess of the percentage above mentioned, Purchaser hereby declares its firm commitment to purchase all Shares that are tendered during the term of the Venezuelan Offer and until the Expiration Date. Consequently, there will be no proration.

    Currently, there are 3,597,099,839 outstanding Shares of Mavesa, par value of ten Bolivares (Bs.10) each.

  (ii) Material Elements of the Venezuelan Offer

   The following are material elements of the Venezuelan Offer:

  (a) that as of the Settlement Date, Mavesa shall not have failed to fulfill its obligations contemplated in the Mavesa Agreement and the Mavesa Shareholders Group shall not have failed to fulfill their obligations contemplated in the Shareholders Agreement;

  (b) that as of the Settlement Date, the number of outstanding Shares is 3,597,099,839;

  (c) that as of the Settlement Date, the Mavesa Shareholders Meeting shall not have declared dividends other than those required by article 115 of the Venezuelan Capital Markets Law, and the customary manner of quarterly payment of dividends has not been modified;

  (d) that as of the Settlement Date, the Board of Directors of Mavesa shall have maintained its recommendation with respect to the Offers without modification; and

  (e) that as of the Settlement Date, the Mavesa Agreement and the Shareholders Agreement remain in full force and effect.

   Purchaser reserves the right to determine that any of the above elements is no longer material.

  (iii) Purchaser Reservation of the Right to Deem the Venezuelan Offer
        Failed

   If the Agent for the Venezuelan Offer fails to receive valid shareholder tenders that allow Purchaser to purchase a number of Shares (free and clear of any liens, security assignments, privileges an other encumbrances or interests that may adversely affect the full use, enjoyment and disposition of such Shares) that, together with (i) the Shares represented by ADSs acquired pursuant the U.S. Offer, and (ii) Shares and

ADSs owned by Purchaser, constitute no less than sixty-five percent (65%) of the outstanding Shares of Mavesa, or (iii) the material elements of the Venezuelan Offer are altered due to reasons not attributable to Purchaser, or
(iv) an event takes place thereby giving Purchaser the right to revoke the Venezuelan Offer, then Purchaser reserves the right to:

  (a) extend the initial term of the Venezuelan Offer, subject to prior authorization from the CNV;

  (b) deem the Venezuelan Offer failed and withdraw the Venezuelan Offer; or

  (c) not deem the Venezuelan Offer failed, provided that the valid acceptances represent at least a number of Shares which, together with the Shares (including Shares represented by ADSs) purchased according to the U.S. Offer, represent at least 48.75% of the outstanding Shares (including Shares represented by ADSs).

  (iv) Withdrawal of the Venezuelan Offer by Purchaser

   Purchaser may withdraw the Venezuelan Offer pursuant to the Regulations promulgated by the CNV, if Mavesa takes any measure or action intended to hinder the Offers, or upon confirmation by the CNV, in the event of the occurrence of any of the following:

  a. any material fact adversely affecting Mavesa or any subsidiaries thereof or which may result in a substantial reduction of the value of the Shares (including inaccurate or false representations and warranties set forth in Annex H hereof), not attributable to Primor or Purchaser, and not disclosed before the date of the Shareholders Agreement, becomes known by Primor or Purchaser after such date;

  b. any material fact adversely affecting Mavesa or any subsidiaries thereof or which may result in a substantial reduction of the value of the Shares, not attributable to Primor or Purchaser, takes place after the date of the Shareholders Agreement and before the Settlement Date;

  c. if ADSs validly tendered into the U.S. Offer fail to be purchased because of circumstances that, according to the terms and conditions of the U.S. Offer grant Purchaser the right to revoke the U.S. Offer. Purchaser may withdraw the Venezuelan Offer according to this subsection
     (c) if and only if the Minimum Condition cannot have been met pursuant to the Venezuelan Offer;

  d. on or before the Settlement Date any rule forbidding performance of the Offers under the agreed terms, or limiting the exercise of the rights conferred by the Shares or ADSs comes into effect, or a judgement permanently hindering, forbidding or restraining performance of the Offers under the agreed terms or limiting the exercise of the rights conferred by the Shares or ADS is passed; or

  e. on or before the Settlement Date a situation generally affecting the credit granting capacity of banks or other financial institutions in Venezuela or in the United States, or generally affecting the listing of securities on the Caracas Stock Exchange or the New York Stock Exchange, takes place in Venezuela or in the Unites States, or an exchange control system or an exchange rate differential system is implemented in Venezuela or in the United States.

b. Price to be offered if the consideration is in cash. If the consideration is in securities, definition, characteristics, exchange value, and criteria for determining such values. The price or parity being offered cannot be lower than the average price of the shares and certificates thereof at the pertinent stock exchanges, during six (6) months prior to the filing of this Statement, except that the Comision Nacional de Valores de Venezuela, under special conditions and upon the request of the Purchaser, authorizes a lower price.

  The offer price is US$0.1416887470 per Share, payable in United States dollars or, at the option of the Mavesa shareholders who tender into the Venezuelan Offer, in Bolivars, as described in section 6(c) herein. For the sole purpose of compliance with article 95 of the Venezuelan Central Bank Law, it is indicated that the offered price of US$0.1416887470 is equivalent to approximately Bs.99.57, based on the reference exchange rate of Bs.702.75 per US$. The amount payable to shareholders for the Shares whose tenders of Shares shall have been validly accepted shall be rounded up to the next U.S. dollar or Bolivar cent.

  Purchase of Shares under the Venezuelan Offer will take place through the Caracas Stock Exchange. Consequently, the price of Shares payable according to the Venezuelan Offer will be subject to a rate of one percent (1%) income tax provided for in article 77 of the Venezuelan Income Tax Law, which will be withheld by the Caracas Stock Exchange. The above mentioned income tax will be levied on the gross sale price.

  THIS SUMMARY IS NOT INTENDED TO BE A LEGAL TAX OPINION FOR ANY MAVESA SHAREHOLDER. CONSEQUENTLY, EACH SHAREHOLDER MUST CONSULT WITH ITS TAX ADVISOR WITH REGARD TO ANY APPLICABLE REQUIREMENT PROVIDED FOR IN THE TAX LAWS AND REGULATIONS, AND ANY SPECIFIC TAX CONSEQUENCES RESULTING FROM THE OFFER, INCLUDING APPLICABILITY AND AVAILABILITY OF ANY EXEMPTION OR ANY DOUBLE TAXATION TREATY FOR SUCH SHAREHOLDER.

c. Payment Conditions

  Purchaser shall pay each shareholder the offer price for the Shares for which it has received a valid tender pursuant to the Venezuelan Offer, and which are duly transferred to Purchaser in the Mavesa shareholders book, on the fifth (5th) Venezuelan stock exchange trading date following the Settlement Date, complying with the conditions that are set forth in the rules passed by the Comision Nacional de Valores de Venezuela and the Caracas Stock Exchange. Payment shall be made in checks, which shall be at the shareholders disposal from the fifth (5th) trading day following the Settlement Date. Payment shall be deemed made when the checks are made available to shareholders.

  Mavesa shareholders shall be entitled to demand payment in the currency that they deem suitable, in U.S. Dollars or in Bolivares. If payment is demanded in Bolivares, payment shall be made at the purchase reference exchange rate for transactions performed at the exchange market, with an effective date on the payment date, as determined by the Venezuelan Central Bank and published at around 1:30 p.m. two business banking days prior to the payment date, on Reuters on page BCV28.

d. Guaranties offered to sellers, as provided for in the Regulations.

  Primor, Parent Company of Purchaser, and Cerveceria Polar, C.A. have issued joint guarantees for the benefit of all holders of Shares and ADSs who duly tender their securities into the Offers. These guarantees are for an amount up to US$509,668,569 and are given as security for the benefit of all shareholders and ADS holders who validly tender into the Offers for the payment of the purchase price for the Shares and ADSs in accordance with the terms and conditions of the Offers. Such guarantees are attached as Annex C-1 and Annex C-2 hereof.

  Based on the financial statement of Primor audited by Espineira, Sheldon & Asociados, member firm of PriceWaterhouseCoopers, and the financial statements of Cerveceria Polar, C.A. audited by Piernavieja, Porta Cachafeiro & Asociados, member firm of Arthur Andersen, Primor's net worth as of September 30, 2000 was Bs.117,785 million (equivalent to US$232 million as of September 30, 2000 based on the conversion methodology set forth in the notes to the financial statements) and Cerveceria Polar, C.A.'s net worth as at September 30, 2000 was Bs.624,448 million (equivalent to US$1,346 million, as of September 30, 2000 based on the conversion methodology set forth in the notes to the financial statements).

e. Term of the Offer, as provided for in the Regulations

  Mavesa shareholders shall have until 5:00 p.m., Caracas time (4:00 p.m., New York City time) on March 27, 2001 (the "Expiration Date") to accept the Venezuelan Offer. The Expiration Date may be extended, subject to prior approval of the Comision Nacional de Valores de Venezuela.

f. Prorating rules, in case of tenders in excess of the number of Shares that are offered for purchase, following the criteria set forth in the Regulations.

  There shall be no proration.

g. Offer related Preliminary Agreements to which the offeror is a party, or which are known to it and of which it has accurate information on the persons with whom these Preliminary Agreements have been entered into, including sale options, negotiation promises or similar.

  Apart from the agreements mentioned in Section 5 hereof, Primor has entered into agreements with Chase Securities Inc. and with Provincial Casa de Bolsa, C.A. in connection with their participation as financial advisor and Share Receiving Agent, respectively.

h. Commitment made to any person who has sold shares representing more than two per cent (2%) of the rights to vote in the corporation, during a term of six
   (6) months before the Commencement Date with respect to the Purchasers intent to pay such person, upon request made during the term of the offer, the difference between the received price and the price offered in the offer, if higher. In such cases, the name and description of said sellers must be expressly stated.

  Not applicable, in view of Purchaser having purchased only 500 Shares and 50 ADSs on January 24, 2001, which represent less than 0.0001% of Mavesa's outstanding share capital.

7. The Offer and Contents of Certain Special Laws

a. Accurate description of the consequences of the transaction, taking into account the rules applicable to economic concentrations pursuant to the Venezuelan Law on Promotion and Protection of Free Competition and the regulations thereunder.

  The purchase of Shares and ADSs by Purchaser in connection with the Offers does not result in restraining consequences or effects on the competition in the relevant markets of the products manufactured, distributed and commercialized by Mavesa and Primor and the subsidiaries thereof (and the other Strategic Business Units of Empresas Polar), all in accordance with the Law on Promotion and Protection of Free Competition and the regulations thereunder. Mavesa and Primor and the subsidiaries thereof (and the other Strategic Business Units of Empresas Polar) are not competitors in the various relevant markets. See Section 7.b hereof.

b. In case the Purchaser is, either directly or indirectly, a competitor of the Target Company, the following must be expressly mentioned:

  . The content of the prior favorable pronouncement by the Superintendency for the Promotion and Protection of Free Competition in connection with the transaction, or

  . Detailed explanation of the reasons why, in the opinion of the Purchaser, said pronouncement is not necessary, since no forbidden concentration in the relevant market, either in whole or in part, results from the transaction.

   In accordance with the Law on Promotion and Protection of Free Competition ("Pro-Competition Act"), the prior favorable pronouncement of the Superintendency for the Promotion and Protection of Free Competition (the "Superintendency"), is not necessary since the purchase of Shares and ADSs by Purchaser according to the Offers shall not result in a forbidden concentration in the relevant market, either in whole or in part due to the following reasons:

(i) Effects of the transactions in the relevant markets. Mavesa and Primor are not competitors. The products that are manufactured, distributed and commercialized by Mavesa, Primor and the affiliates thereof and the other Strategic Business Units of Empresas Polar participate in different relevant markets, and consequently, there is no increase of the concentration degree in such markets. Set forth below is a list of the products that are manufactured, distributed and commercialized by Mavesa, Primor and the affiliates thereof and the other Strategic Business Units (SBU) of Empresas Polar and the pertinent relevant markets is as follows:

                                                                  Primor and
                                                                 other SBU of
            Relevant Market                 Products     Mavesa  Empresas Polar
            ---------------             ---------------- ------ ---------------
Rice................................... Primor                          X
                                        Sensacional
                                        Gran Senora
                                        Corina

Oil.................................... Mazeite                         X

Corn meal.............................. P.A.N. meal                     X
                                        Promasa
                                        Ricarepa
                                        Mazorca
                                        Del Grano

Oats................................... Corina                          X

Pasta.................................. Primor                          X
                                        Gran Senora
                                        Sensacional

Corn meal for Industrial Use........... Nobel                           X

Ice-cream.............................. EFE                             X

Soft Drinks............................ Pepsi-Cola                      X
                                        Seven Up
                                        Golden

Black beers............................ Maltin Polar                    X

Beers.................................. Polar                           X
                                        Solera

Wines.................................. Pomar                           X

Mineral Water.......................... Minalba                         X

Animal Feeds........................... Procria                         X

Salted Snacks.......................... Jacks Line                      X
                                        Frito Lay Line

Crackers and Cookies................... Gamesa                          X

Tuna................................... Margarita Tuna      X
                                        Almirante Tuna
                                        California Tuna

Sardines............................... Margarita           X

Mayonnaise and dressings............... Mavesa              X
                                        La Torre del Oro
                                        Nelly
                                        Presto

                                                                                Primor and
Relevant                                                                       other SBU of
Market                                     Products                    Mavesa Empresas Polar
--------                                   --------                    ------ --------------
Sauces.........................     La Torre del Oro Tomato              X
                                       and Cream Sauce
                                    La Torre del Oro Mustard
                                        Presto Mustard
                                 La Torre del Oro
                                 Worcestershire
                                            Sauce
                                   La Torre del Oro Soya Sauce
                                   La Torre del Oro Hot Sauce
Margarine......................     Mavesa                               X
                                         Mavesa ligera
                                            Nelly
                                            Regia
                                            Adora
                                         Suave Dorada
                                           Chiffon

Tomato Products................     Ketchup                              X
                                           Pampero
                                        La Torre del Oro
                                       Campoamor Sauce
                                      Pampero Pasta Sauce
                                    Pampero Peeled Tomatoes
                                  Pampero Tomato Concentrate
                                          Campoamor Tomato Concentrate
                                     Pampero Tomato Juice

Vinegar........................     Mavesa                               X
                                        La Torre del Oro

Fruit drinks...................     Yukery                               X
                                           Frutisima
                                            Citrus

Chocolate drinks...............     Toddy                                X
                                          Chocoman
                                          Chocolisto

Milk-like products and milk
 modifiers.....................     La Colina                            X
                                       Corona Chocolate
                                           Colcafe

Cheese-like products...........     Rikesa                               X
                                           Delikesa

Soaps..........................     Las Llaves                           X

Dishwashing liquid.............     Las Llaves                           X
                                           Diamante

Detergents.....................     Las Llaves                           X

(ii) Effects on consumers. The purchase of Mavesa by Purchaser shall benefit consumers, since it will allow Mavesa products to be sold at a greater number of points of sale.

(iii) Efficiency. The purchase of Mavesa by Purchaser shall cause a substantial synergy throughout the different steps of the commercialization process, reducing transport, storage and delivery costs.

   Commercial efficiency shall be enhanced with relation to the customers information management. In addition, the basket of goods aimed at exports will be enhanced, especially to Andean countries.

(iv) Effects on suppliers. Input and raw material suppliers of both corporations shall not be affected by the transaction, since basically the products of Mavesa and Polar are manufactured with different raw materials and inputs, as indicated below:

   Empresas Polar                                 Mavesa
   --------------                                 ------
   Wheat                                          Vegetable Oils
   Rice                                           Tomato
   White and yellow corn                          Fruits
   Barley                                         Eggs
   Sugar                                          Milk
   Hops                                           Chocolate
                                                  Sea Products

(v) Effects on competitors. Competitors of both corporations shall not be affected by the transaction, by virtue of there not being a consolidation of competitive groups in the various relevant markets.

(vi) Effects on the entrance barriers. The purchase of Mavesa by Purchaser shall not increase the entrance barriers in the relevant markets where both corporations operate.

c. Transaction authorization given by the Superintendency of Banks, in accordance with Article 16 of the General Act on Banks and Other Financial Institutions, in case of shares or certificates of shares of a bank or any other financial institution.

  Not applicable.

d. If applicable, authorization given by any Governmental Body having jurisdiction, in case such authorization is necessary in accordance with any applicable law, taking into consideration the purpose of the Target Company.

  Not applicable.

e. Place and manner of the acceptance notice

  (i) Manner of Acceptance (tender)

    Mavesa shareholders must comply with the following steps in order to accept the Venezuelan Offer on or before the Expiration Date:

    . Complete and sign the Share Letter of Transmittal (which is attached as Annex D hereof).

    . Submit the Share Letter of Transmittal, as well as all other necessary items indicated in Annex E hereof, at the offices appointed by the Agent of the Venezuelan Offer mentioned in
       Section 7.e(ii) hereof.

    . In case the shareholder has share certificates representing the Shares being tendered, the shareholder must submit such certificates along with the Share Letter of Transmittal.

    The Shares to be tendered shall be deposited or transferred to a subsidiary account held by the selling shareholder in an account with Provincial Casa de Bolsa, C.A., the Share Receiving Agent, specially opened for the Venezuelan Offer with Caja Venezolana de Valores, S.A. (the "CVV").

    Shares deemed as treasury Shares or reciprocal interests under the terms of the Capital Markets Law and the rules passed by the Comision Nacional de Valores de Venezuela shall not be accepted in the Offers.

    The holder of Shares must indicate the number of Shares to be tendered in the Share Letter of Transmittal. If the holder of Shares is the owner of fewer Shares than indicated in the Share Letter of Transmittal. The tender will only be deemed validly made with respect to such fewer number of Shares owned by such holder of Shares. If such holder of Shares owns more Shares than indicated in the Share Letter of Transmittal, the tender will only be deemed validly made with respect to the number of Shares indicated in the Power of Attorney and Venezuelan Offer Tender Form.

    The Share Letter of Transmittal must be signed by the person registered in Mavesa's shareholders registry book or the person holding the sub-account maintained with CVV, unless the tender is made by duly authorized representatives or agents. The name indicated in the Share Letter of Transmittal must be the same as that recorded in Mavesa's shareholders registry book or in the CVV sub-account. The representatives or agents of the holders of Shares must submit evidence of their capacity and authority to tender Shares on behalf of the holder to the satisfaction of Purchaser and the Share Receiving Agent. If the tendering shareholder is a natural person, the Share Letter of Transmittal must be signed by such person's spouse, if applicable.

    Purported tenders that fail to comply with the requirements and conditions set forth herein shall not be deemed as valid tenders of the Venezuelan Offer, specially those related to Shares deemed as treasury Shares or reciprocal interests under the terms of the Capital Markets Law and the rules passed by the Comision Nacional de Valores de Venezuela.

    Pursuant to the Share Letter of Transmittal, the Share Receiving Agent, among other things, shall take all actions required to (i) sell the Shares to Purchaser (or, if applicable, to the holders of Shares and ADSs that exercised their Rights of First Refusal pursuant to Article 6 of the Mavesa's bylaws, as discussed below in clause (iii)), (ii) transfer the Shares to Purchaser (or, if applicable, to the holders of Shares that exercised their Rights of First Refusal), (iii) coordinate the issuance of checks for payment of the Shares, (iv) transfer the payment to the tendering holders of Shares, and (v) in general, take all necessary actions related to this Venezuelan Offer.

    All powers of attorney or consents granted by the holders of Shares with respect to the Shares tendered (and all Distributions resulting from the tender of such Shares) shall be, without any additional actions required, revoked, and such holder may not grant additional powers of attorney or consent, except in case of a withdrawal according to the terms hereof.

    If a shareholders meeting of Mavesa is held during the pendency of the Offers, the Share Receiving Agent shall vote the Shares validly tendered pursuant to instructions given by the tendering holder of Shares; provided however, that a holder of Shares shall have the right to personally attend such meeting. In order to be valid, the instructions must be delivered to the office of the Share Receiving Agent at least three (3) Venezuelan stock exchange trading days prior to the date of the meeting, along with any required proof of identity. If the Share Receiving Agent does not receive instructions as to how to vote the Shares at least three Venezuelan stock exchange trading days prior to the date of the meeting, the Share Receiving Agent shall not exercise the voting rights relating to such Shares, and such Shares shall not be counted for purposes of quorum at such meeting.

(ii) Acceptance place

  The Share Letter of Transmittal, as well as any other document that must be submitted with the Form, must be delivered at Provincial Casa de Bolsa, C.A., Share Receiving Agent, at the office indicated below:

  Caracas

  Altamira
  Banco Provincial VIP Altamira
  Centro Altamira, Piso 1,
  2da. Transversal con Av. San Juan Bosco
  Altamira
  Tel. 276-7411/276-7334/276-7335

  La Castellana
  Banco Provincial VIP La Castellana
  Edif. Provincial
  Av. Principal de la Castellana con Calle El Bosque
  La Castellana
  Tel. 266-2323/264-6765/263-1796

  Central San Bernardino
  Banco Provincial VIP Central San Bernardino
  Av. Este 0, Centro Financiero Provincial
  Mezzanina
  San Bernardino
  Tel. 504-5348/504-4790

  Macaracuay
  Banco Provincial VIP Macaracuay
  C.C. Macaracuay Plaza, PB Locales 21 y 22,
  Calle Maria con Calle San Jose
  Colinas de la California
  Tel. 257-4433/257-2315/257-4522

  Parque Humboldt
  Banco Provincial VIP Parque Humboldt
  Centro Empresarial Parque Humboldt
  Locales 9 y 10, Ave. Ria Caura
  Prados del Este, Urb. Parque Humboldt, Baruta. Edo. Miranda
  Tel. 976-4422

  La Pelota
  Banco Provincial VIP La Pelota
  Av. Urdaneta, Esq. de Marron a Pelota
  Edif. Provincial, Piso 1
  Tel. 596-4614/596-4653

  Caurimare
  Banco Provincial VIP Caurimare
  Urb. Caurimare
  Calle A-1, Edif. Policlinica Metropolitana
  Tel. 985-0082/4586/2050/6915

  La Trinidad
  Banco Provincial VIP La Trinidad
  Edificio Provincial, Piso 1,
  Av. El Hatillo con Calle La Guairita
  La Trinidad
  Tel. 943-4510/943-1266/943-5719

  Club Hebraica
  Banco Provincial VIP Club Hebraica
  Centro Social Hebraica
  Av. Principal de Los Chorros
  Los Chorros
  Tel. 232-0757/1335/238-2317

  Campo Claro
  Banco Provincial VIP Campo Claro
  Av. Francisco de Miranda
  Esq. Calle Guanchez
  Edif. Provincial
  Piso 1
  Campo Claro
  Tel. 235-6602/234-3589

  Valencia

  El Recreo
  Banco Provincial VIP El Recreo
  Av. Bolivar Norte C/C 155,
  CCHS Center, Nivel Mezzanina
  Urb. El Recreo
  Tel. (041)244890/2840/2584

  Maracay

  Parque Aragua
  Banco Provincial VIP Parque Aragua
  Av. Bolivar, C.C. Parque Aragua
  2do. Nivel
  Maracay
  Tel. (043)336698/7790/0354

  Basquisimeto

  Central
  Banco Provincial VIP Central
  Av. Este 20 Entre
  Calles 27 Y 28
  Torre Lara
  Nivel Mezzanina
  Tel. (051)921313/1302

  El Parral
  Banco Provincial VIP El Parral
  C.C. El Parral, Local PB. 01-D
  Carrera 2, entre Calle 11 y Calle 11 y Calle Los Apamates
  Barquisimeto Edo. Lara
  Tel. (051)541336/1525

  Puerto La Cruz

  Guaraguao
  Banco Provincial VIP Guaraguao
  Edif. Provincial, Calle Carabobo
  Cruce con Calle Guaraguao
  Tel. (081)675386/4430

  Puerto Ordaz

  La Llovizna
  Banco Provincial VIP La Llovizna
  Edif. Provincial, Calle Caura, Sector Alta Vista
  Manzana 262
  Tel. (086)661111
  Manzana 262
  Tel. (086)661111

  Maracaibo

  5 de Julio
  Banco Provincial VIP 5 de Julio
  Av. Este 5 de Julio, c/c Dr. Portillo E/Ave. 17 Y 18
  Torre Provincial, Nivel Mezzanina
  Tel. (061)501311

  Las Delicias
  Banco Provincial VIP Las Delicias
  Av. 15
  Centro Comercial Paseo Las Delicias
  Torres de Oficinas PB
  Locales 1 al 6
  Maracaibo
  Tel. (061)420535/0559

  San Cristobal

  Barrio Obrero
  Banco Provincial VIP Barrio Obrero
  Centro Empresarial Toyo Tachira
  Av. 19 de Abril
  Calle 9
  Tel. (076)566972/6657

  (iii) Right of First Refusal

  Section 6 of Mavesa's Estatutos (bylaws) provide that in the event of a tender or exchange offer for Shares, each holder of Shares has the right (the "Right of First Refusal") to acquire an amount of Shares tendered into such tender or exchange offer equal to such holder's proportional holdings of the outstanding Shares, upon the same price, terms and conditions as are provided for under the tender or exchange offer.

  Consequently, Mavesa shareholders may decide either to: (i) sell their Shares to Primor at US$0.1416887470 per Share, under the other terms and conditions of the Venezuelan Offer, through tender into the Venezuelan Offer, or (ii) exercise the Right of First Refusal, to purchase an amount of Shares (including Shares represented by ADSs) tendered into the Offers that is proportional to the amount of Shares (including Shares represented by ADSs) held by such shareholder immediately following the expiration of both Offers upon the same price, terms and conditions as are provided for under the Offers. At the meeting of the Board of Directors of Mavesa held on January 19, 2001, the Board decided to recommend to all the shareholders and ADS holders that the Offers be accepted.

  Any Mavesa securityholder that wishes to exercise the right to purchase Shares under Section 6 of Mavesa's Bylaws must submit a properly completed and executed Election to Purchase Shares Form to the Share Receiving Agent by 11:00 a.m., New York City time (12:00 noon, Caracas time), on the Expiration Date and follow the procedures established by Mavesa in connection therewith.

  Annex F describes the procedure to exercise the Right of First Refusal in connection with the Venezuelan Offer that has been adopted by Mavesa and Annex G contains copy of the Election to Purchase Shares Form.

  The shareholders accepting the Venezuelan Offer shall consent to their waiver to the Right of First Refusal provided in Section Six of the Mavesa Bylaws on the appropriate form.

  If the shareholders exercising their Right of First Refusal fail to purchase the Shares for any reason whatsoever, Purchaser shall acquire such Shares under the terms and conditions of the Venezuelan Offer.

  The shareholders who exercise the Right of First Refusal shall not be entitled to accept the Venezuelan Offer for the portion of the Shares used to exercise such right, unless they revoke such Right of First Refusal before the Expiration Date.

  (iv)Withdrawal of Tenders

  Primor waives its right provided in Article 18 of the Regulations for the benefit of all Mavesa shareholders. Article 18 of the Regulations prohibits the withdrawal of securities tendered pursuant to a tender offer except in the case of a competitive offer or bid.

  As a result of such waiver by Purchaser, Shares of Mavesa common stock tendered pursuant to the Venezuelan Offer may be withdrawn by the tendering shareholder on or before the Expiration Date, even in the absence of a competitive offer or bid, provided that the notice of withdrawal duly notarized or executed before the Share Receiving Agent be received by such Agent at the offices appointed by him, on or before the Expiration Date.

  Acceptance of the Venezuelan Offer shall become irrevocable as of the Expiration Date, except in the event that the Venezuelan Offer is extended in accordance with the terms thereof.

  In any case, acceptance of the Venezuelan Offer shall be irrevocable from the Expiration Date, unless the Venezuelan Offer has been extended according to the terms thereof.

  In order for the revocation to be effective, the Share Receiving Agent must receive on or before the Expiration Date, at the addresses mentioned in
  Section 7.e(ii) herein, a withdrawal notice granted by the person who signed the Share Letter of Transmittal and authenticated, or granted before the offices appointed by the Share Receiving Agent. The number of Shares related to the revocation must be mentioned in such notice. Revocation of tender shall not prevent the shareholder from accepting again, on or before the Expiration Date, the Venezuelan Offer, following the procedure herein described.

  f.Commitment of the Purchaser to pay all the expenses related to the acceptance.

  Purchaser shall bear all the expenses related to the acceptance of the Venezuelan Offer, under the terms and conditions hereof and pursuant to the Regulations.

   The Power of Attorney and Venezuelan Offer Tender Form, as well as any other document that must be submitted with it, may be submitted to the Share Receiving Agent, at the offices mentioned in Section 7.e(ii) hereof.

                           The Agent in Venezuela is:

                         Provincial Casa de Bolsa, C.A.
                       Avenida Este 0 con Avenida Vollmer
                     Centro Financiero Provincial, Piso 14
                                 San Bernardino
                            Caracas 1010, Venezuela
                        Mail: casa bolsa@provincial.com
                              Telephone: 504-5911
                                 Fax: 504-5378

               The Financial Advisor of the Venezuelan Offer is:

                  JPMorgan a division of Chase Securities Inc.

                 The Legal Advisor of the Venezuelan Offer is:

                      D'Empaire Reyna Bermudez & Asociados
                           Edificio Bancaracas, P.H.
                              Plaza La Castellana
                            Caracas 1160, Venezuela
                              Telephone: 264-6244
                                 Fax: 264-7543
                               www.drbalegal.com

                            PRIMOR INVERSIONES, C.A.
             (A wholly-owned subsidiary of Primor Alimentos, C.A.)

                     REPORT OF INDEPENDENT ACCOUNTANTS AND
                              FINANCIAL STATEMENTS

                                JANUARY 9, 2001

January 26, 2001

To the Shareholder and Board of Directors of Primor Inversiones, C.A.

   We have audited the opening balance sheet of Primor Inversiones, C.A. at January 9, 2001 (operations start-up date) and the financial statement of cash flows at that date, prepared under the historical cost convention. The preparation of these financial statements and their notes is the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in Venezuela. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   As indicated in Note 3, at January 9, 2001 (operations start-up date), recognition of the effects of inflation would not substantially modify the Company's financial position.

   In our opinion, the accompanying financial statements at January 9, 2001 (operations start-up date) audited by us, prepared under the historical cost convention, present fairly, in all material respects, the financial position of Primor Inversiones, C.A. at January 9, 2001, and its cash flows at that date, in conformity with accounting principles generally accepted in Venezuela.

ESPINEIRA, SHELDON Y ASOCIADOS

Maria del Carmen Sanchez C.
CPC 3157

                                     A-1-1

                            PRIMOR INVERSIONES, C.A.
             (A wholly-owned subsidiary of Primor Alimentos, C.A.)

                                 BALANCE SHEET
                                JANUARY 9, 2001
                            (In historical bolivars)

                                ASSETS
Current assets:
  Cash (Note 1)....................................................... 1,000,000
                                                                       ---------
    Total assets...................................................... 1,000,000
                                                                       =========

                         SHAREHOLDER'S EQUITY
Capital stock (Note 2)................................................ 1,000,000
                                                                       ---------
    Total shareholder's equity........................................ 1,000,000
                                                                       =========



    The accompanying notes are an integral part of the financial statements

                                     A-1-2

                            PRIMOR INVERSIONES, C.A.

                            STATEMENT OF CASH FLOWS
                                JANUARY 9, 2001
                            (In historical bolivars)

NET CASH PROVIDED BY FINANCING ACTIVITIES:
  Capital stock contribution.......................................... 1,000,000
                                                                       ---------
CASH AND CASH EQUIVALENTS:
  Changes............................................................. 1,000,000
  At the beginning....................................................       --
                                                                       ---------
  At the end.......................................................... 1,000,000
                                                                       =========



    The accompanying notes are an integral part of the financial statements

                                     A-1-3

                            PRIMOR INVERSIONES, C.A.
             (A wholly-owned subsidiary of Primor Alimentos, C.A.)

                       NOTES TO THE FINANCIAL STATEMENTS
                                JANUARY 9, 2001

NOTE 1--INCORPORATION AND ACTIVITIES:

   The Company belongs to the Foods Strategic Business Unit of Empresas Polar and is mainly engaged in the investment, subscription and holding of stock in industrial, commercial and service companies, especially those involved in the preparation, manufacture, and distribution of food products.

   The Company was incorporated on January 9, 2001 by means of a cash contribution to capital stock by the shareholder, which amounts to Bs.1,000,000, and represents the sole asset at the date of the balance sheet at the beginning of operations.

NOTE 2--CAPITAL STOCK:

   On January 9, 2001, the Company's capital stock comprises 10,000 shares of Bs.100 each, fully subscribed and paid.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES IN USE:

Accounting base -

   The accompanying financial statements have been prepared under the historical cost convention.

   Statement of Accounting Principles No. 10 (Revised) "Rules for the preparation of financial statements adjusted for the effects of inflation," published by the Venezuelan Federation of Public Accountants, requires that primary financial statements be fully adjusted for the effects of inflation. At January 9, 2001 (operations start-up date), recognition of the effects of inflation does not modify the Company's financial position presented in the accompanying financial statements, prepared under the historical cost convention and provided as primary information.

                                     A-1-4

              ALPROVENCA, ALIMENTOS Y PRODUCTOS VENEZOLANOS, C.A.
                              AND ITS SUBSIDIARIES

                       REPORT OF INDEPENDENT ACCOUNTANTS
                     AND CONSOLIDATED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 2000 AND 1999

November 23, 2000

To the Shareholders and Board of Directors of Alprovenca, Alimentos y Productos Venezolanos, C.A.

   We have audited the consolidated balance sheets of Alprovenca, Alimentos y Productos Venezolanos, C.A. and its subsidiaries at September 30, 2000 and 1999, and the related consolidated statements of profit and loss, shareholders' equity and cash flows for the year ended September 30, 2000, and the ten-month period ended September 30, 1999, expressed in historical bolivars. We have also audited the accompanying consolidated financial statements at September 30, 2000, expressed in inflation-adjusted amounts and provided as supplementary information. The preparation of these consolidated financial statements and their notes is the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in Venezuela. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   The accompanying consolidated financial statements are prepared under the historical cost convention and, therefore, give no recognition to the effects of inflation, as required by generally accepted accounting principles published by the Venezuelan Federation of Public Accountants. As indicated in Note 22, and as shown in the accompanying consolidated financial statements at September 30, 2000, expressed in inflation-adjusted amounts and provided as supplementary information, recognition of the effects of inflation would substantially modify the financial position and results of operations shown in the accompanying historical-cost consolidated financial statements.

   In our opinion, due to the effects of the matter described in the third paragraph, the accompanying consolidated financial statements at September 30, 2000 and 1999 audited by us, prepared under the historical cost convention and provided as primary information, do not present fairly, in conformity with accounting principles generally accepted in Venezuela, the financial position of Alprovenca, Alimentos y Productos Venezolanos, C.A. and its subsidiaries at September 30, 2000 and 1999, or the consolidated results of their operations or their cash flows for the year ended September 30, 2000, and the ten-month period ended September 30, 1999.

   The accompanying primary consolidated financial statements at September 30, 2000 and 1999, prepared under the historical cost convention, constitute a presentation which differs from accounting principles generally accepted in Venezuela. In our opinion, the accompanying consolidated financial statements of Alprovenca, Alimentos y Productos Venezolanos, C.A. and its subsidiaries, prepared under the historical cost convention, are presented fairly in conformity with the accounting bases described in Note 2a. In addition, the accompanying consolidated financial statements at September 30, 2000, expressed in inflation-adjusted amounts and provided as supplementary information, present fairly the adjustment for the effects of inflation of the historical-cost consolidated financial statements at September 30, 2000, in conformity with accounting principles generally accepted in Venezuela.

   As indicated in Note 6, in 2000 some of the Company's subsidiaries retroactively changed the method of valuating their raw material inventories from the "last in, first out" (LIFO) method to the average cost method.

ESPINEIRA, SHELDON Y ASOCIADOS

Maria del Carmen Sanchez C.
CPC 3157


                                     A-2-1

              ALPROVENCA, ALIMENTOS Y PRODUCTOS VENEZOLANOS, C.A.
                              AND ITS SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                           (In thousands of bolivars)

                                                   September 30,
                                   ---------------------------------------------
                                           2000             2000        1999*
                                   --------------------- ----------- -----------
                                   In inflation-adjusted
                                        amounts as
                                       supplementary      In historical amounts
                                        information      as primary information
                                   --------------------- -----------------------
             ASSETS
Current assets:
  Cash (Note 18).................         8,297,736        8,297,736   7,946,155
  Short-term investments (Notes 3
   and 18).......................        63,680,851       63,680,851  10,842,731
  Notes and accounts receivable
   (Notes 5 and 18)..............        29,816,783       29,687,084  20,475,220
  Inventories (Note 6)...........        51,501,796       51,121,052  53,659,218
  Advances to suppliers (Note
   18)...........................           856,564          856,564     219,546
  Prepaid expenses...............         2,977,753        2,965,341     786,518
                                        -----------      ----------- -----------
    Total current assets.........       157,131,483      156,608,628  93,929,388
Long-term accounts receivable
 (Note 7)........................           389,660          169,100     555,996
Investments in land and shares
 (Note 8)........................         2,411,065          734,980   1,374,465
Fixed assets (Note 9)............       159,561,516       60,728,562  61,848,022
Goodwill, net of accumulated
 amortization (Note 8)...........           152,695          931,263   1,440,326
Deferred charges and other assets
 (Note 10).......................         9,908,990        8,366,662   6,753,149
                                        -----------      ----------- -----------
                                        329,555,409      227,539,195 165,901,346
                                        ===========      =========== ===========
  LIABILITIES AND SHAREHOLDERS'
              EQUITY
Current liabilities:
  Loans and bank overdrafts
   (Notes 11 and 18).............        16,591,318       16,591,318   4,479,906
  Investments in commercial paper
   (Note 19).....................        32,000,000       32,000,000  12,000,000
  Notes and accounts payable
   (Notes 12 and 18).............        25,108,968       25,108,968  30,356,337
  Taxes payable (Note 14)........         2,763,641        2,763,641   2,795,481
  Accrual for statutory equity
   and wages and salaries (Notes
   15 and 17)....................         2,673,531        2,673,531   1,740,094
  Dividends payable..............           452,533          452,533         --
  Accrued expense, employee
   benefits, and other
   liabilities (Note 5)..........        19,049,198       19,049,198  15,252,513
  Employee termination benefits
   payable.......................         1,186,786        1,186,786     608,774
                                        -----------      ----------- -----------
    Total current liabilities....        99,825,975       99,825,975  67,233,105
Accrual for employee termination
 benefits........................         2,733,460        2,733,460   3,324,920
                                        -----------      ----------- -----------
    Total liabilities............       102,559,435      102,559,435  70,558,025
Minority interest................        18,518,533        7,194,606   7,193,258
Shareholders' equity (Note 15)...       208,477,441      117,785,154  88,150,063
                                        -----------      ----------- -----------
                                        329,555,409      227,539,195 165,901,346
                                        ===========      =========== ===========

--------
* Reclassified for comparative purposes

   The accompanying notes are an integral part of the consolidated financial statements

                                     A-2-2

              ALPROVENCA, ALIMENTOS Y PRODUCTOS VENEZOLANOS, C.A.
                              AND ITS SUBSIDIARIES

                   CONSOLIDATED STATEMENT OF PROFIT AND LOSS
                           (In thousands of bolivars)

                                                                    Ten-month
                                                                     period
                                                                      ended
                                           Year ended               September
                                       September 30, 2000           30, 1999*
                                ---------------------------------  -----------
                                In inflation-adjusted
                                     amounts as
                                    supplementary      In historical amounts
                                     information      as primary information
                                --------------------- ------------------------
Net sales......................      398,002,652      383,927,819  347,677,130
Share in sales.................       33,732,793       31,657,666   27,740,629
                                     -----------      -----------  -----------
                                     431,735,445      415,585,485  375,417,759
Cost of sales (Note 6).........      307,928,415      277,725,982  242,796,544
                                     -----------      -----------  -----------
    Gross income...............      123,807,030      137,859,503  132,621,215
                                     -----------      -----------  -----------
Operating expenses:
  Selling and distribution.....       49,991,734       44,729,175   41,049,431
  General and administrative
   (Note 16)...................       41,122,009       36,226,332   39,397,182
  Cash discount and other......              --               --     1,809,394
  Provision for doubtful
   accounts....................          547,298          517,550      400,973
  Statutory fund for wages and
   salaries (Note 17)..........        1,163,955        1,163,955    1,189,230
                                     -----------      -----------  -----------
                                      92,824,996       82,637,012   83,846,210
                                     -----------      -----------  -----------
    Operating income...........       30,982,034       55,222,491   48,775,005
                                     -----------      -----------  -----------
Full financing income
 (expense):
  Interest expense, net (Notes
   11, 13, and 19).............       (7,704,201)      (7,157,525) (21,074,505)
  Exchange gains and losses,
   net.........................        1,682,242        1,596,998       65,911
  Gain from monetary position..        3,194,602              --           --
                                     -----------      -----------  -----------
                                      (2,827,357)      (5,560,527) (21,008,594)
                                     -----------      -----------  -----------
Other income and expenses:
  Interest income from trust
   fund, net (Note 4)..........              --               --     7,952,484
  Loss on the sale and disposal
   of vehicles and fixed assets
   (Note 7)....................         (215,756)         (49,243)    (594,355)
  Other expenses and income,
   net (Note 13)...............       (6,341,665)      (6,382,088)   8,348,511
                                     -----------      -----------  -----------
                                      (6,557,421)      (6,431,331)  15,706,640
                                     -----------      -----------  -----------
    Income before taxes and
     minority interest.........       21,597,256       43,230,633   43,473,051
Taxes (Note 14):
  Business assets tax..........       (2,521,513)      (2,521,513)  (2,346,358)
  Income tax...................       (2,029,231)      (2,029,231)  (1,266,593)
  Minority interest (Note 6)...          857,450       (1,045,359)  (1,240,765)
                                     -----------      -----------  -----------
    Net income.................       17,903,962       37,634,530   38,619,335
                                     ===========      ===========  ===========

--------
* Reclassified for comparative purposes

   The accompanying notes are an integral part of the consolidated financial statements

                                     A-2-3

              ALPROVENCA, ALIMENTOS Y PRODUCTOS VENEZOLANOS, C.A.
                              AND ITS SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                       YEAR ENDED SEPTEMBER 30, 2000 AND
                   TEN-MONTH PERIOD ENDED SEPTEMBER 30, 1999
                           (In thousands of bolivars)

                          In historical amounts as primary information
                          ---------------------------------------------
                           Capital     Legal    Retained    Translation
                            stock     reserve   earnings*   adjustment      Total
                          ---------- --------- -----------  -----------  -----------
Balances at November 30,
 1998...................  64,127,337       --   13,805,694     815,835    78,748,866
Capital stock increase
 (Note 15)..............     273,693       --          --          --        273,693
Dividends in kind (Note
 15)....................         --        --  (26,350,825)        --    (26,350,825)
Translation adjustment
 in subsidiaries........         --        --          --   (2,756,489)   (2,756,489)
Net income..............         --        --   38,619,335         --     38,619,335
Appropriation to legal
 reserve................         --  1,922,589  (1,922,589)        --            --
Accrual for payment of
 statutory equity (Note
 15)....................         --        --     (384,517)        --       (384,517)
                          ---------- --------- -----------  ----------   -----------
Balances at September
 30, 1999...............  64,401,030 1,922,589  23,767,098  (1,940,654)   88,150,063
Cash dividends (Note
 15)....................         --        --   (7,502,720)        --     (7,502,720)
Translation adjustment
 in subsidiaries........         --        --          --     (120,374)     (120,374)
Net income..............         --        --   37,634,530         --     37,634,530
Appropriation to legal
 reserve................         --  1,881,727  (1,881,727)        --            --
Accrual for payment of
 statutory equity (Note
 15)....................         --        --     (376,345)        --       (376,345)
                          ---------- --------- -----------  ----------   -----------
Balances at September
 30, 2000...............  64,401,030 3,804,316  51,640,836  (2,061,028)  117,785,154
                          ========== ========= ===========  ==========   ===========

--------
* Reclassified for comparative purposes



   The accompanying notes are an integral part of the consolidated financial statements

                                     A-2-4

              ALPROVENCA, ALIMENTOS Y PRODUCTOS VENEZOLANOS, C.A.
                              AND ITS SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                         YEAR ENDED SEPTEMBER 30, 2000
                           (In thousands of bolivars)

                                       In inflation-adjusted amounts as supplementary information
                            -----------------------------------------------------------------------------------
                                Capital Stock
                            ---------------------                                                     Total
                            Subscribed Inflation    Legal                 Negative   Translation  shareholders'
                             and paid  adjustment  Reserve   Deficit*     goodwill   adjustment      equity
                            ---------- ---------- --------- -----------  ----------- -----------  -------------
Balances at September 30,
 1999...................... 64,401,030 26,040,775 2,229,050 (13,923,503) 122,537,620 (2,249,994)   199,034,978
Cash dividends (Note 15)......     --         --        --   (8,274,120)         --         --      (8,274,120)
Translation adjustment in
 subsidiaries..............        --         --        --          --           --     188,966        188,966
Net income.................        --         --        --   17,903,962          --         --      17,903,962
Appropriation to legal
 reserve...................        --         --  1,881,727  (1,881,727)         --         --             --
Accrual for payment of
 statutory equity
 (Note 15).................        --         --        --     (376,345)         --         --        (376,345)
                            ---------- ---------- --------- -----------  ----------- ----------    -----------
Balances at September 30,
 2000...................... 64,401,030 26,040,775 4,110,777  (6,551,733) 122,537,620 (2,061,028)   208,477,441
                            ========== ========== ========= ===========  =========== ==========    ===========

--------
* Reclassified for comparative purposes


   The accompanying notes are an integral part of the consolidated financial statements


                                     A-2-5

              ALPROVENCA, ALIMENTOS Y PRODUCTOS VENEZOLANOS, C.A.
                              AND ITS SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                           (In thousands of bolivars)

                                                                    Ten-month
                                                                  period ended
                                           Year ended             September 30,
                                       September 30, 2000             1999*
                                --------------------------------  -------------
                                In inflation-adjusted
                                     amounts as
                                    supplementary     In historical amounts as
                                     information        primary information
                                --------------------- -------------------------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income...................        17,903,962      37,634,530    38,619,335
 Accrual for statutory
  equity......................          (376,345)       (376,345)     (384,517)
                                     -----------      ----------   -----------
 Net income after accrual for
  payment of statutory
  equity......................        17,527,617      37,258,185    38,234,818
 Adjustments to reconcile net
  income to net cash provided
  by operating activities -
   Depreciation...............        25,463,161       7,952,443     6,529,319
   Amortization of deferred
    charges...................         2,543,415       1,708,047       955,421
   Amortization of goodwill...           679,703         532,000       425,041
   Interest income from trust
    fund......................               --              --     (7,952,484)
   Accrual for termination
    benefits..................         4,367,785       4,026,629     4,574,563
   Employee termination
    benefits paid.............        (5,008,263)     (4,040,077)   (3,179,732)
   Provision for doubtful
    accounts..................           547,298         517,550       400,973
   Uncollectible accounts
    written-off...............          (161,957)       (161,957)     (174,176)
   Net change in operating
    assets and liabilities -
     Notes and accounts
      receivable..............        (6,273,367)     (9,567,457)      638,491
     Inventories..............        10,109,445       2,538,166    21,015,822
     Advances to suppliers....          (602,023)       (637,018)      311,760
     Prepaid expenses.........        (1,955,833)     (2,178,823)    1,103,495
     Goodwill.................          (238,173)        (22,937)     (779,447)
     Long-term accounts
      receivable..............           619,380         386,896        97,359
     Vehicles for sale........               --              --      1,700,520
     Deferred charges and
      other assets............        (3,264,308)     (3,321,560)   (5,436,513)
     Notes and accounts
      payable.................       (10,086,169)     (5,247,369)   (3,459,688)
     Taxes payable............          (477,440)        (31,840)    1,665,612
     Dividends payable........           452,533         452,533    (3,811,750)
     Accrual for statutory
      equity and wages and
      salaries................           656,066         933,437    (1,737,756)
     Accrued expenses,
      employee benefits and
      other liabilities.......         1,365,434       3,796,685    (6,743,887)
     Minority interest........        (1,968,340)          1,348       527,560
                                     -----------      ----------   -----------
      Net cash provided by
       operating activities...        34,295,964      34,894,881    44,905,321
                                     -----------      ----------   -----------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Net change in investment in
  deposits....................               --              --        812,232
 Net change in investment in
  trust fund..................               --              --     26,351,007
 Net change of fixed assets...        (7,888,142)     (6,832,983)   (6,656,920)
 Net change in investments in
  land and shares.............         2,387,570         639,485      (631,785)
 Translation adjustment in
  subsidiaries................           188,966        (120,374)   (2,756,489)
                                     -----------      ----------   -----------
      Net cash (used in)
       provided by investing
       activities.............        (5,311,606)     (6,313,872)   17,118,045
                                     -----------      ----------   -----------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Capital stock increase.......               --              --        273,693
 Cash dividends...............        (8,274,120)     (7,502,720)          --
 Dividends in kind............               --              --    (26,350,825)
 Loans and bank overdrafts....        11,397,315      12,111,412   (21,455,272)
 Investments in commercial
  paper.......................        18,087,200      20,000,000   (11,059,900)
                                     -----------      ----------   -----------
      Net cash provided by
       (used in) financing
       activities.............        21,210,395      24,608,692   (58,592,304)
                                     -----------      ----------   -----------
CASH AND CASH EQUIVALENTS:
 Change.......................        50,194,753      53,189,701     3,431,062
 At the beginning.............        21,783,834      18,788,886    15,357,824
                                     -----------      ----------   -----------
 At the end...................        71,978,587      71,978,587    18,788,886
                                     ===========      ==========   ===========
SUPPLEMENTARY INFORMATION:
 Result from monetary position
  -
   In operating activities....         3,793,519
   In investing activities....        (1,002,266)
   In financing activities....         3,398,297
   From holding cash at the
    beginning.................        (2,994,948)
                                     -----------
 Gain from monetary position..         3,194,602
                                     ===========

--------
* Reclassified for comparative purposes

   The accompanying notes are an integral part of the consolidated financial statements

                                     A-2-6

              ALPROVENCA, ALIMENTOS Y PRODUCTOS VENEZOLANOS, C.A.
                              AND ITS SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 2000 AND 1999

NOTE 1--ACTIVITIES:

   The Company was incorporated in September 1998 and is engaged in the investment, subscription, and holding of shares in industrial, commercial, and service companies, specifically those related to the preparation, manufacture, and distribution of food products.

   At a Regular General Shareholders' Meeting held on March 23, 1999, the shareholders decided to change the Company's name from Proalca Productos Alimenticios, C.A. to Alprovenca, Alimentos y Productos Venezolanos, C.A. Likewise, at a Special Shareholders' Meeting held on August 30, 1999, the Company's year-end was changed to September 30 (see Note 2a).

   At a Regular General Shareholders' Meeting held on November 14, 2000, the shareholders decided to change the Company's name from Alprovenca, Alimentos y Productos Venezolanos, C.A. to Primor Alimentos, C.A.

   The Company and its subsidiaries belong to the Foods Strategic Business Unit of Empresas Polar and are engaged mainly in the production, distribution, sale, and storage of precooked corn flour, corn oil, rice, pasta, other products derived for animal or industrial consumption, and ice creams.

   The subsidiaries, Procesadora Venezolana de Cereales, S.A. (Provencesa) and Productos Efe, S.A., and their subsidiaries are governed by the National Securities and Exchange Commission (CNV) and are, therefore, required to present their inflation-adjusted financial statements as primary information.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES IN USE:

   a) Historical--cost financial statements -

 Consolidation -

   The consolidated financial statements at September 30, 2000 and 1999 include the accounts of the Company and the following subsidiaries: Refinadora de Maiz Venezolana, C.A. (Remavenca) and its subsidiaries, C.A. Promesa, Corporacion Industrial Corina, C.A. (Corina), Procesadora Venezolana de Cereales, S.A. (Provencesa), Agroindustrias Integrales, C.A., Alimentos Procria, C.A. (no operations in 1999)--majority owned, Molinos Sagra, C.A. (Mosaca), 92% owned, Productos Efe, C.A. and its subsidiaries--62% owned, and Rotograbados Venezolanos, S.A. (Rotoven)--60% owned. The accounts of the following majority-owned subsidiaries are also included: Orion Investments, Inc., International Products, Inc., and the subsidiaries located in Colombia, Inversiones Promasa, S.A., Productos de Maiz, S.A. "Promasa," and Promesa de Colombia, S.A. "Colpromesa", whose shares were acquired by the Company from the subsidiary Remavenca in October 1999.

   The consolidated statement of profit and loss for the ten-month period ended September 30, 1999 includes the Company's operations for the ten-month period then ended and the operations conducted by the subsidiaries in the year ended September 30, 1999.

   Intercompany balances and transactions are eliminated in consolidation. The equity of the minority shareholders in the results of the partially-owned subsidiaries is included in the consolidated statement of profit and loss. At September 30, 2000 and 1999, the equity of the minority shareholders has been determined based on net equity at that date and on the results of the partially-owned subsidiaries for the years ended September 30, 2000 and 1999 (see Note 6).

                                     A-2-7

 Inventories -

   Inventories are recorded at average cost (see Note 6); average cost does not exceed market value.

 Investments -

   In 1999 investments in shares in affiliates, between 20% and 50% owned, are recorded under the equity method. Investments in shares that represent less than 20% equity are recorded at cost, which does not exceed market value.

   Investments in land are recorded at cost.

   Income from short-term investments and investments in trust funds are recognized as income when earned.

 Goodwill -

   Goodwill is amortized over a five-year period.

 Fixed assets -

   Fixed assets are recorded at cost. Disbursements for maintenance and repairs are expensed, while additions, renewals, and improvements are capitalized. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

   At a Board of Directors Meeting of the subsidiary, C.A. Promesa held in June 1999, the Directors decided to dispose, with a debit in the statement of income, the vehicles in transit available for sale to distributors and carriers, acquired by the subsidiary before October 1, 1998, and which amounted to some Bs.831,696,000 at June 30, 1999. This amount is included in the consolidated statement of profit and loss for the ten-month period ended September 30, 1999 under Loss on the sale and disposal of vehicles and fixed assets. As of July 1, 1999, purchases of new vehicles for sale or financed to distributors and carriers are recorded as fixed assets.

 Deferred charges -

   Expenses incurred by the subsidiaries in the installation and start-up of the SAP-R3 system are deferred and amortized over a three-year period.

   Expenses incurred by a subsidiary in the design and implementation of the Program for Excellence in Distribution and the Model Branch projects will be amortized over a three-year period as of the date of completion of each one of the phases that comprise each project. The first phase of the Program for Excellence in Distribution will be amortized as of April 1, 2000.

   Preoperating expenses incurred in the construction of a new plant for a subsidiary are amortized over a five-year period as of March 1, 1998.

 Accrual for employee termination benefits -

   The subsidiaries accrue their liabilities for employee termination benefits, which are a vested right of employees based on the provisions of the Labor Law. The subsidiaries deposit these termination benefits in trust funds on behalf of their employees.

   Under certain circumstances, the Law also provides for an additional indemnity payment for unjustified dismissal and, based on experience, the subsidiaries have recorded an additional accrual to cover this possible liability.


                                     A-2-8

 Retirement pension plan -

   The subsidiaries and their related companies have a retirement pension plan for all eligible employees. The subsidiaries' obligations derived from this plan are reviewed by independent actuaries every three years or as required. The subsidiaries' annual contribution to the plan is recorded in the statement of profit and loss for the year (see Note 16).

 Credit sales -

   One of the subsidiaries finances, under certain circumstances, the acquisition of vehicles by exclusive distributors and carriers at a maximum term of 48 months. The resources that the subsidiary expects to change into cash, during the normal cycle of operations, are classified as short-term accounts receivable, according to their maturity. The gross income that arises from sales is transferred to income as payments are received.

 Foreign currency -

   Foreign currency transactions are recorded at the exchange rate in effect at the date of the transaction. Exchange gains and losses are included in the statement of profit and loss. Balances in foreign currency at September 30, 2000 are shown at the year-end exchange rate in rate of Bs.691.25/US$1(Bs.627.75 US$1 at September 30, 1999) (see Note 18).

 Translation of investments in subsidiaries abroad -

   Assets and liabilities of the subsidiaries, Orion Investments, Inc., International Products, Inc., and of the subsidiaries located in Colombia, Inversiones Promasa, S.A., Productos de Maiz, S.A. "Promasa," and Promesa de Colombia, S.A. "Colpromesa" were translated into bolivars at September 30, 2000, using the exchange rate of Bs.691.25/US$1 (Bs.627.75/US$1 in 1999); equity was translated at the historical exchange rate as of October 1, 1996, and the income accounts were translated at the average exchange rate for the year ended September 30, 2000 and 1999.

 Use of estimates in the preparation of the consolidated financial statements
-

   The preparation of the consolidated financial statements, in conformity with accounting principles generally accepted in Venezuela, requires that management make estimates that affect the reported amounts of assets and liabilities, the disclosure of the assets and liabilities, and the reported amounts of income and expenses. Actual amounts may differ from these estimates.

 Cash and cash equivalents -

   The Company considers all highly liquid deposits maturing within three months to be cash equivalents.

   b) Inflation-adjusted financial statements -

 Accounting for inflation -

   Statement of Accounting Principles N(degrees) 10 "Rules for the preparation of financial statements adjusted for the effects of inflation" (DPC 10), published by the Venezuelan Federation of Public Accountants, and its amendment bulletins require that primary financial statements be fully adjusted for the effects of inflation.

   The Company prepared its consolidated financial statements at September 30, 2000, expressed in inflation-adjusted amounts and provided as supplementary information, using the General Price Level (GPL) method.

                                     A-2-9

   The purpose of adjusting the consolidated financial statements for the effects of inflation, using the General Price Level (GPL) method, is to present them in currency of uniform purchasing power according to the Consumer Price Index (CPI) of the Metropolitan Area of Caracas, published by the Central Bank of Venezuela (BCV). Consequently, the consolidated financial statements, expressed in inflation-adjusted amounts and provided as supplementary information do not purport to represent the market or realizable values of the nonmonetary assets, which will normally differ from amounts adjusted based on price indices. The referred supplementary consolidated financial statements are presented based on the Consumer Price Index (CPI) at September 30, 2000.

   Below is a summary of the main bases used to prepare the consolidated financial statements, expressed in inflation-adjusted amounts and provided as supplementary information:

 Inflation rate -

   The inflation rate for the year ended September 30, 2000, according to the CPI, was 15.94%.

 Nonmonetary assets -

   Nonmonetary assets, mainly inventories, fixed assets, investments, deferred charges, preoperating expenses and other assets have been restated, multiplying them by a factor obtained by dividing the CPI at September 30, 2000 by the CPI at their date of acquisition or origin.

 Fixed assets -

   Fixed assets are stated at cost, expressed in constant currency.

 Investment in land and shares -

   Investments in land are stated at cost, expressed in constant currency.

   In 1999 investments in shares in affiliates between 20% and 50% owned were recorded using the equity method, based on restated equity. Investments in shares in companies lower than 20% are recorded at historical cost.


 Monetary assets and liabilities, result from monetary position, and full financing expense -

   Monetary assets and liabilities, including amounts in foreign currency are, by their nature, shown in terms of purchasing power at September 30, 2000. The result from monetary position for the year represents the loss or gain obtained from maintaining a net monetary asset or net monetary liability position, respectively, during an inflationary period. This result from monetary position forms part of net income and is included under Full financing income (expense), together with interest and exchange differences.

 Shareholders' equity -

   All equity accounts are expressed in constant currency at September 30, 2000, based on the CPI at their dates of contribution or origin. Cash dividends are restated in constant currency, according to the CPI, based on the date they were declared.

 Statement of profit and loss -

   All items in the consolidated statement of profit and loss have been restated based on the dates on which they were earned or incurred, with the exception of those related to nonmonetary items, which have been stated in terms of the restated nonmonetary items to which they relate.

                                     A-2-10

NOTE 3--SHORT-TERM INVESTMENTS:

   Short-term investments at September 30 comprise the following:

                                                            2000       1999
                                                         ---------- ----------
                                                           (In thousands of
                                                               bolivars)
   Certificate of deposits in local financial
    institutions with
    variable annual interest............................ 10,496,701  6,931,725
   Time deposits for some US$76,939,000 (some
    US$6,230,195 in 1999) in foreign financial
    institutions with between 6.15% and 6.25% annual
    interest (between 4.75% and 5.5% in 1999) (Note
    18)................................................. 53,184,150  3,911,006
                                                         ---------- ----------
                                                         63,680,851 10,842,731
                                                         ========== ==========

   Time deposits in local bank institutions were conducted mainly through a subsidiary. Annual interest is variable, determined based on the equity percentage of the companies in all the deposits held by this subsidiary.

NOTE 4--INVESTMENT IN TRUST FUND ABROAD:

   In March 1996 some of the Company's subsidiaries set up trust funds abroad for Bs.6,475 million, whose sole beneficiaries were the subsidiaries. These trust funds were set up through the handing over of all of the shares of four subsidiaries domiciled abroad, whose assets and liabilities were mainly denominated in U.S. dollars. At November 30, 1998, the subsidiaries investment in the trust funds amounted to some Bs.18,399 million. At July 31, 1999, according to confirmation received from the trustee, the subsidiaries' investment in the trust fund amounted to some Bs.26,351 million. At a Special Shareholders' Meeting of the subsidiaries held on August 23, 1999, the shareholders approved the declaration of a dividend in kind to the Company for some Bs.26,351 million, represented by the rights of the subsidiaries, as beneficiaries, over the referred trust funds at July 31, 1999 (see Note 15).

NOTE 5--NOTES AND ACCOUNTS RECEIVABLE:

   Notes and accounts receivable at September 30 comprise the following:

                                            In
                                    inflation-adjusted
                                         amounts       In historical amounts
                                    ------------------ ----------------------
                                           2000           2000        1999
                                    ------------------ ----------  ----------
                                           (In thousands of bolivars)
   Trade (Note 18).................     19,916,577     19,916,577  16,412,528
   Provision for doubtful
    accounts.......................     (1,024,943)    (1,024,943)   (693,535)
                                        ----------     ----------  ----------
                                        18,891,634     18,891,634  15,718,993
   Related companies (Note 13).....      7,198,363      7,198,363   1,635,713
   Vehicles (Note 7)...............        486,206        356,507     373,912
   Employees and other (Notes 18
    and 20)........................      3,240,580      3,240,580   2,746,602
                                        ----------     ----------  ----------
                                        29,816,783     29,687,084  20,475,220
                                        ==========     ==========  ==========

   At September 30, 2000, accrued expenses amount to some Bs.707,575,000 (Bs.580,199,000 in 1999), which relate to deposits made by the clients of a subsidiary to settle their debt with this subsidiary.

                                     A-2-11

NOTE 6--INVENTORIES:

   Inventories at September 30 comprise the following:

                                            In
                                    inflation-adjusted
                                         amounts       In historical amounts
                                    ------------------ ----------------------
                                           2000           2000       1999 *
                                    ------------------ ----------  ----------
                                           (In thousands of bolivars)
   Raw material....................     39,430,940     39,045,345  40,578,381
   Finished products and work in
    progress.......................      9,642,488      9,629,212  10,538,687
   Packaging material and other....      2,291,746      2,352,709   2,208,882
   Other inventories...............        469,811        389,418     323,473
   Raw material in transit.........         60,570         57,851      32,865
   Provision for obsolescence......       (393,759)      (353,483)    (23,070)
                                        ----------     ----------  ----------
                                        51,501,796     51,121,052  53,659,218
                                        ==========     ==========  ==========

  --------
  * Reclassified for comparative purposes.

   During the year ended September 30, 2000, the Company and some of its subsidiaries retroactively changed the method used for valuating their raw material inventories from LIFO to the average cost method. The Company made this change since it believed that its inventory turnover, replacement costs, and the current economic situation required it to maintain its raw material inventories valued at more recent costs. The retroactive effect of having applied this method was some Bs.15,005,402,000, of which Bs.14,884,907,000 was credited to Unappropriated retained earnings at September 30, 1998, and Bs.120,495,000 was credited to Cost of sales in the statement of profit and loss for the ten-month period ended September 30, 1999.

   The financial statements of the Company and its subsidiaries for the years indicated above have been reclassified in accordance with the valuation method adopted in the year ended September 30, 2000.

   As a result of this reclassification, the Company recognized the effect of this change on Minority interest, which amounted to some Bs.347,383,000, of which some Bs.394,445,000 was debited from Unappropriated retained earnings at November 30, 1998, and Bs.47,062,000 was credited to Minority interest in the statement of profit and loss for the ten-month period ended September 30, 1999.

NOTE 7--LONG-TERM ACCOUNTS RECEIVABLE:

   Long-term accounts receivable relate to loans granted by a subsidiary to select distributors carriers, and employees for the purchase of vehicles. These loans have a maximum financing term of 48 months. Long-term accounts receivable also include loans granted to employees for the acquisition of housing, in conformity with the policies of the subsidiary, with preferential interest rates. The referred loans are shown net of the deferred gain resulting from the sale of vehicles to distributors and carriers, as well as the unearned interest on loans to employees.

                                     A-2-12

NOTE 8--INVESTMENTS IN LAND AND SHARES:

   Investments in land and shares at September 30, 2000 comprise the following:

                                              In
                                      inflation-adjusted
                                           amounts       In historical amounts
                                      ------------------ ---------------------
                                             2000          2000       1999
                                      ------------------ ---------------------
                                             (In thousands of bolivars)
   Shares:
     Transporte Polar, C.A...........     1,410,135        588,734     588,734
     Investments recorded under the
      equity method..................       210,521         56,626         --
     Company shares recorded at
      cost...........................        11,188         10,440      80,804
     Land and other..................       779,221         79,180     704,927
                                          ---------      --------- -----------
                                          2,411,065        734,980   1,374,465
                                          =========      ========= ===========

   Goodwill at September 30, 2000, in historical amounts, includes some Bs.679,600,000, net of amortization (Bs.906,133,000 in 1999) related to the acquisition of 25% equity in Corporacion Agroindustrial Corina, C.A. Goodwill also includes some Bs.152,755,000, net of amortization (Bs.402,315,000 in 1999) related to the acquisition of Productos de Maiz, S.A. (Promasa), located in Colombia, and some Bs.98,908,000, net of amortization (Bs.131,878,000 in 1999) related to the acquisition of the subsidiary Agroindustrias Integrales, C.A. in 1999.

   At September 30, 2000 and 1999, the deficit of the subsidiary, C.A. Promesa, of some Bs.3,036 million and Bs.2,194 million, respectively, exceeds its capital stock. At Special Shareholders' Meetings of the subsidiary held on October 17, 2000 and November 4, 1999, respectively, the shareholders agreed to make equity contributions of some Bs.2,000 million and Bs.3,000 million, respectively, toward future capital stock increases. These contributions were made by the Company on October 27, 2000 and November 19, 1999, respectively. In 1999 the contribution was made by taking out an interest-free loan for the same amount from the subsidiary, Refinadora de Maiz Venezolana, C.A. (Remavenca), which matured on November 20, 2000. In 2000 the subsidiary made the contribution with its own funds and the funds from interest-free loans taken out from the subsidiaries, Orion Investments, Inc. and International Products, Inc., which mature in October 2001.

   At September 30, 2000, the subsidiary's investments in Procria, C.A. and Servicios Division de Alimentos (SEDIAL), C.A. are recorded at these companies' equity value, calculated based on the unaudited financial statements at that date.

                                     A-2-13

NOTE 9--FIXED ASSETS:

   Fixed assets at September 30 comprise the following:

                                            In
                                    inflation-adjusted
                                         amounts        In historical amounts
                                    ------------------ ------------------------
                                           2000           2000         1999
                                    ------------------ -----------  -----------
                                            (In thousands of bolivars)
Buildings and facilities:
  Cost.............................     142,406,368     14,763,141   14,264,030
  Revaluation......................             --          12,889       12,889
Machinery and equipment:
  Cost.............................     324,807,215     55,048,365   51,177,984
  Revaluation......................             --           2,528        2,528
  Office furniture and equipment...      16,170,628      3,061,025    2,879,372
  Vehicles.........................      23,797,349      5,195,023    4,972,593
  Other............................       8,066,126      1,836,295    1,382,523
                                       ------------    -----------  -----------
                                        515,247,686     79,919,266   74,691,919
Accumulated depreciation:
  At cost..........................    (379,834,567)   (25,818,084) (18,182,473)
  At revaluation...................             --         (15,417)     (15,417)
                                       ------------    -----------  -----------
                                        135,413,119     54,085,765   56,494,029
Land:
  Cost.............................      21,305,631      4,104,329    3,118,565
  Revaluation......................             --         124,556       31,282
  Construction in progress.........       2,558,748      2,131,436    2,178,603
  Idle assets......................         284,018        282,476       25,543
                                       ------------    -----------  -----------
                                        159,561,516     60,728,562   61,848,022
                                       ============    ===========  ===========

NOTE 10--DEFERRED CHARGES AND OTHER ASSETS:

   Deferred charges and other assets at September 30 comprise the following:

                                             In
                                     inflation-adjusted
                                          amounts       In historical amounts
                                     ------------------ ----------------------
                                            2000           2000        1999
                                            ----           ----        ----
                                            (In thousands of bolivars)
SAP-R3 system.......................      5,204,664      3,914,213   3,890,944
Project for Excellence in
 Distribution.......................      1,199,306      1,157,831         --
Preoperating expenses...............      1,279,094        824,607     422,643
Model Branch Project................        192,361        190,508         --
Other projects......................         68,925         68,925         --
                                         ----------     ----------  ----------
                                          7,944,350      6,156,084   4,313,587
Accumulated depreciation............     (3,580,532)    (2,432,895) (1,004,729)
                                         ----------     ----------  ----------
                                          4,363,818      3,723,189   3,308,858
Spare parts and supplies, net of
 provision of some Bs.690,451,000
 (some Bs.564,437,000 in 1999)......      4,205,454      3,436,654   2,457,599
Reusable containers.................        221,547        104,348     103,691
Other...............................      1,118,171      1,102,471     883,001
                                         ----------     ----------  ----------
                                          9,908,990      8,366,662   6,753,149
                                         ==========     ==========  ==========


                                     A-2-14

NOTE 11--LOANS AND BANK OVERDRAFTS:

   Loans and bank overdrafts at September 30 comprise the following:

                                                        In historical bolivars
                                                        ----------------------
                                                           2000        1999
                                                           ----        ----
                                                           (In thousands of
                                                              bolivars)
Loans from local banks, with short-term maturity, and
 annual interests between
 13.5% and 16.75% (25% annual interest in 1999)........  11,900,000    240,000
Loans for some 11,817 million Colombian pesos,
 equivalent to US$5,325,730
 (some 2,000 million Colombian pesos, equivalent to
 US$992,518 in 1999) from banks in Colombia, with
 annual interest between 7.58% and 14.5% (17.5% annual
 interest in 1999), and maturity in October and
 November 2000 (Note 18)...............................   3,681,411    623,053
Loans for US$5,560,500 from foreign banks, with short-
 term maturity, and annual interests between 7.81% and
 7.87%.................................................         --   3,490,604
Bank overdrafts........................................   1,009,907    126,249
                                                        ----------- ----------
                                                         16,591,318  4,479,906
                                                        =========== ==========

   Two subsidiaries have taken out loans in foreign currency from foreign banks to finance working capital.

NOTE 12--NOTES AND ACCOUNTS PAYABLE:

   Notes and accounts payable at September 30 comprise the following:

                                                               In historical
                                                                 bolivars
                                                           ---------------------
                                                              2000       1999
                                                           ---------- ----------
                                                             (In thousands of
                                                                 bolivars)
   Raw material producers................................. 11,957,175 19,573,703
   Suppliers (Note 18)....................................  9,796,197  7,098,695
   Related companies (Note 13)............................  1,902,836  1,393,930
   Other (Note 18)........................................  1,452,760  2,290,009
                                                           ---------- ----------
                                                           25,108,968 30,356,337
                                                           ========== ==========

                                    A-2-15

NOTE 13--BALANCES AND TRANSACTIONS WITH RELATED COMPANIES:

   The Company and its subsidiaries belong to Empresas Polar and as such conduct important transactions with other members of the Foods Strategic Business Unit and the Beer and Malta Strategic Business Unit.

   Below is a breakdown of the balances with related companies at September 30:

                                                               2000      1999
                                                             --------- ---------
                                                              (In thousands of
                                                             historical bolivar)
   Accounts receivable:
     C.A. Inversora Exito 2000.............................. 1,931,848   939,072
     Cerveceria Polar del Centro, C.A....................... 1,607,020   265,565
     Cerveceria Polar de Oriente, C.A....................... 1,299,792   133,723
     Cerveceria Modelo, C.A................................. 1,219,312   112,404
     Cerveceria Los Cortijos, C.A...........................   921,603       --
     Industrias Benco, C.A..................................   116,867       --
     Condominio Fundacion Polar.............................       --     36,371
     Other..................................................   101,921   148,578
                                                             --------- ---------
                                                             7,198,363 1,635,713
                                                             ========= =========
   Accounts payable:
     Cerveceria Polar, C.A.................................. 1,223,660   855,568
     Cerveceria Polar Los Cortijos, C.A.....................       --    335,816
     Compania de Espectaculos del Este, S.A., CEDESA........   392,881    85,464
     Other..................................................   286,295   117,082
                                                             --------- ---------
                                                             1,902,836 1,393,930
                                                             ========= =========

   During 2000 the Company's subsidiaries recorded expenses for administration services and air cargo services for some Bs.6,911,565,000 and Bs.240,177,000, respectively, rendered by related companies, which are included in Other net income and expenses.

   In 2000 and 1999 some of the Company's subsidiaries also granted funds for some Bs.1,931,848,000 to the related company, C.A. Inversora Exito 2000, which will be transferred to the Housing Trust Fund set up by this related company in a local bank for granting housing loans to employees from the companies that belong to the Foods Strategic Business Unit of Empresas Polar.

   Certain loans from related companies earn interest at market rates. During the year ended September 30, 2000, some subsidiaries recorded interest income for some Bs.89 million (Bs.45 million in 1999).

NOTE 14--TAXES:

 Income tax-

   The fiscal year of the Company and its subsidiaries ends on September 30.

   Based on the interpretation by the Company's management and its legal counsel of the prevailing Income Tax Law, during the year ended September 30, 2000, the Company and some of its subsidiaries have applied the Economic Unit, according to which the Company consolidates its fiscal results with those of its subsidiaries, Refinadora de Maiz Venezolana, C.A. (Remavenca), Corporacion Agroindustrial Corina, C.A., Molinos Sagra, C.A. (Mosaca), Alimentos Procria, C.A., and C.A. Promesa, and appointed Remavenca as a representative of this Unit before the tax authorities. In order to compute consolidated taxable income for 2000, the Company consolidated its tax results with the tax gains and losses of the referred subsidiaries.

                                     A-2-16

   The Income Tax Law allows tax losses and rebates for new investments to be carried forward to offset taxes for up to three years. The Company and some of its subsidiaries have tax loss carryforwards for some Bs.18,495 million, of which some Bs.11,116 million is available up to 2001, some Bs.3,685 million is available up to 2002, and some Bs.3,694 million is available up to 2003. Similarly, some of the Company's subsidiaries have rebates for new investments for some Bs.10,914 million, of which some Bs.6,841 million is available up to 2000, some Bs.3,663 million is available up to 2001, and some Bs.410 million is available up to 2002.

   Tax loss carryforwards and rebates for new investments in fixed assets were adjusted for changes in the tax unit at September 30, 2000.

   The difference between book and taxable income mainly arises from the effect of the yearly inflation adjustment, the provision for doubtful accounts, accrued expenses and other provisions, and accruals for employee termination benefits.

   During the year ended September 30, 2000, some of the subsidiaries had an income tax expense for some Bs.2,029 million, of which some Bs.1,563 million (Bs.1,267 million in 1999) related to the subsidiaries located in Colombia.

   At September 30, 2000 and 1999, income taxes payable are shown net of prepaid taxes during the year.

 Business assets tax-

   Business assets tax is a minimum tax, complementary to income tax. It is calculated as 1% of the simple yearly average of the inflation-adjusted assets, calculated on amounts at the beginning and at the end of the year. Under current regulations, in 2000 the Company and its subsidiaries calculated this tax together with income tax, recording the amount that resulted greater as the tax expense.

   In 2000 the expense of some of the Company's subsidiaries relates to business assets tax for some Bs.2,521 million (Bs.2,346 million in 1999). Business assets tax credits may be used to offset income tax for up to three years, provided that the latter is greater.

NOTE 15--SHAREHOLDERS' EQUITY:

   At a Regular General Shareholders' Meeting held in December 1999, the shareholders agreed to declare a cash dividend of up to some Bs.7,503 million, debiting Unappropriated retained earnings.

   At a Special Shareholders' Meeting held on August 30, 1999, the shareholders agreed to declare a dividend in kind for some Bs.26,351 million, represented by the Company's beneficiary rights at July 31, 1999 over the trust fund in Deutsche Bank International Trust Co. Limited (see Note 4).

   At a Regular General Shareholders' Meeting held on March 23, 1999, the shareholders agreed to increase the Company's capital stock by Bs.273,693,600, through the issuance of 2,736,936 new shares, with a par value of Bs.100 each. These shares were subscribed and paid-in by the shareholders, through the contribution of shares of some of the subsidiaries.

   At September 30, 2000 and 1999, the Company's capital stock is represented by 644,010,300 shares with a par value of Bs.100 each.

   Based on its bylaws, the Company set aside 1% of the net income for the year ended September 30, 2000 and for the ten-month period ended September 30, 1999 for the payment of statutory equity to certain shareholders. In 2000 the amount recorded in this connection amounted to some Bs.376,345,000 (Bs.384,517,000 in 1999) and is recorded under Accrual for statutory equity and wages and salaries.

                                     A-2-17

   At September 30, 2000, Unappropriated retained earnings amount to some Bs.52,000 million (Bs.11,600 million in 1999) from interest on retained earnings of consolidated subsidiaries, which will be available when these subsidiaries declare and distribute the related dividends.

NOTE 16--RETIREMENT PENSION PLAN:

   The subsidiaries' pension plan is administered by the related company, Sociedad Civil para Beneficios Laborales "SOCIBELA", and requires employees to have rendered a minimum of ten years of service. This plan guarantees a payment equivalent to a minimum pension of ten years per eligible employee.

   According to actuarial calculations made in 1998, the companies determined their actuarial liability, which represents the current value of the plan's projected benefits. The unfinanced liability mainly arising from the retroactive cost of benefits will be amortized over thirty years. According to actuarial calculations, based on an 8% discount rate, the future annual cost of the plan is 8.95% per annum of the subsidiaries' payroll and includes amortization of the unfinanced liability. The amount charged to expenses in this connection during the year ended September 30, 2000 was some Bs.1,332 million (Bs.1,029 million in 1999), included in General and administrative expenses.

   General and administrative expenses in 2000 also include some Bs.293 million (Bs.3,008 million in 1999) related to single payments made to employees eligible for the retirement pension plan, who stopped rendering services to the Company's subsidiaries.

NOTE 17--STATUTORY FUND FOR WAGES AND SALARIES:

   Based on its bylaws, the Company included a statutory fund for salaries of directors and executives in the statement of profit and loss, equivalent to 3% of net income before expenses in this connection. During the year ended September 30, 2000, the amount recorded was Bs.1,163,955,000 (Bs.1,189,230,000 in the ten-month period ended September 30, 1999).

NOTE 18--BALANCES IN FOREIGN CURRENCY:

   Balances in foreign currency at September 30 mainly comprise the following:

                                                              In U.S. dollars
                                                            --------------------
                                                               2000      1999
                                                            ---------- ---------
                           ASSETS:
   Cash....................................................  2,046,379 1,452,663
   Short-term investments (Note 3)......................... 76,939,117 6,230,195
   Accounts receivable (Note 5)-
     Trade.................................................  5,319,801   506,767
     Other.................................................  1,468,480    57,028
   Advance to suppliers....................................    530,371       --
                                                            ---------- ---------
                                                            86,304,148 8,246,653
                                                            ========== =========
                         LIABILITIES:
   Bank loans (Note 11)-
     In U.S. dollars.......................................        --  5,560,500
     In Colombian pesos....................................  5,325,730   992,518
   Accounts payable (Note 12)-
     Suppliers.............................................  2,025,492 1,083,650
     Other.................................................        --     75,942
                                                            ---------- ---------
                                                             7,351,222 7,712,610
                                                            ========== =========


                                     A-2-18

NOTE 19--ISSUANCE OF BEARER COMMERCIAL PAPER:

   In 1999 and 1998 the Venezuelan Securities and Exchange Commission (CNV) authorized the subsidiary, Procesadora Venezolana de Cereales, S.A. (Provencesa), to issue bearer commercial paper for a maximum amount of Bs.65,000 million, or its equivalent in U.S. dollars, with maturity of one year, starting from the first issuance of commercial paper, as from December 1, 1999 and the second issuance as from December 10, 1998. During the year ended September 30, 2000, the subsidiary issued the following commercial paper:

 Matured:

 In local currency:

                                                                         Annual
   Series                                  Par value       Date of      interest
   ------                                  ---------- ----------------- --------
                                                      Issuance Maturity    %
                                                      -------- -------- --------
                                                  (Thousands of bolivars)
   99-I-1.................................  8,000,000 12-09-99 04-10-00  18.00
   99-I-2.................................  6,000,000 12-09-99 05-15-00  19.25
   99-I-3.................................  6,000,000 12-09-99 06-05-00  20.50
   99-II-1................................ 10,000,000 01-20-00 05-22-00  17.75
   99-I-4................................. 10,000,000 02-03-00 06-12-00  17.00
   99-I-5.................................  8,000,000 02-17-00 07-10-00  16.00
   99-I-6.................................  8,000,000 04-06-00 08-21-00  14.00
   99-II-2................................ 10,000,000 05-18-00 08-28-00  14.50
   99-I-7................................. 10,000,000 06-01-00 09-04-00  17.50

 In effect:

                                                                         Annual
                                        Value              Date of      interest
                                --------------------- ----------------- --------
                                               At
   Series                          Par     placement  Issuance Maturity    %
   ------                          ---     ---------- -------- -------- --------
                                            (Thousands of bolivars)
   99-I-8......................  8,000,000  8,000,000 07-13-00 10-23-00  15.50
   99-I-9......................  8,000,000  8,000,000 08-17-00 11-27-00  15.50
   99-II-3.....................  8,000,000  8,000,000 08-24-00 12-04-00  15.50
   99-II-4.....................  8,000,000  8,000,000 08-31-00 01-15-01  15.50
                                ---------- ----------
                                32,000,000 32,000,000
                                ========== ==========

   Commercial paper was issued at a discount and is guaranteed by commission agreements entered into by the following related companies: Remavenca and its branches, Corina and its branches, and Mosaca, which all belong to the Foods Strategic Business Unit of Empresas Polar. As from December 1999 commercial paper is also guaranteed by commission agreements entered into by the following related companies: Cerveceria Polar Los Cortijos, C.A., Cerveceria Polar de Oriente, C.A., Cerveceria Modelo, C.A., and Cerveceria Polar del Centro, C.A., which all belong to the Beer and Malta Strategic Business Unit of Empresas Polar. In addition, the commercial paper issued is guaranteed by a non-transferable documented irrevocable letter of credit issued by a foreign financial institution.

NOTE 20--COMMITMENTS:

   In May 2000 one of the Company's subsidiaries entered into a ten-year manufacturing services agreement with a local company, pursuant to which the subsidiary undertakes to supply the required raw and packaging material and cash in the form of a loan. At September 30, 2000, Other accounts receivable include some Bs.693 million related to this agreement.


                                     A-2-19

NOTE 21--CONTINGENCIES:

 Taxes-

   In October 1999 the subsidiary, Refinadora de Maiz Venezolana, C.A. (Remavenca) received tax assessments from the National Integrated Tax Administration Service (SENIAT) related to income tax returns of some Bs.11,659 million for the years ended September 30, 1995, 1996, 1997, and 1998, for failure to make withholdings on payments of commissions and other, differences in yearly inflation adjustments, and disallowance of rebates for new investments.

   In August 1995 a company that had been merged with Remavenca in 1998 received tax assessments from the SENIAT for income tax returns related to the years ended October 31, 1991, 1992, and 1993, and for the year ended September 30, 1994, amounting to some Bs.3,530 million, for income tax, fines, monetary adjustment, and compensatory interest, related mainly to the disallowance of expenses charged to cost for purposes of taxable income. The Company filed appeals against the additional tax assessments. As a result, the tax payment forms in relation to the fines of some Bs.1,783 million became null and void.

   In 1994 the subsidiary, Refinadora de Maiz Venezolana, C.A. (Remavenca) and its subsidiaries received additional tax assessments from the National Integrated Tax Administration Service (SENIAT) for some Bs 570 million, which included fines and interest.

   The Company's subsidiaries have taken the related legal measures and, in the opinion of their management, these assessments will not be upheld. Consequently, the Company has not set aside a provision in this connection.

                                     A-2-20

NOTE 22--CONSOLIDATED FINANCIAL STATEMENTS EXPRESSED IN INFLATION--ADJUSTED AMOUNTS, AND PROVIDED AS SUPPLEMENTARY INFORMATION:

   Below are the consolidated financial statements at September 30, 1999, expressed in inflation-adjusted amounts, and provided as supplementary information:

                           CONSOLIDATED BALANCE SHEET

                              SEPTEMBER 30, 1999*
           (In thousands of constant bolivars at September 30, 2000)

                                     ASSETS
Current assets:
  Cash..............................................................   9,212,772
  Short-term investments............................................  12,571,062
  Notes and accounts receivable.....................................  23,928,757
  Inventories.......................................................  61,611,241
  Advances to suppliers.............................................     254,541
  Prepaid expenses..................................................   1,021,920
                                                                     -----------
    Total current assets............................................ 108,600,293
Long-term accounts receivable.......................................   1,009,040
Investments in land and shares......................................   4,798,635
Fixed assets........................................................ 177,136,535
Goodwill, net of accumulated amortization...........................     594,225
Deferred charges and other assets...................................   9,188,097
                                                                     -----------
                                                                     301,326,825
                                                                     ===========
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Loans and bank overdrafts.........................................   5,194,003
  Investors in commercial paper.....................................  13,912,800
  Notes and accounts payable........................................  35,195,137
  Taxes payable.....................................................   3,241,081
  Accrual for statutory equity and wages and salaries...............   2,017,465
  Accrued expenses, employee benefits and other liabilities.........  17,683,764
  Employee termination benefits payable.............................     705,812
                                                                     -----------
    Total current liabilities.......................................  77,950,062
Accrual for employee termination benefits...........................   3,854,912
                                                                     -----------
    Total liabilities...............................................  81,804,974
Minority interest...................................................  20,486,873
Shareholders' equity................................................ 199,034,978
                                                                     -----------
                                                                     301,326,825
                                                                     ===========

--------
*  Reclassified for comparative purposes

                                     A-2-21

                   CONSOLIDATED STATEMENT OF PROFIT AND LOSS

                   TEN-MONTH PERIOD ENDED SEPTEMBER 30, 1999*
            (In thousands of constant bolivars at September 30, 2000)

Net sales.......................................................... 441,898,758
Share in sales.....................................................  35,171,045
                                                                    -----------
                                                                    477,069,803
Cost of sales...................................................... 340,781,935
                                                                    -----------
    Gross income................................................... 136,287,868
                                                                    -----------
Operating expenses:
  Distributing and selling.........................................  54,058,400
  General and administrative.......................................  52,463,046
  Cash discounts and other.........................................   2,352,276
  Provision for doubtful accounts..................................     503,118
  Statutory fund for wages and salaries............................   1,378,793
                                                                    -----------
                                                                    110,755,633
                                                                    -----------
    Operating income...............................................  25,532,235
                                                                    -----------
Full financing income (expense):
  Interest expense, net............................................ (26,050,420)
  Exchange gains and losses, net...................................      77,447
  Gain from monetary position......................................  12,572,088
                                                                    -----------
                                                                    (13,400,885)
                                                                    -----------
Other income and expenses:
  Interest income from trust fund, net.............................   9,490,505
  Loss from sale and disposal of vehicles and fixed assets.........  (2,985,308)
  Other income, net................................................   5,323,015
                                                                    -----------
                                                                     11,828,212
                                                                    -----------
    Income before taxes and minority interest......................  23,959,562
Taxes:
  Business assets tax..............................................  (2,799,839)
  Income tax.......................................................  (1,468,488)
  Equity in minority interest......................................     642,802
                                                                    -----------
    Net income.....................................................  20,334,037
                                                                    ===========

--------
* Reclassified for comparative purposes

                                     A-2-22

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                   TEN-MONTH PERIOD ENDED SEPTEMBER 30, 1999
           (In thousands of constant bolivars at September 30, 2000)

                              Capital stock
                          ----------------------                                                      Total
                          Subscribed  Inflation    Legal                  Negative   Translation  shareholders'
                          and paid-in adjustment  reserve    Deficit*     goodwill   adjustment      equity
                          ----------- ---------- --------- ------------  ----------- -----------  -------------
Balances at September
 30, 1998 ..............  64,127,337  25,969,065       --      (768,578) 120,404,985   1,146,217   210,879,026
Capital stock increase..     273,693      71,710       --           --           --          --        345,403
Dividends in kind.......         --          --        --   (30,814,103)         --          --    (30,814,103)
Negative goodwill.......         --          --        --           --       438,160         --        438,160
Translation adjustment
 in subsidiaries .......         --          --        --           --           --   (3,396,211)   (3,396,211)
Acquisition of
 subsidiary.............         --          --        --           --     1,694,475         --      1,694,475
Net income..............         --          --        --    20,334,037          --          --     20,334,037
Appropriation to legal
 reserve................         --          --  2,229,050   (2,229,050)         --          --            --
Accrual for payment of
 statutory equity.......         --          --        --      (445,809)         --          --       (445,809)
                          ----------  ---------- --------- ------------  ----------- -----------   -----------
Balances at September
 30, 1999...............  64,401,030  26,040,775 2,229,050 (13,923,503)  122,537,620 (2,249,994)   199,034,978
                          ==========  ========== ========= ============  =========== ===========   ===========

--------
* Reclassified for comparative purposes

                                     A-2-23

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                   TEN-MONTH PERIOD ENDED SEPTEMBER 30, 1999*
            (In thousands of constant bolivars at September 30, 2000)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................................  20,334,037
  Accrual for statutory equity....................................    (445,809)
                                                                   -----------
        Net income after accrual for statutory equity.............  19,888,228
  Adjustments to reconcile net income to net cash provided by operating activities -
    Depreciation..................................................  25,542,570
    Amortization of deferred charges..............................   1,211,640
    Goodwill amortization.........................................     207,413
    Interest income from trust fund...............................  (9,490,505)
    Accrual for employee termination benefits.....................   5,851,754
    Employee termination benefits paid............................  (5,200,182)
    Provision for doubtful accounts...............................     503,118
    Uncollectible accounts written off............................    (201,940)
  Net change in operating assets and liabilities -
      Notes and accounts receivable...............................   5,937,407
      Inventories.................................................  43,279,798
      Advances to suppliers.......................................     494,981
      Prepaid expenses............................................   1,968,430
      Goodwill....................................................      98,552
      Long-term accounts receivable...............................     201,725
      Vehicles for sale...........................................   3,071,187
      Deferred charges and other assets...........................  (6,163,907)
      Notes and accounts payable.................................. (12,315,056)
      Taxes payable...............................................   1,653,659
      Dividends payable...........................................  (5,355,360)
      Accrual for statutory equity and wages and salaries.........  (2,868,778)
      Accrued expenses, employee benefits and other liabilities... (12,876,012)
      Minority interest...........................................  (2,009,972)
                                                                   -----------
        Net cash provided by operating activities.................  53,428,750
                                                                   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net change in investment in financial instruments...............   1,141,155
  Net change in investment in trust fund..........................  35,339,711
  Net change in fixed assets......................................  (7,007,409)
  Net change in investments in land and shares....................  (1,233,871)
  Translation adjustment in subsidiaries..........................  (3,396,211)
  Negative goodwill...............................................     438,160
  Acquisition of subsidiary.......................................   1,694,475
                                                                   -----------
        Net cash provided by investing activities.................  26,976,010
                                                                   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital stock increase..........................................     345,403
  Dividends in kind............................................... (30,814,103)
  Loans and bank overdrafts....................................... (31,243,909)
  Investments in commercial paper................................. (18,485,459)
                                                                   -----------
        Net cash used in financing activities..................... (80,198,068)
                                                                   -----------
CASH AND CASH EQUIVALENTS:
  Change for the period...........................................     206,692
  At the beginning of the period..................................  21,577,142
                                                                   -----------
  At the end of the period........................................  21,783,834
                                                                   ===========
SUPPLEMENTARY INFORMATION:
  Result from monetary position -
    In operating activities.......................................   4,048,659
    In investing activities.......................................  (9,857,965)
    In financing activities.......................................  21,605,764
    From holding cash at the beginning of the period..............  (3,224,370)
                                                                   -----------
  Gain from monetary position.....................................  12,572,088
                                                                   ===========

--------
* Reclassified for comparative purposes

                                     A-2-24

   The consolidated financial statements at September 30, 1999, expressed in inflation-adjusted amounts and provided as supplementary information, are presented in accordance with the bases described in Note 2b).

 Inventories -

   Inventories at September 30, 1999 are presented based on the General Price Index at September 30, 2000:

                                                                        (In
                                                                     thousands
                                                                         of
                                                                     bolivars)
                                                                     ----------
   Raw material..................................................... 46,333,719*
   Finished products and work in progress........................... 12,261,778
   Packaging material and other.....................................  2,580,676
   Other inventories................................................    424,773
   Raw material in transit..........................................     38,104
   Provision for obsolescence.......................................    (27,809)
                                                                     ----------
                                                                     61,611,241
                                                                     ==========

  --------
   *Reclassified for comparative purposes.

 Investments in land and shares -

   Investments at September 30, 1999 are presented based on the General Price Index at September 30, 2000:

                                                                   (In thousands
                                                                   of bolivars)
                                                                   -------------
   Shares:
     Transporte Polar, C.A. ......................................   1,410,135
     Shares of related companies recorded at cost.................     945,734
     Land and other...............................................   2,442,766
                                                                     ---------
                                                                     4,798,635
                                                                     =========

 Fixed assets -

   Fixed assets at September 30, 1999 are presented based on the General Price Index at September 30, 2000:

                                                                       (In
                                                                   thousands of
                                                                    bolivars)
                                                                   ------------
   Buildings and facilities.......................................  142,185,166
   Machinery and equipment........................................  313,167,085
   Office furniture and equipment.................................   15,712,905
   Vehicles.......................................................   27,468,029
   Other..........................................................    7,566,091
                                                                   ------------
     Carried forward..............................................  506,099,276
     Brought forward..............................................  506,099,276
   Accumulated depreciation....................................... (353,816,527)
                                                                   ------------
                                                                    152,282,749

   Land:
     Cost.........................................................   19,197,854
     Revaluation..................................................      221,689
     Construction in progress.....................................    5,391,994
     Idle assets..................................................       42,249
                                                                   ------------
                                                                    177,136,535
                                                                   ============

                                    A-2-25

 Deferred charges and other assets -

   Deferred charges and other assets at September 30, 1999 are presented based on the General Price Index at September 30, 2000:

                                                                        (In
                                                                     thousands
                                                                         of
                                                                     bolivars)
                                                                     ----------
   SAP-R3 system....................................................  4,678,731
   Preoperating expenses of foreign subsidiaries....................    877,130
   Accumulated amortization......................................... (1,211,640)
                                                                     ----------
                                                                      4,344,221
   Spare parts and supplies, net of provision.......................  3,517,461
   Reusable containers..............................................    223,777
   Other............................................................  1,102,638
                                                                     ----------
                                                                      9,188,097
                                                                     ==========

                                     A-2-26

              ALPROVENCA, ALIMENTOS Y PRODUCTOS VENEZOLANOS, C.A.
                              AND ITS SUBSIDIARIES
                (Formerly Proalca Productos Alimenticios, C.A.)

                       REPORT OF INDEPENDENT ACCOUNTANTS
                     AND CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999

November 30, 1999

To the Shareholders and Board of Directors of Alprovenca, Alimentos y Productos Venezolanos, C.A.
(formerly Proalca Productos Alimenticios, C.A.)

   We have audited the consolidated balance sheet of Alprovenca, Alimentos y Productos Venezolanos, C.A. (formerly Proalca Productos Alimenticios, C.A.) and its subsidiaries at September 30, 1999, and the related consolidated statements of profit and loss, shareholders' equity and cash flows for the ten-month period then ended, prepared under the historical cost convention. We have also audited the accompanying consolidated financial statements at September 30, 1999, expressed in inflation-adjusted amounts and provided as supplementary information. The preparation of these consolidated financial statements and their notes is the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in Venezuela. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   The accompanying consolidated financial statements are prepared under the historical cost convention and, therefore, give no recognition to the effects of inflation, as required by generally accepted accounting principles published by the Venezuelan Federation of Public Accountants. As shown in the accompanying consolidated financial statements at September 30, 1999, expressed in inflation-adjusted amounts and provided as supplementary information, recognition of the effects of inflation would substantially modify the financial position and results of operations shown in the accompanying historical cost consolidated financial statements.

   In our opinion, due to the effects of the matter described in the third paragraph, the accompanying consolidated financial statements at September 30, 1999 audited by us, prepared under the historical cost convention and provided as primary information, do not present fairly, in conformity with accounting principles generally accepted in Venezuela, the financial position of Alprovenca, Alimentos y Productos Venezolanos, C.A. (formerly Proalca Productos Alimenticios, C.A.) and its subsidiaries at September 30, 1999, or the results of their operations or their cash flows for the ten-month period then ended.

   The accompanying consolidated financial statements at September 30, 1999, prepared under the historical cost convention and provided as primary information, constitute a presentation which differs from accounting principles generally accepted in Venezuela. In our opinion, the accompanying consolidated financial statements of Alprovenca, Alimentos y Productos Venezolanos, C.A. (formerly Proalca Productos Alimenticios, C.A.) and its subsidiaries prepared under the historical cost convention, are presented fairly in conformity with the accounting bases described in Note 2). In addition, the accompanying consolidated financial statements at September 30, 1999, expressed in inflation-adjusted amounts and provided as supplementary information, present fairly the adjustment for the effects of inflation of the historical cost consolidated financial statements at September 30, 1999, in conformity with accounting principles generally accepted in Venezuela.

ESPINEIRA, SHELDON Y ASOCIADOS

Maria del Carmen Sanchez C.
CPC 3157

                                     A-3-1

              ALPROVENCA, ALIMENTOS Y PRODUCTOS VENEZOLANOS, C.A.
                              AND ITS SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1999
                            (Thousands of bolivars)

                                                                         In
                                               In inflation-adjusted historical
                                                    amounts as       amounts as
                                                   supplementary       primary
                                                    information      information
                                               --------------------- -----------
                   ASSETS
                   ------
Current assets:
  Cash (Note 18).............................         7,946,155        7,946,155
  Short-term investments (Notes 3 and 18)....        10,842,731       10,842,731
  Notes and accounts receivable (Notes 5 and
   18).......................................        20,638,914       20,475,220
  Inventories (Note 6).......................        52,939,967       38,653,816
  Advances to suppliers......................           219,546          219,546
  Prepaid expenses...........................           881,421          786,518
                                                    -----------      -----------
    Total current assets.....................        93,468,734       78,923,986
Long-term accounts receivable (Note 7).......           870,312          555,996
Investments in land and shares (Note 8)......         4,138,895        1,374,465
Fixed assets (Note 9)........................       152,782,935       61,848,022
Goodwill, net of accumulated amortization
 (Note 8)....................................           512,529        1,440,326
Deferred charges and other assets (Note 10)..         7,924,872        6,753,149
                                                    -----------      -----------
                                                    259,698,277      150,895,944
                                                    ===========      ===========

    LIABILITIES AND SHAREHOLDERS' EQUITY
    ------------------------------------
Current liabilities:
  Bank loans and overdrafts (Notes 11 and
   18).......................................         4,479,906        4,479,906
  Investments in commercial paper (Note 19)..        12,000,000       12,000,000
  Notes and accounts payable (Notes 12 and
   18).......................................        30,356,337       30,356,337
  Taxes payable (Note 14)....................         2,795,481        2,795,481
  Accrual for statutory equity and wages and
   salaries (Notes 15 and 17)................         1,740,094        1,740,094
  Accrued expenses, employee benefits and
   other liabilities (Note 5)................        15,252,513       15,252,513
  Employee termination benefits payable......           608,774          608,774
                                                    -----------      -----------
    Total current liabilities................        67,233,105       67,233,105
Accrual for employee termination benefits....         3,324,920        3,324,920
                                                    -----------      -----------
    Total liabilities........................        70,558,025       70,558,025

Minority interest............................        17,684,731        6,845,875
Shareholders' equity (Note 15)...............       171,455,521       73,492,044
                                                    -----------      -----------
                                                    259,698,277      150,895,944
                                                    ===========      ===========


   The accompanying notes are an integral part of the consolidated financial statements

                                     A-3-2

              ALPROVENCA, ALIMENTOS Y PRODUCTOS VENEZOLANOS, C.A.
                              AND ITS SUBSIDIARIES

                   CONSOLIDATED STATEMENT OF PROFIT AND LOSS
                   TEN-MONTH PERIOD ENDED SEPTEMBER 30, 1999
                            (Thousands of bolivars)

                                                                       In
                                             In inflation-adjusted historical
                                                  amounts as       amounts as
                                                 supplementary       primary
                                                  information      information
                                             --------------------- -----------
Net sales...................................      381,144,349      347,677,130
Equity in sales.............................       30,335,557       27,740,629
                                                  -----------      -----------
                                                  411,479,906      375,417,759
Cost of sales...............................      293,492,775      242,917,039
                                                  -----------      -----------
    Gross income............................      117,987,131      132,500,720
                                                  -----------      -----------
Operating expenses:
  Selling and distribution..................       46,626,186       41,049,431
  General and administrative (Note 16)......       45,250,169       39,397,182
  Cash discounts and other..................        2,028,873        1,809,394
  Provision for doubtful accounts...........          433,947          400,973
  Statutory fund for wages and salaries
   (Note 17)................................        1,189,230        1,189,230
                                                  -----------      -----------
                                                   95,528,405       83,846,210
                                                  -----------      -----------
    Operating income........................       22,458,726       48,654,510
                                                  -----------      -----------
Full financing income (expense):
  Interest expense, net (Notes 11 and 19)...      (22,468,881)     (21,074,505)
  Exchange differences, net.................           66,799           65,911
  Gain from monetary position...............       10,843,616              --
                                                  -----------      -----------
                                                  (11,558,466)     (21,008,594)
                                                  -----------      -----------
Other income and expenses:
  Interest income from investment in trust
   fund, net (Note 4).......................        8,185,704        7,952,484
  Loss on sale and withdrawal of vehicles
   and fixed assets (Notes 2a and 7)........       (2,574,874)        (594,355)
  Other income, net.........................        4,591,181        8,348,511
                                                  -----------      -----------
                                                   10,202,011       15,706,640
                                                  -----------      -----------
    Income before taxes and minority
     interest...............................       21,102,271       43,352,556

Taxes (Note 14):
  Business assets tax.......................       (2,414,903)      (2,346,358)
  Income tax................................       (1,266,593)      (1,266,593)
  Minority interest.........................          523,896       (1,287,827)
                                                  -----------      -----------
    Net income..............................       17,944,671       38,451,778
                                                  ===========      ===========

   The accompanying notes are an integral part of the consolidated financial statements

                                     A-3-3

              ALPROVENCA, ALIMENTOS Y PRODUCTOS VENEZOLANOS, C.A.
                              AND ITS SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                   TEN-MONTH PERIOD ENDED SEPTEMBER 30, 1999
                            (Thousands of bolivars)

                                In historical amounts as primary information
                          ----------------------------------------------------------
                                                Retained
                           Capital     Legal    earnings    Translation
                            stock     reserve   (deficit)   adjustment      Total
                          ---------- --------- -----------  -----------  -----------
Balances at November 30,
 1998...................  64,127,337       --     (684,768)    815,835    64,258,404
Capital stock increase
 (Note 15)..............     273,693       --          --          --        273,693
Dividends in kind (Note
 15)....................         --        --  (26,350,825)        --    (26,350,825)
Translation adjustment
 in subsidiary..........                   --               (2,756,489)   (2,756,489)
Net income..............         --             38,451,778         --     38,451,778
Appropriation to legal
 reserve................             1,922,589  (1,922,589)                      --
Accrual for statutory
 equity (Note 15).......         --        --     (384,517)        --       (384,517)
                          ---------- --------- -----------  ----------   -----------
Balances at September
 30, 1999...............  64,401,030 1,922,589   9,109,079  (1,940,654)   73,492,044
                          ========== ========= ===========  ==========   ===========




   The accompanying notes are an integral part of the consolidated financial statements

                                     A-3-4

              ALPROVENCA, ALIMENTOS Y PRODUCTOS VENEZOLANOS, C.A.
                              AND ITS SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                   TEN-MONTH PERIOD ENDED SEPTEMBER 30, 1999
                            (Thousands of bolivars)

                                     In inflation-adjusted amounts as supplementary information
                          -----------------------------------------------------------------------------------
                              Capital stock
                          ---------------------                                                     Total
                          Subscribed Inflation    Legal                 Negative   Translation  shareholders'
                           and paid  adjustment  reserve    Deficit     goodwill   adjustment      equity
                          ---------- ---------- --------- -----------  ----------- -----------  -------------
Balances at November 30,
 1998...................  64,127,337 13,582,170       --    1,284,319  103,851,117    988,629    181,264,934
Capital stock increase
 (Note 15)..............     273,693     24,222       --          --           --         --         297,915
Dividends in kind (Note
 15)....................         --         --        --  (26,577,629)         --         --     (26,577,629)
Negative goodwill (Note
 15)....................         --         --        --          --       377,920        --         377,920
Translation adjustment
 in subsidiaries........         --         --        --          --           --  (2,929,283)    (2,929,283)
Acquisition of
 subsidiaries...........         --         --        --          --     1,461,510                 1,461,510
Net income..............         --         --        --   17,944,671          --         --      17,944,671
Appropriation to legal
 reserve................         --         --  1,922,589  (1,922,589)         --         --             --
Accrual for statutory
 equity (Note 15).......         --         --        --     (384,517)         --         --        (384,517)
                          ---------- ---------- --------- -----------  ----------- ----------    -----------
Balances at September
 30, 1999...............  64,401,030 13,606,392 1,922,589 (12,224,383) 105,960,547 (1,940,654)   171,455,521
                          ========== ========== ========= ===========  =========== ==========    ===========




   The accompanying notes are an integral part of the consolidated financial statements

                                     A-3-5

              ALPROVENCA, ALIMENTOS Y PRODUCTOS VENEZOLANOS, C.A.
                              AND ITS SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                   TEN-MONTH PERIOD ENDED SEPTEMBER 30, 1999
                            (Thousands of bolivars)

                                                  In inflation-   In historical
                                                 adjusted amounts  amounts as
                                                 as supplementary    primary
                                                   information     information
                                                 ---------------- -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income....................................     17,944,671      38,451,778
 Accrual for statutory equity..................       (384,517)       (384,517)
                                                   -----------     -----------
 Net income after accrual for statutory
  equity.......................................     17,560,154      38,067,261
 Adjustments to reconcile net loss to net cash
  provided by operating activities -
   Depreciation................................     22,030,852       6,529,319
   Amortization of deferred charges............      1,045,058         955,421
   Amortization of goodwill....................        178,897         425,041
   Interest income from investment in trust
    fund.......................................     (8,185,704)     (7,952,484)
   Accrual for employee termination benefits...      5,047,226       4,574,563
   Employee termination benefits paid..........     (4,494,696)     (3,432,723)
   Provision for doubtful accounts.............        433,947         400,973
   Write-off of uncollectible accounts.........       (174,176)       (174,176)
   Net change in operating assets and
    liabilities -
     Notes and accounts receivable.............      5,121,103         638,491
     Inventories...............................     36,892,691      21,136,317
     Advances to suppliers.....................        426,929         311,760
     Prepaid expenses..........................      1,697,801       1,103,495
     Goodwill..................................         85,003        (779,447)
     Long-term accounts receivable.............        173,991          97,359
     Vehicles for sale.........................      2,648,945       1,700,520
     Deferred charges and other assets.........     (5,316,463)     (5,436,513)
     Notes and accounts payable................    (10,621,922)     (3,459,688)
     Taxes payable.............................      1,426,306       1,665,612
     Dividends payable.........................     (4,619,079)     (3,811,750)
     Accrual for statutory equity and wages and
      salaries.................................     (2,474,365)     (1,737,756)
     Accrued expenses, employee benefits and
      other liabilities........................    (11,105,755)     (6,743,887)
     Employee termination benefits.............          9,461         252,991
     Minority interest.........................     (1,703,101)        574,622
                                                   -----------     -----------
     Net cash provided by operating
      activities...............................     46,083,103      44,905,321
                                                   -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Net change in investment in financial
  instruments..................................        984,263         812,232
 Net change in investment in trust fund........     30,481,034      26,351,007
 Net change in fixed assets....................     (6,043,996)     (6,656,920)
 Net change in investments in land and shares..     (1,064,232)       (631,785)
 Translation adjustment in subsidiaries........     (2,929,283)     (2,756,489)
 Negative goodwill.............................        377,920             --
 Acquisition of subsidiary.....................      1,461,510             --
                                                   -----------     -----------
     Net cash provided by investing
      activities...............................     23,267,216      17,118,045
                                                   -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Capital stock increase........................        297,915         273,693
 Dividends in kind.............................    (26,577,629)    (26,350,825)
 Bank loans and overdrafts.....................    (26,948,343)    (21,455,272)
 Investments in commercial paper...............    (15,943,987)    (11,059,900)
                                                   -----------     -----------
     Net cash used in financing activities.....    (69,172,044)    (58,592,304)
                                                   -----------     -----------
CASH AND CASH EQUIVALENTS:
 Change for the period.........................        178,275       3,431,062
 At the beginning of the period................     18,610,611      15,357,824
                                                   -----------     -----------
 At the end of the period......................     18,788,886      18,788,886
                                                   ===========     ===========
SUPPLEMENTARY INFORMATION:
 Result from monetary position -
   In operating activities.....................      9,665,834
   In investing activities.....................     (6,162,527)
   In financing activities.....................     10,593,096
   From holding cash at the beginning of the
    period.....................................     (3,252,787)
                                                   -----------
 Gain from monetary position...................     10,843,616
                                                   ===========

   The accompanying notes are an integral part of the consolidated financial statements

                                     A-3-6

              ALPROVENCA, ALIMENTOS Y PRODUCTOS VENEZOLANOS, C.A.
                              AND ITS SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999

NOTE 1--ACTIVITIES:

   The Company was incorporated in September 1998 and is engaged in the investment, subscription, and holding of shares in industrial, commercial, and service companies, especially in those related to the preparation, manufacturing, and distribution of food products.

   At a Regular General Shareholders' Meeting held on March 23, 1999, the shareholders decided to change the Company's name from Proalca Productos Alimenticios, C.A. to Alprovenca, Alimentos y Productos Venezolanos, C.A. At a Special Shareholders' Meeting held on August 30, 1999, the Company's year-end was changed to September 30 (see Note 2a).

   The Company and its subsidiaries belong to the Foods Strategic Business Unit of Empresas Polar and are mainly engaged in the production, distribution, sale, and storage of precooked corn flour, corn oil, rice, pasta, other derivatives for animal consumption or industrial use, and ice cream.

   The subsidiaries Procesadora Venezolana de Cereales, S.A. (Provencesa) and Productos Efe, S.A. and its subsidiaries are regulated by the Venezuelan Securities and Exchange Commission (CNV) and are, therefore, required to present their inflation-adjusted financial statements as primary information.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES IN USE:

   a) Historical-cost financial statements -

 Consolidation -

   The consolidated financial statements at September 30, 1999 include the accounts of the Company and its subsidiaries: Refinadora de Maiz Venezolana, C.A. (Remavenca) and its subsidiaries; C.A. Promesa; Corporacion Industrial Corina, C.A. (Corina) and its subsidiaries; Procesadora Venezolana de Cereales, S.A. (Provencesa); Agroindustrias Integrales, C.A.; Alimentos Procria, C.A. (dormant in 1999), majority-owned; Molinos Sagra, C.A. (Mosaca), 92.07%-owned; Productos Efe, C.A. and its subsidiaries, 61.97%-owned; and Rotograbados Venezolanos, S.A. (Rotoven), 59.99%-owned.

   The consolidated statement of profit and loss for the ten-month period ended September 30, 1999 includes the Company's operations for the period then ended and the operations conducted by the subsidiaries in the year ended September 30, 1999.

   Remavenca's subsidiaries, located in Colombia, are engaged in manufacturing and selling food products, holding and administering self-owned or third-party establishments engaged in the manufacturing and sale of food products, business and industrial processes outsourcing, and processing of corn and its by-products, such as grits, flours, flakes, precooked corn flour, germ, oils, germ by-products and other sub-products for animal consumption or industrial use.

   Intercompany balances and transactions are eliminated in consolidation. Minority interest in the results of the partially-owned subsidiaries is included in the consolidated statement of profit and loss. At September 30, 1999, minority interest has been determined based on net equity at that date and on the results of the partially-owned subsidiaries for the year ended September 30, 1999.

                                     A-3-7

 Inventories -

   The main inventories of raw materials of the subsidiaries are recorded based on the "last-in, first-out" (LIFO) method (see Note 6). The remaining inventories of raw materials, packaging materials, finished products, and other are recorded at cost, using the average-cost method. Average cost does not exceed market value.

 Investments -

   Investments in shares in affiliates, between 20% and 50% owned, are recorded under the equity method. Investments in shares that represent less than 20% equity are recorded at cost, which does not exceed market value.

   Investments in land are recorded at cost.

   Income from short-term investments and investments in trust funds are recognized as income when earned.

 Goodwill -

   Goodwill is amortized over a five-year period.

 Fixed assets -

   Fixed assets are recorded at cost. Disbursements for maintenance and repairs are expensed, while additions, renewals, and improvements are capitalized. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

   At a Board of Directors Meeting of the subsidiary, C.A. Promesa, held in June 1999, the Directors decided to withdraw the vehicles in transit available for sale to distributors and carriers, acquired by the subsidiary before October 1, 1998, and which amounted to some Bs.831,696,000 at June 30, 1999. This amount is included in the consolidated statement of profit and loss for the ten-month period ended September 30, 1999 under Loss on sale and withdrawal of vehicles and fixed assets. As of July 1, 1999, purchases of new vehicles for sale or financed to distributors and carriers are recorded as fixed assets.

 Deferred charges -

   Expenses incurred by the subsidiaries in the installation and start-up of the first phase of the SAP R3 system are being deferred and amortized over a three-year period as of October 1, 1998. Expenses incurred during the second phase will be amortized over a three-year period as of October 1, 1999.

   Preoperating expenses incurred in the construction of a new plant of a subsidiary are amortized over a five-year period as of March 1, 1998.

 Accrual for employee termination benefits -

   The subsidiaries accrue their liabilities for employee termination benefits, which are a vested right of employees based on the provisions of the Labor Law. The subsidiaries deposit these termination benefits in trust funds on behalf of their employees.

   Under certain circumstances, the Law also provides for an additional indemnity payment for unjustified dismissals and, based on experience, the subsidiaries have recorded an additional accrual to cover this possible liability.

                                     A-3-8

 Retirement pension plan -

   The subsidiaries and their related companies have a retirement pension plan for all eligible employees. The subsidiaries' obligations derived from this plan are reviewed by independent actuaries every three years or as required. The subsidiaries' annual contribution to the plan is recorded in the statement of profit and loss for the year (see Note 16).

 Credit sales -

   One of the subsidiaries finances, under certain circumstances, the acquisition of vehicles by exclusive distributors and carriers at a maximum term of 48 months. The resources that the subsidiary expects to change into cash, during the normal cycle of operations, are classified as short- or long-term accounts receivable, according to their maturity. Gross income from sales is realized as payments are received.

 Foreign currency -

   Foreign currency transactions are recorded at the exchange rate in effect at the date of the transaction. Exchange gains and losses are included in the statement of profit and loss. Balances in foreign currency are shown at the exchange rate in effect at September 30, 1999 of Bs.627.75/US$1 (see Note 18).

 Translation of investments in subsidiaries abroad -

   The assets and liabilities of Remavenca's subsidiaries, Inversiones Promasa, S.A., Productos de Maiz, S.A. "Promasa", and Promesa de Colombia, S.A. "Colpromesa", located in Colombia, were translated into bolivars at September 30, 1999, at the exchange rate of Bs.627.75/US$1; equity was translated at the historical exchange rate as of October 1, 1996, and the profit and loss accounts at the average exchange rate for the year ended September 30, 1999.

 Cash and cash equivalents -

   For the purpose of the statement of cash flows, the Company considers all highly liquid deposits maturing within three months to be cash equivalents.

   b) Inflation-adjusted financial statements -

 Accounting for inflation -

   Statement of Accounting Principles N(degrees) 10 (DPC 10) "Rules for the preparation of financial statements adjusted for the effects of inflation", published by the Venezuelan Federation of Public Accountants, and its amendment bulletins require that primary financial statements be fully adjusted for the effects of inflation.

   The Company prepared its consolidated financial statements at September 30, 1999, expressed in inflation-adjusted amounts and provided as supplementary information, using the General Price Level (GPL) method.

   The purpose of this restatement, using the General Price Level (GPL) method, is to present the consolidated financial statements in currency of uniform purchasing power according to the Consumer Price Index (CPI) of the Metropolitan Area of Caracas, published by the Banco Central de Venezuela
(BCV). Consequently, the consolidated financial statements, expressed in inflation-adjusted amounts and provided as supplementary information do not purport to represent the market or realizable values of the nonmonetary assets, which will normally differ from amounts adjusted based on price indices. The supplementary consolidated financial statements are presented based on the Consumer Price Index (CPI) at September 30, 1999.

   Below is a summary of the main bases used to prepare the consolidated financial statements, expressed in inflation-adjusted amounts and provided as supplementary information:

                                     A-3-9

 Inflation rate -

   The inflation rate for the ten-month period ended September 30, 1999 was 16.47%.

 Nonmonetary assets -

   Nonmonetary assets, mainly inventories, fixed assets, investments, deferred charges and preoperating expenses have been restated, multiplying them by a factor obtained from dividing the CPI at September 30, 1999 by the CPI at their date of acquisition or origin.

 Fixed assets -

   Fixed assets are stated at cost, expressed in constant currency, and restated at the lower of restated cost and value according to independent appraisals.

 Investments in land and shares -

   Investments in land are stated at cost, expressed in constant currency, and restated at the lower of restated cost and value according to independent appraisals.

   Investments in shares are stated at cost.

 Monetary assets and liabilities, result from monetary position and full financing expense -

   Monetary assets and liabilities, including amounts in foreign currency are, by their nature, shown in terms of purchasing power at September 30, 1999. The result from monetary position for the period represents the gain or loss obtained from maintaining a net monetary liability or net monetary asset position, respectively, during an inflationary period. This result from monetary position forms part of net income and is included under Full financing expense, along with interest and exchange differences.

 Shareholders' equity -

   All equity accounts are expressed in constant currency at September 30, 1999, based on the CPI at their dates of contribution or origin. Cash dividends are restated in constant currency, according to the CPI at the date they were declared.

 Statement of profit and loss -

   All items in the consolidated statement of profit and loss have been restated based on the dates on which they were earned or incurred, with the exception of those related to nonmonetary items, which have been stated in terms of the restated nonmonetary items to which they relate.

NOTE 3--SHORT-TERM INVESTMENTS:

   Short-term investments at September 30, 1999 comprise the following:

                                                                      (Thousands
                                                                          of
                                                                      bolivars)
                                                                      ----------
   Time deposits in local banks at variable annual interest..........  6,931,725
   Time deposits for some US$6,230,195 in banks abroad
    at annual interest between 4.75% and 5.5% (Note 18)..............  3,911,006
                                                                      ----------
                                                                      10,842,731
                                                                      ==========

   Time deposits in local banks were mainly made by a subsidiary. Annual interest is variable, determined based on the companies' percentage of equity in all the deposits held by this subsidiary.

                                     A-3-10

NOTE 4--INVESTMENT IN TRUST FUND ABROAD:

   In March 1996, some of the Company's subsidiaries set up trust funds abroad for Bs.6,475 million, whose sole beneficiaries were the subsidiaries. These trust funds were set up through the handing over to the trustee of all the shares of four subsidiaries domiciled abroad, whose assets and liabilities were denominated mainly in U.S. dollars. At November 30, 1998, the subsidiaries' investment in the trust funds amounts to some Bs.18,399 million. At July 31, 1999, according to a confirmation from the trustee, the subsidiaries' investment in the trust fund amounted to some Bs.26,351 million. At a Special Shareholders' Meeting of the subsidiaries, held on August 23, 1999, the shareholders approved the declaration of a dividend in kind to the Company for some Bs.26,351 million, represented by the rights of the subsidiaries, as beneficiaries, over the referred trust funds at July 31, 1999 (see Note 15).

NOTE 5--NOTES AND ACCOUNTS RECEIVABLE:

   Notes and accounts receivable at September 30, 1999 comprise the following:

                                                          In             In
                                                  inflation-adjusted historical
                                                       amounts        amounts
                                                  ------------------ ----------
                                                     (Thousands of bolivars)
   Trade (Note 18)...............................     16,412,528     16,412,528
   Provision for doubtful accounts...............       (693,535)      (693,535)
                                                      ----------     ----------
                                                      15,718,993     15,718,993
   Related companies (Note 13)...................      1,635,713      1,635,713
   Vehicles (Note 7).............................        537,606        373,912
   Employees and other (Note 18).................      2,746,602      2,746,602
                                                      ----------     ----------
                                                      20,638,914     20,475,220
                                                      ==========     ==========

   At September 30, 1999, accrued expenses amount to some Bs.508,199,000 related to deposits from clients of a subsidiary provided as collateral for their debts.

NOTE 6--INVENTORIES:

   Inventories at September 30, 1999 comprise the following:

                                                          In             In
                                                  inflation-adjusted historical
                                                       amounts        amounts
                                                  ------------------ ----------
                                                     (Thousands of bolivars)
   Raw materials.................................     39,762,874     25,572,979
   Finished products and work in progress........     10,575,969     10,538,687
   Packaging material and other..................      2,225,872      2,208,882
   Other inventories.............................        366,373        323,473
   Raw materials in transit......................         32,865         32,865
   Provision for inventory obsolescence..........        (23,986)       (23,070)
                                                      ----------     ----------
                                                      52,939,967     38,653,816
                                                      ==========     ==========

   The replacement value of raw material inventories amounts to some Bs.14,852 million over the LIFO cost recorded in books.

NOTE 7--LONG-TERM ACCOUNTS RECEIVABLE:

   Long-term accounts receivable relate to loans granted by a subsidiary to exclusive distributors, carriers and employees for the purchase of vehicles. These loans have a maximum financing term of 48 months. Long-term accounts receivable also include housing loans granted to employees, pursuant to the policies of the subsidiary. These loans are shown net of the deferred gain and unearned interest resulting from the sale of vehicles to distributors and carriers and from loans to employees.

                                     A-3-11

NOTE 8--INVESTMENTS:

   Investments at September 30, 1999 comprise the following:

                                                          In             In
                                                  inflation-adjusted historical
                                                       amounts        amounts
                                                  ------------------ ----------
                                                     (Thousands of bolivars)
   Shares:
     Transporte Polar, C.A.......................     1,216,263        588,734
     Shares stated at cost.......................       815,710         80,804
     Land and other..............................     2,106,922        704,927
                                                      ---------      ---------
                                                      4,138,895      1,374,465
                                                      =========      =========

   The financial statements of Transporte Polar, C.A., subsidiary of Remavenca, were not audited by independent accountants.

   Goodwill at September 30, 1999, in historical amounts, includes some Bs.906,133,000, net of amortization, related to the acquisition of 25% equity in Corporacion Agroindustrial Corina, C.A. Goodwill also includes some Bs.402,315,000, net of amortization, related to the acquisition of Productos de Maiz, S.A. (Promasa), located in Colombia, and some Bs.131,878,000 related to the acquisition of Agroindustrias Integrales, C.A. in 1999.

   At September 30, 1999, the deficit of the subsidiary C.A. Promesa, of some Bs.2,194 million, exceeds its capital stock. At a Special Shareholders' Meeting of the subsidiary held on November 4, 1999, the shareholders agreed to make equity contributions of some Bs.3,000 million toward future capital stock increases. These contributions were made by the Company on November 19, 1999 through an interest-free loan for the same amount granted by the subsidiary Refinadora de Maiz Venezolana, C.A. (Remavenca), which matured on November 20, 2000.

                                     A-3-12

NOTE 9--FIXED ASSETS:

   Fixed assets at September 30, 1999 comprise the following:

                                                         In             In
                                                 inflation-adjusted historical
                                                      amounts         amounts
                                                 ------------------ -----------
                                                    (Thousands of bolivars)
   Buildings and facilities:
     Cost......................................      122,636,852     14,264,030
     Revaluation...............................              --          12,889
   Machinery and equipment:
     Cost......................................      270,111,338     51,177,984
     Revaluation...............................               --          2,528
   Office furniture and equipment..............       13,552,618      2,879,372
   Vehicles....................................       23,691,590      4,972,593
   Other.......................................        6,525,868      1,382,523
                                                    ------------    -----------
                                                     436,518,266     74,691,919
   Accumulated depreciation:
     Cost......................................     (305,172,095)   (18,182,473)
     Revaluation...............................              --         (15,417)
                                                    ------------    -----------
                                                    ------------    -----------
                                                     131,346,171     56,494,029
   Land:
     Cost......................................       16,558,439      3,118,565
     Revaluation...............................          191,210         31,282
     Construction in progress..................        4,650,675      2,178,603
     Idle assets...............................           36,440         25,543
                                                    ------------    -----------
                                                     152,782,935     61,848,022
                                                    ============    ===========

NOTE 10--DEFERRED CHARGES AND OTHER ASSETS:

   Deferred charges and other assets at September 30, 1999 comprise the following:

                                                           In
                                                       inflation-      In
                                                        adjusted   historical
                                                        amounts     amounts
                                                       ----------  ----------
                                                           (Thousands of
                                                             bolivars)
   SAP R3 System......................................  4,035,476   3,890,944
   Preoperating expenses of subsidiaries abroad.......    756,538     422,643
   Accumulated amortization........................... (1,045,058) (1,004,729)
                                                       ----------  ----------
                                                        3,746,956   3,308,858
   Spare parts and supplies, net of provision of some
    Bs.564,437,000....................................  3,033,863   2,457,599
   Reusable containers................................    193,011     103,691
   Other..............................................    951,042     883,001
                                                       ----------  ----------
                                                        7,924,872   6,753,149
                                                       ==========  ==========

                                     A-3-13

NOTE 11--BANK LOANS AND OVERDRAFTS:

   Bank loans at September 30, 1999 comprise the following:

                                                                   (Thousands
                                                                  of historical
                                                                    bolivars)
                                                                  -------------
   Loans for US$5,560,500 from foreign banks, with short-term
    maturity and annual interests between 7.81% and 7.87%.......    3,490,604
   Loans for 2,000 million Colombian pesos (some US$992,518)
    from bank in Colombia, at 17.5% annual interest and maturity
    in October 1999.............................................      623,053
   Loans from local banks, with short-term maturity and 25%
    annual interest.............................................      240,000
   Bank overdrafts..............................................      126,249
                                                                    ---------
                                                                    4,479,906
                                                                    =========

   Two subsidiaries have taken out loans from foreign banks to finance working capital.

NOTE 12--NOTES AND ACCOUNTS PAYABLE:

   Notes and accounts payable at September 30, 1999 comprise the following:

                                                                      (Thousands
                                                                          of
                                                                      historical
                                                                      bolivars)
                                                                      ----------
   Raw material producers............................................ 19,573,703
   Suppliers (Note 18)...............................................  7,098,695
   Related companies (Note 13).......................................  1,393,930
   Other (Note 18)...................................................  2,290,009
                                                                      ----------
                                                                      30,356,337
                                                                      ==========

NOTE 13--BALANCES AND TRANSACTIONS WITH RELATED COMPANIES:

   The Company and its subsidiaries belong to the Foods Strategic Business Unit of Empresas Polar and as such conduct important transactions with other members of the group.

   Below is a breakdown of the balances with related companies at September 30, 1999:

                                                                      (Thousands
                                                                          of
                                                                      historical
                                                                      bolivars)
                                                                      ----------
   Receivables:
     C.A. Inversiones 2000...........................................   939,072
     Cerveceria Polar del Centro, C.A................................   265,565
     Cerveceria Polar de Oriente, C.A................................   133,723
     Cerveceria Modelo, C.A..........................................   112,404
     Cerveceria Los Cortijos, C.A....................................       --
     Industrias Benco, C.A...........................................       --
     Condominio Fundacion Polar......................................    36,371
     Other...........................................................   148,578
                                                                      ---------
                                                                      1,635,713
                                                                      =========
   Payables:
     Cerveceria Polar, C.A...........................................   855,568
     Cerveceria Polar Los Cortijos, C.A..............................   335,816
     Compania de Espectaculos del Este, S.A., CEDESA.................    85,464
     Other...........................................................   117,082
                                                                      ---------
                                                                      1,393,930
                                                                      =========


                                     A-3-14

   In 1999 one of the Company's subsidiaries granted a related company interest-free loans for some Bs.939,072,000. At September 30, 1999, accounts payable were transferred from this company to the related company C.A. Inversiones 2000.

   Some of the loans with related companies bear interest at market rates. In the ten-month period ended September 30, 1999, certain subsidiaries recorded interest income amounting to some Bs 45 million.

NOTE 14--TAXES:

 Income tax -

   The fiscal year of the Company and its subsidiaries ends on September 30.

   Based on the interpretation by the Company's management and its legal counsel of the prevailing Income Tax Law, during the year ended September 30, 1999, the Company and some of its subsidiaries have applied the Economic Unit, according to which the Company consolidates its fiscal results with those of its subsidiaries Refinadora de Maiz Venezolana, C.A. (Remavenca), Corporacion Agroindustrial Corina, C.A., Molinos Sagra, C.A. (Mosaca), and Promesa, and appointed Remavenca as the representative of this Unit before the tax authorities. In order to compute consolidated taxable income for 1999, the Company consolidated its tax results with the tax gains and losses of the aforementioned subsidiaries. The Company's tax loss carryforwards are part of the Economic Unit.

   The Income Tax Law allows tax losses and rebates for new investments to be carried forward, for up to three years, to offset taxes. The Company and some of its subsidiaries have tax loss carryforwards for some Bs.27,709 million, of which some Bs.4,119 million is available up to 2000, some Bs.14,666 million up to 2001, and some Bs.8,924 million up to 2002. Similarly, some of the Company's subsidiaries have rebates for new investments for some Bs.10,477 million, of which some Bs.1,392 million is available up to 2000, some Bs.5,355 million up to 2001, and some Bs.3,730 million up to 2002.

   Tax loss carryforwards and rebates for new investments were adjusted for changes in the tax unit at September 30, 1999.

   The difference between book and taxable income mainly arises from the effect of the yearly inflation adjustment, the provision for doubtful accounts, accrued expenses and other provisions, and accruals for employee termination benefits.

   During the year ended September 30, 1999, the subsidiaries located in Colombia recorded an income tax expense of some Bs.1,267 million.

 Business assets tax -

   Business assets tax is a minimum tax, complementary to income tax. It is calculated as 1% of the simple yearly average of the inflation-adjusted assets, calculated on amounts at the beginning and at the end of the year. Under current regulations, in 1999 the Company and its related companies calculated this tax together with income tax, and recorded business assets tax as this was the greater amount.

   Business assets tax for 1999 amounted to some Bs.2,415 million. The payment of this tax may be utilized, for up to three years, as a credit against income tax payable.

NOTE 15--SHAREHOLDERS' EQUITY:

   At a Regular General Shareholders' Meeting held on March 23, 1999, the shareholders agreed to increase the Company's capital stock by Bs.273,693,000 through the issuance of 2,736,936 new shares, with a par value of Bs.100 each. These shares were subscribed and paid by the shareholders through stock issues of some of the Company's subsidiaries.

                                     A-3-15

   At a Special Shareholders' Meeting held on August 30, 1999, the shareholders agreed to declare a dividend in kind for some Bs.26,351 million, represented by the Company's beneficiary rights at July 31, 1999 over the trust fund in Deutsche Bank International Trust Co. Limited (see Note 4).

   At September 30, 1999, the Company's capital stock is represented by 644,010,300 shares with a par value of Bs.100 each.

   Based on its bylaws, the Company set aside 1% of net income for the ten-month period ended September 30, 1999 for the payment of statutory equity to certain shareholders. The amount recorded in this connection amounted to some Bs.384,517,000 and is presented under Accrual for statutory equity and wages and salaries.

   At September 30, 1999, unappropriated retained earnings include some Bs.11,600 million of equity in retained earnings of consolidated subsidiaries, which will be available when these subsidiaries declare and distribute the related dividends.

NOTE 16--RETIREMENT PENSION PLAN:

   The subsidiaries' pension plan is administered by the related company, Sociedad Civil para Beneficios Laborales "SOCIBELA", and requires employees to have rendered a minimum of ten years of service. This plan guarantees a payment equivalent to a minimum pension of ten years per eligible employee.

   According to actuarial calculations made in 1998, the companies determined their actuarial liability, which represents the current value of the plan's projected benefits. The unfinanced liability mainly arising from the retroactive cost of benefits will be amortized over thirty years. According to actuarial calculations, based on an 8% discount rate, the future annual cost of the plan is 9.22% per annum of the subsidiaries' payroll and includes amortization of the unfinanced liability. The amount charged to expenses in this connection during the ten-month period ended September 30, 1999 was some Bs.1,029 million, included in General and administrative expenses.

   General and administrative expenses in 1999 also include some Bs 3,008 million related to single payments made to employees eligible for the retirement pension plan, who no longer render services to the Company's subsidiaries.

NOTE 17--STATUTORY FUND FOR WAGES AND SALARIES:

   Based on its bylaws, the Company recorded a statutory fund for salaries of directors and executives in the statement of profit and loss, equivalent to 3% of net income before expenses. In the ten-month period ended September 30, 1999, this fund amounted to Bs.1,189,230,000.

                                     A-3-16

NOTE 18--BALANCES IN FOREIGN CURRENCY:

   Balances in foreign currency at September 30, 1999 comprise the following:

                                                                         In
                                                                    U.S. dollars
                                                                    ------------
                               ASSETS:
                               -------
   Cash............................................................  1,452,663
   Short-term investments (Note 3).................................  6,230,195
   Accounts receivable (Note 5) -
     Trade.........................................................    506,767
     Other.........................................................     57,028
                                                                     ---------
                                                                     8,246,653
                                                                     =========
                             LIABILITIES:
                             ------------
   Bank loans (Note 11) -
     In U.S. dollars...............................................  5,560,500
     In Colombian pesos............................................    992,518
   Accounts payable (Note 12) -
     Suppliers.....................................................  1,083,650
     Other.........................................................     75,942
                                                                     ---------
                                                                     7,712,610
                                                                     =========

                                     A-3-17

NOTE 19--ISSUANCE OF BEARER COMMERCIAL PAPER:

   In 1998 the Venezuelan Securities and Exchange Commission (CNV) authorized the subsidiary, Procesadora Venezolana de Cereales, S.A. (Provencesa), to issue bearer commercial paper for a maximum amount of Bs.65,000 million, or its equivalent in U.S. dollars, with maturity within one year, starting from the issuance of the first series on December 10, 1998. During 1999 the subsidiary issued the following commercial paper:

 Matured:

 In local currency -

                                                                         Annual
                                                           Date of      interest
                                                      ----------------- --------
   Series                                  Face value Issuance Maturity    %
   ------                                  ---------- -------- -------- --------
                                           (Thousands
                                               of
                                           bolivars)
   97-II-10............................... 2,000,200  01-10-98 14-12-98  57.50
   97-II-11............................... 3,997,000  01-10-98 23-11-98  51.00
   97-I-17................................ 5,000,000  08-10-98 14-12-98  51.00
   97-I-18................................ 5,000,000  15-10-98 14-12-98  44.00
   97-II-12............................... 4,000,000  15-10-98 12-01-99  50.00
   97-I-19................................ 6,000,000  22-10-98 12-01-99  49.50
   97-I-20................................ 5,000,000  29-10-98 18-01-98  50.00
   97-II-13............................... 5,000,000  29-10-98 25-01-99  50.50
   97-I-21................................ 5,000,000  12-11-98 18-01-99  41.50
   97-II-14............................... 5,000,000  12-11-98 25-01-99  42.00
   97-I-22................................ 4,000,000  19-11-98 21-01-99  41.50
   98-I-1................................. 5,000,000  10-12-98 08-02-99  37.50
   98-I-2................................. 4,500,000  10-12-98 22-02-99  39.00
   98-II-1................................ 3,000,000  10-12-98 15-03-99  41.00
   98-II-2................................ 4,000,000  15-12-98 11-02-99  37.50
   98-I-3................................. 5,000,000  07-01-99 08-03-99  35.75
   98-I-4................................. 5,000,000  07-01-99 22-03-99  36.50
   98-I-5................................. 5,000,000  14-01-99 29-03-99  35.50
   98-I-6................................. 5,000,000  14-01-99 12-04-99  37.00
   98-II-3................................ 2,000,000  14-01-99 15-03-99  32.50
   98-II-4................................ 3,000,000  21-01-99 22-03-99  32.50
   98-I-7................................. 5,500,000  21-01-99 29-03-99  35.00
   98-I-8................................. 5,500,000  21-01-99 20-04-99  36.75
   98-I-9................................. 4,500,000  04-02-99 12-04-99  35.25
   98-II-5................................ 5,500,000  04-02-99 26-04-99  36.75
   98-I-10................................ 5,000,000  18-02-99 03-05-99  34.50
   98-II-6................................ 2,000,000  25-02-99 21-06-99  32.00
   98-I-11................................ 5,000,000  04-03-99 12-07-99  32.00
   98-II-8................................ 2,000,000  25-03-99 09-08-99  25.50
   98-I-12................................ 4,500,000  17-03-99 26-07-99  28.00
   98-I-13................................ 4,500,000  25-03-99 09-08-99  25.25
   98-I-14................................ 6,000,000  08-04-99 02-08-99  24.00
   98-II-9................................ 3,000,000  15-04-99 20-06-99  20.50
   98-II-10............................... 2,000,000  15-04-99 23-08-99  22.00
   98-I-15................................ 5,000,000  22-04-99 19-07-99  21.25
   98-I-16................................ 5,000,000  29-04-99 06-07-99  22.50


                                     A-3-18

 In foreign currency -

                                              Face                       Annual
                                              Value        Date of      Interest
                                            --------- ----------------- --------
   Series                                      US$    issuance maturity    %
   ------                                   --------- -------- -------- --------
   98-II-7................................. 5,000,000 17-03-99 21-05-99   6.00

 Outstanding:

                                                                         Annual
                                                           Date of      interest
                                          Replacement ----------------- --------
   Series                      Face value    value    Issuance Maturity    %
   ------                      ---------- ----------- -------- -------- --------
                                   (Thousands of
                                     bolivars)
   98-II-11...................  3,000,000  3,000,000  15-07-99 22-11-99  17.50
   98-II-12...................  3,000,000  3,000,000  22-07-99 29-11-99  14.75
   98-II-13...................  3,000,000  3,000,000  21-07-99 07-12-99  14.25
   98-II-14...................  3,000,000  3,000,000  05-08-99 04-10-99  12.00
                               ---------- ----------
                               12,000,000 12,000,000
                               ========== ==========

   This commercial paper was issued at a discount and is guaranteed by commission agreements entered into by the following subsidiaries: Refinadora de Maiz Venezolana, C.A. (Remavenca), Corporacion Agroindustrial Corina, C.A. (Corina), and Molinos Sagra, C.A. (Mosaca). In addition, the commercial paper issued since December 1998 is guaranteed by a non-transferable and irrevocable letter of credit issued by a foreign financial institution.

NOTE 20--CONTINGENCIES:

 Taxes -

   In 1994 the subsidiary Refinadora de Maiz Venezolana, C.A. (Remavenca) and its subsidiaries received income tax assessments from the Tax Administration for some Bs.570,000,000, which include fines and interest. The companies' management believes that this assessment will not prosper; therefore, no provision has been recorded in this connection.

   In August 1995 a company merged with Remavenca in 1998 received tax assessments from the National Integrated Tax Administration Service (SENIAT) for income tax returns related to the years ended October 31, 1991, 1992 and 1993, and for the year ended September 30, 1994, amounting to some Bs.3,530 million for income tax, fines, monetary adjustment and compensatory interest, related mainly to the disallowance of amounts expensed in connection to taxable income. Such company filed appeals against the additional tax assessments. As a result, the tax payment forms in relation to fines of some Bs.1,783 million were annulled. The subsidiary has taken the needed legal measures and, in the opinion of its management and legal counsel, there are sufficient legal grounds for a favorable outcome. The subsidiary has not created a provision in this connection.


                                     A-3-19

                      PROALCA PRODUCTOS ALIMENTICIOS, C.A.
                              AND ITS SUBSIDIARIES

                     REPORT OF INDEPENDENT ACCOUNTANTS AND
                       CONSOLIDATED FINANCIAL STATEMENTS

                               NOVEMBER 30, 1998

March 3, 1999

To the Shareholders and Board of Directors of Proalca Productos Alimenticios, C.A.

   We have audited the consolidated balance sheet of Proalca Productos Alimenticios, C.A. and its subsidiaries at November 30, 1998 and the related consolidated statements of profit and loss, shareholders' equity and cash flows for the three-month period then ended, prepared under the historical cost convention. The preparation of these consolidated financial statements and their notes is the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   The accompanying consolidated financial statements are prepared under the historical cost convention and, therefore, give no recognition to the effects of inflation, as required by generally accepted accounting principles published by the Venezuelan Federation of Public Accountants. As of 1997 companies are required to present inflation-adjusted financial statements as primary information. As indicated in Note 21, recognition of the effects of inflation would substantially modify the financial position of the Company and its subsidiaries at November 30, 1998.

   In our opinion, due to the effects of the matter described in the third paragraph, the accompanying consolidated financial statements at November 30, 1998 audited by us, do not present fairly, in conformity with generally accepted accounting principles, the financial position of Proalca Productos Alimenticios, C.A. and its subsidiaries at November 30, 1998, or the results of their operations, or their cash flows for the three-month period then ended.

   The accompanying consolidated financial statements at November 30, 1998, prepared under the historical cost convention, constitute a presentation which differs from generally accepted accounting principles. In our opinion, the accompanying consolidated financial statements of Proalca Productos Alimenticios, C.A. and its subsidiaries, prepared under the historical cost convention, are presented fairly in conformity with the accounting bases described in Note 2.

ESPINEIRA, SHELDON Y ASOCIADOS

Maria del Carmen Sanchez C.
CPC 3157


                                     A-4-1

                      PROALCA PRODUCTOS ALIMENTICIOS, C.A.
                              AND ITS SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               NOVEMBER 30, 1998
                       (Thousands of historical bolivars)

                              ASSETS
Current assets:
  Cash.............................................................   7,162,862
  Short-term investments (Note 3)..................................   8,194,962
  Investment in financial instruments (Note 4).....................     812,232
  Investment in trust fund (Note 5)................................  18,398,523
  Notes and accounts receivable (Note 6)...........................  21,340,508
  Inventories (Note 7).............................................  59,790,133
  Advances to suppliers............................................     531,306
  Prepaid expenses.................................................   1,890,013
                                                                    -----------
    Total current assets........................................... 118,120,539
Long-term accounts receivable (Note 8).............................     653,355
Investments (Note 9)...............................................     742,680
Fixed assets (Note 10).............................................  61,720,421
Vehicles for sale (Note 8).........................................   1,085,920
Goodwill, net of accumulated amortization (Note 9).................   1,700,520
Deferred charges and other assets (Note 11)........................   2,272,057
                                                                    -----------
                                                                    186,295,492
                                                                    ===========

               LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Bank loans and overdrafts (Note 12)..............................  25,935,178
  Investments in commercial paper (Note 19)........................  23,059,900
  Notes and accounts payable (Note 13).............................  33,816,025
  Taxes payable (Note 15)..........................................   1,129,869
  Dividends payable................................................   3,811,750
  Accrual for wages and salaries and statutory equity..............   3,477,850
  Accrued expenses, employee benefits and other liabilities (Note
   6)..............................................................  21,996,400
                                                                    -----------
    Total current liabilities...................................... 113,226,972
Accrual for employee termination benefits..........................   2,538,863
                                                                    -----------
    Total liabilities.............................................. 115,765,835
Minority interest..................................................   6,271,253
Shareholders' equity (Note 16).....................................  64,258,404
                                                                    -----------
                                                                    186,295,492
                                                                    ===========

   The accompanying notes are an integral part of the consolidated financial statements

                                     A-4-2

                      PROALCA PRODUCTOS ALIMENTICIOS, C.A.
                              AND ITS SUBSIDIARIES

                   CONSOLIDATED STATEMENT OF PROFIT AND LOSS

                   THREE-MONTH PERIOD ENDED NOVEMBER 30, 1998
                       (Thousands of historical bolivars)

Net sales.......................................................... 33,536,950
Share in sales.....................................................  2,796,521
Gain on sale of fixed assets.......................................     17,969
Other..............................................................    382,218
                                                                    ----------
                                                                    36,733,658
Cost of sales (Note 7)............................................. 28,352,828
                                                                    ----------
    Gross income...................................................  8,380,830
                                                                    ----------
Operating expenses:
  Selling and distribution.........................................  3,268,996
  General and administrative (Note 17).............................  2,120,798
  Cash discounts...................................................    120,392
  Provision for doubtful accounts..................................     19,933
  Fund for wages and salaries and statutory equity.................     86,592
                                                                    ----------
                                                                     5,616,711
                                                                    ----------
    Operating income...............................................  2,764,119
                                                                    ----------
Other income (expense):
  Interest expense, net (Note 12).................................. (3,682,070)
  Exchange differences, net........................................    (24,683)
  Interest expense from investment in trust fund, net (Note 5).....   (132,750)
  Other income, net................................................  1,122,363
                                                                    ----------
                                                                    (2,717,140)
                                                                    ----------
    Income before income tax and business assets tax, minority
     interest and equity in affiliates.............................     46,979
Income tax and business assets tax (Note 15).......................   (299,733)
Minority interest..................................................   (111,752)
Equity in affiliate (Note 9).......................................   (320,262)
                                                                    ----------
    Net loss.......................................................   (684,768)
                                                                    ==========

   The accompanying notes are an integral part of the consolidated financial statements

                                     A-4-3

                      PROALCA PRODUCTOS ALIMENTICIOS, C.A.
                              AND ITS SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                   THREE-MONTH PERIOD ENDED NOVEMBER 30, 1998
                       (Thousands of historical bolivars)

                                   Capital             Translation
                                    stock    Deficit   adjustment    Total
                                  ---------- --------  ----------- ----------
Initial capital stock............      1,000      --         --         1,000
Capital stock increase (Note
 16)............................. 64,126,337      --         --    64,126,337
Translation adjustment in
 subsidiaries....................        --       --     815,835      815,835
Net loss.........................        --  (684,768)       --      (684,768)
                                  ---------- --------    -------   ----------
Balances at November 30, 1998.... 64,127,337 (684,768)   815,835   64,258,404
                                  ========== ========    =======   ==========



   The accompanying notes are an integral part of the consolidated financial statements

                                     A-4-4

                      PROALCA PRODUCTOS ALIMENTICIOS, C.A.
                              AND ITS SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                   THREE-MONTH PERIOD ENDED NOVEMBER 30, 1998
                       (Thousands of historical bolivars)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss........................................................    (684,768)
  Adjustments to reconcile net loss to net cash provided by
   operating activities -
    Depreciation..................................................   1,011,794
    Interest expense from investment in trust fund................     132,750
    Provision for employee termination benefits...................   1,180,909
    Employee termination benefits paid............................    (222,690)
    Equity in affiliates..........................................     320,262
    Provision for doubtful accounts...............................      19,933
    Net change in operating assets and liabilities -
      Notes and accounts receivable............................... (21,360,441)
      Inventories................................................. (59,790,133)
      Advances to suppliers.......................................    (531,306)
      Prepaid expenses............................................  (1,890,013)
      Goodwill....................................................  (1,700,520)
      Long-term accounts receivable...............................    (653,355)
      Vehicles for sale...........................................  (1,085,920)
      Deferred charges and other assets...........................  (2,272,057)
      Notes and accounts payable..................................  56,875,925
      Taxes payable...............................................   1,129,869
      Dividends payable...........................................   3,811,750
      Accrual for wages and salaries and statutory equity.........   3,477,850
      Accrued expenses, employee benefits and other liabilities...  21,996,400
      Employee termination benefits...............................   1,580,644
      Minority interest...........................................   6,271,253
                                                                   -----------
        Net cash provided by operating activities.................   7,618,136
                                                                   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Net change in investment in financial instruments...............    (812,232)
  Net change in investment in trust fund.......................... (18,531,273)
  Net change in fixed assets...................................... (62,732,215)
  Net change in investments.......................................  (1,062,942)
  Translation adjustment in subsidiaries..........................     815,835
                                                                   -----------
        Net cash used in investing activities..................... (82,322,827)
                                                                   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Initial capital stock...........................................       1,000
  Capital stock increase..........................................  64,126,337
  Bank loans and overdrafts.......................................  25,935,178
                                                                   -----------
        Net cash provided by financing activities.................  90,062,515
                                                                   -----------

CASH AND CASH EQUIVALENTS:
  At the end of the period........................................  15,357,824
                                                                   ===========

   The accompanying notes are an integral part of the consolidated financial statements

                                     A-4-5

                      PROALCA PRODUCTOS ALIMENTICIOS, C.A.
                              AND ITS SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                               NOVEMBER 30, 1998

NOTE 1--OPERATIONS:

   The Company was incorporated in September 1998 and is engaged in the investment, subscription, and holding of stock in industrial, commercial, and service companies, especially in those related to the preparation, manufacturing, and distribution of food products.

   The Company and its subsidiaries belong to the Foods Strategic Business Unit of Empresas Polar and the subsidiaries are mainly engaged in the production, distribution, sale, and storage of precooked corn flour, corn oil, rice, pasta, other derivative products for animal or industrial consumption, and ice cream.

   At a Special Shareholders' Meeting held on June 22, 1998, the shareholders approved the merger of the subsidiary Refinadora de Maiz Venezolana, C.A. (Remavenca) with Productos de Maiz, S.A. Promasa; Maiz de Oriente, C.A. Mazorca; Productos de Maiz Barinas, S.A. Promabasa; Operadora 2000, C.A.; Operadora 3000, C.A.; and Productos Industriales de Maiz, S.A. Proinmasa, effective on September 25, 1998. Remavenca, as the surviving company, assumed all assets and liabilities of the aforementioned companies at September 25, 1998. At another Special Shareholders' Meeting held on June 17, 1998, the shareholders approved the merger of the subsidiary Corporacion Agroindustrial Corina, C.A. with Procesadora Venezolana de Arroz, C.A. Provenaca, effective on September 25, 1998. Corina, as the surviving company, assumed all assets and liabilities of the aforementioned companies at September 25, 1998.

   In September 1998 the Company received as a dividend in kind the shares of C.A. Promesa and its subsidiary, Corporacion Industrial Corina, C.A. and its subsidiaries, Procesadora Venezolana de Cereales, S.A. (Provencesa), Molinos Sagra, C.A. (Mosaca), and Rotograbados Venezolanos, S.A. (Rotoven). This dividend was declared by the subsidiary Refinadora de Maiz Venezolana, C.A. (Remavenca) (see Note 16). The Company acquired the shares that Remavenca held in Productos Efe, C.A. and its subsidiaries. The accompanying consolidated financial statements at November 30, 1998 include the Company's operations for the three-month period then ended and the operations conducted by the subsidiaries in September 1998 (see Note 2).

   The subsidiaries Procesadora Venezolana de Cereales, S.A. (Provencesa) and Productos Efe, C.A. and its subsidiaries are regulated by the Venezuelan Securities and Exchange Commission (CNV) and are, therefore, required to present their inflation-adjusted financial statements as primary information.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES IN USE:

 Consolidation -

   The consolidated financial statements include the accounts of the Company at November 30, 1998 and its subsidiaries: Refinadora de Maiz Venezolana, C.A. (Remavenca) and its subsidiaries; C.A. Promesa and its subsidiary; Corporacion Industrial Corina, C.A. (Corina) and its subsidiaries; Procesadora Venezolana de Cereales, S.A. (Provencesa), 99.57% owned; Molinos Sagra, C.A. (Mosaca) 91.68% owned; Productos Efe, C.A. and its subsidiaries, 61.97% owned and; Rotograbados Venezolanos, S.A. (Rotoven) 59.74% owned, whose year-end is September 30, 1998 and mainly make up the balances of the consolidated financial statements at November 30, 1998.

   The financial statements at September 30, 1998, of Orion Investments Inc. and International Products Inc., subsidiaries of Remavenca, were not examined by independent accountants.


                                     A-4-6

   Intercompany balances and transactions are eliminated in consolidation. Minority interest in the results of the partially-owned subsidiaries is included in the consolidated statement of profit and loss. At November 30, 1998, minority interest has been determined based on net equity and on the results for the period of the partially-owned subsidiaries.

 Inventories -

   The main inventories of raw materials of the subsidiaries are recorded based on the "last-in, first-out" (LIFO) method. The remaining inventories of raw materials, packaging materials, finished products, and other are recorded at cost, using the average-cost method. Average cost does not exceed market value.

 Investments in financial instruments -

   Investments in financial instruments consisting of securities in foreign currency, acquired and held to negotiate in the short-term, are recorded at their market value and unrealized gains and losses are included in the statement of profit and loss for the period (see Note 4).

 Investments -

   Investments in shares in affiliates, between 20% and 50% owned, are recorded under the equity method. Investments in shares that represent less than 20% equity are recorded at cost, which does not exceed market value.

   Investments in land are recorded at cost.

   Income from short-term security investments and investments in trust funds is recognized as income when earned.

 Goodwill -

   Goodwill is amortized over a five-year period.

 Fixed assets -

   Fixed assets are recorded at cost. Disbursements for maintenance and repairs are expensed, while additions, renewals, and improvements are capitalized. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

   In September 1998 certain subsidiaries withdrew and reclassified certain fixed assets in their subledgers and adjusted their remaining useful lives. These adjustments did not have a material effect on the subsidiaries' results.

 Deferred charges -

   Expenses incurred by the subsidiaries in the installation and start-up of the SAP-R3 system are deferred and amortized over a three-year period as from October 1, 1998.

 Accrual for employee termination benefits -

   The subsidiaries accrue their liabilities for employee termination benefits, which are a vested right of employees based on the provisions of the Labor Law. The subsidiaries deposit these termination benefits in trust funds on behalf of their employees.

   Under certain circumstances, the Law also provides for an additional indemnity payment for unjustified dismissals and, based on experience, the subsidiaries have recorded an additional accrual to cover this possible liability.

                                     A-4-7

 Retirement pension plan -

   The subsidiaries and their related companies have a retirement pension plan for all eligible employees. The subsidiaries' obligations derived from this plan are reviewed by independent actuaries every three years or as required. The subsidiaries' annual contribution to the plan is recorded in the statement of profit and loss for the year (see Note 17).

 Credit sales -

   Under certain circumstances, one of the subsidiaries finances the acquisition of vehicles by exclusive distributors and carriers at a maximum term of 48 months. The resources that the subsidiary expects to change into cash, during the normal cycle of operations, are classified as short or long-term accounts receivable, depending to their maturity. Gross income is realized as payments are received.

 Foreign currency -

   Foreign currency transactions are recorded at the exchange rate in effect at the date of the transaction. Exchange gains and losses are included in the statement of profit and loss. Balances in foreign currency at November 30, 1998 belong to the subsidiaries and are shown at the exchange rate in effect at September 30, 1998 of Bs.574/US$1 (see Note 18).

 Translation of investments in subsidiaries abroad -

   Assets and liabilities of the subsidiaries Remavenca, Inversiones Promasa, S.A., Productos de Maiz, S.A. "Promasa", and Promesa de Colombia, S.A. "Colpromesa", located in Colombia, were translated into bolivars at September 30, 1998, using the exchange rate of Bs.574/US$1; equity was translated at the historical exchange rate as of October 1, 1996, and the profit and loss accounts were translated at the average exchange rate for the year ended September 30, 1998.

 Cash and cash equivalents -

   For the purpose of the statement of cash flows, the Company considers all highly liquid deposits maturing within three months to be cash equivalents.

NOTE 3--SHORT-TERM INVESTMENTS:

   Short-term investments at November 30, 1998 comprise the following:

                                                                  (Thousands
                                                                 of historical
                                                                   bolivars)
                                                                 -------------
   Time deposits in local banks with variable annual interest...   6,360,615
   Time deposits for some US$3,195,000 in banks abroad with
    annual interest between 5.06% and 6% (Note 18)..............   1,834,347
                                                                   ---------
                                                                   8,194,962
                                                                   =========

   Time deposits in local banks were mainly made by a subsidiary. Annual interest is variable, determined based on the companies' percentage of equity in all the deposits held by this subsidiary.

NOTE 4--INVESTMENTS IN FINANCIAL INSTRUMENTS:

   Investments in financial instruments in foreign currency at November 30, 1998 relate to the equity of a consolidated subsidiary in a portfolio of investments in foreign currency, held by a related company abroad.

                                     A-4-8

This portfolio was set up in September 1995 and, according to the agreement between the parties, the consolidated subsidiary establishes the types of investments it wishes to participate in. These investments mainly comprise stocks and bonds of private companies from the United States of America and certain European countries, and a Mutual Fund abroad. The subsidiary's initial investment in the portfolio was US$1,000,000, which at September 30, 1995 amounted to Bs.170,000,000. At the subsidiary's year-end, the investment's market value amounts to US$1,415,039, which equals Bs.812,232,000.

NOTE 5--INVESTMENT IN TRUST FUND ABROAD:

   In March 1996 some of the Company's subsidiaries set up trust funds abroad for Bs.6,474,701,000, whose sole beneficiaries at November 30, 1998 were the subsidiaries. These trust funds were set up through the handing over to the trustee, Deutsche Morgan Grenfell, of all of the shares of four subsidiaries domiciled abroad, whose assets and liabilities were denominated mainly in U.S. dollars. At September 30, 1998, according to a confirmation from the trustor, the subsidiaries' investment in the trust funds amounts to some Bs.18,398,523,000.

NOTE 6--NOTES AND ACCOUNTS RECEIVABLE:

   Notes and accounts receivable at November 30, 1998 comprise the following:

                                                                     (Thousands
                                                                         of
                                                                     historical
                                                                     bolivars)
                                                                     ----------
   Trade (Note 18).................................................. 17,214,486
   Related companies (Notes 14 and 18)..............................  1,137,355
   Vehicles (Note 8)................................................    265,016
   Employees, advances to suppliers and other.......................  3,117,826
                                                                     ----------
                                                                     21,734,683
   Provision for doubtful accounts..................................   (394,175)
                                                                     ----------
                                                                     21,340,508
                                                                     ==========

   At November 30, 1998, accrued expenses include some Bs.533,777,000, related to deposits from clients of a subsidiary provided as collateral for their debts.

NOTE 7--INVENTORIES:

   Inventories at November 30, 1998 comprise the following:

                                                                     (Thousands
                                                                         of
                                                                     historical
                                                                     bolivars)
                                                                     ----------
   Raw materials.................................................... 48,940,087
   Finished products................................................  6,017,358
   Work in progress.................................................  1,095,417
   Packaging material and other.....................................  2,259,811
   Raw material and spare parts, in transit.........................  1,541,533
   Provision for inventory obsolescence.............................    (64,073)
                                                                     ----------
                                                                     59,790,133
                                                                     ==========

   The replacement value of raw material inventories amounts to some Bs.14,332,655,000, which is greater than the LIFO cost in historical amounts recorded in books.

   At November 30, 1998, the quantities in kilograms of the main raw material of a subsidiary decreased. As a result, the layer related to the valuation by the LIFO method was partially eliminated, the effect of which was an increase of the cost of sales and a decrease of net income for the period of some Bs.159,442,000.

                                     A-4-9

NOTE 8--LONG-TERM ACCOUNTS RECEIVABLE:

   Long-term accounts receivable relate to loans granted by a subsidiary to exclusive distributors and carriers for the purchase of vehicles. These loans have a maximum financing term of 48 months. Long-term accounts receivable also include loans granted to employees of this subsidiary for the acquisition of housing facilities, in conformity with the policies of the subsidiary. These loans are shown net of the deferred gain and unearned interest resulting from the sale of vehicles to distributors and carriers and from loans to employees.

NOTE 9--INVESTMENTS:

   Investments at November 30, 1998 are the following:

                                                                    (Thousands
                                                                   of historical
                                                                     bolivars)
                                                                   -------------
   Transporte Polar, C.A. ........................................    650,706
   Shares recorded at cost........................................     14,449
   Land and other.................................................     77,525
                                                                      -------
                                                                      742,680
                                                                      =======

   The financial statements of Transporte Polar, C.A., subsidiary of Remavenca, were not audited by independent accountants.

   Goodwill at November 30, 1998 includes some Bs.1,132,666,000, related to the acquisition from third parties of 25% equity in Corporacion Agroindustrial Corina, C.A. Goodwill also includes some Bs.567,851,000, net of amortization, related to the acquisition of Productos de Maiz, S.A. (Promasa), located in Colombia.

NOTE 10--FIXED ASSETS:

   Fixed assets at November 30, 1998 comprise the following:

                                                                    (Thousands
                                                                        of
                                                                    historical
                                                                     bolivars)
                                                                    -----------
Buildings and facilities:
  Cost.............................................................  12,838,441
  Revaluation......................................................      12,889
Machinery and equipment:
  Cost.............................................................  39,316,266
  Revaluation......................................................       2,528
Office furniture and equipment.....................................   2,246,933
Vehicles...........................................................   4,887,681
Other..............................................................   1,112,272
                                                                    -----------
                                                                     60,417,010

Accumulated depreciation:
  Cost............................................................. (11,495,419)
  Revaluation......................................................     (15,158)
                                                                    -----------
                                                                     48,906,433

Land:
  Cost.............................................................   2,740,961
  Revaluation......................................................      31,282
  Construction in progress.........................................   9,940,978
  Idle assets......................................................     100,767
                                                                    -----------
                                                                     61,720,421
                                                                    ===========

                                     A-4-10

NOTE 11--DEFERRED CHARGES AND OTHER ASSETS:

   Deferred charges and other assets at November 30, 1998 comprise the following:

                                                                 (Thousands
                                                                of historical
                                                                  bolivars)
                                                                -------------
   Spare parts and supplies, net of provision of some Bs
    439,145,000................................................     636,299
   SAP-R3 system...............................................     387,328
   Preoperating expenses of subsidiaries abroad................     373,329
   Collateral..................................................     108,150
   Reusable containers, net of provision of some Bs
    72,645,000.................................................      95,070
   Idle production lines.......................................      30,489
   Other.......................................................     641,392
                                                                  ---------
                                                                  2,272,057
                                                                  =========

   The balance of idle production lines relates to the net cost of two short pasta production lines of the subsidiary Molinos Sagra, C.A. (Mosaca), which are out of production since December 1996. In 1997 the subsidiary's management decided to continue depreciating the cost of these production lines, since they might be incorporated into the subsidiary's operations in the future. The effect of the depreciation expense in the results for the period is some Bs.757,000.

NOTE 12--BANK LOANS AND OVERDRAFTS:

   Bank loans and overdrafts at November 30, 1998 comprise the following:

                                                                    (Thousands
                                                                   of historical
                                                                     bolivars)
                                                                   -------------
   Loans for US$22,804,797 from foreign banks, with short-term
    maturity and annual interests between 6.44% and 7.53%........   13,089,954
   Loans from local banks, with short-term maturity and annual
    interests between 50% and 85%................................    8,124,204
   Loans for 9,610,092,000 Colombian pesos (some US$6,834,000), from local Colombian banks, with annual interests between 34%
    and 36%, including drafts with interest at LIBOR rate plus
    0.6%.........................................................    3,922,487
   Bank overdrafts...............................................      798,533
                                                                    ----------
                                                                    25,935,178
                                                                    ==========

   Loans in foreign currency include some US$19,345,000 from two lines of credit taken out by the subsidiary Refinadora de Maiz Venezolana, C.A. (Remavenca) and other related companies from foreign banks up to US$22,500,000. Loans in foreign currency also include some US$3,460,000, related to loans from banks abroad, taken out by two subsidiaries for working capital.

NOTE 13--NOTES AND ACCOUNTS PAYABLE:

   Notes and accounts payable at November 30, 1998 comprise the following:

                                                                    (Thousands
                                                                   of historical
                                                                     bolivars)
                                                                   -------------
   Raw material producers.........................................  22,811,081
   Suppliers (Note 18)............................................   8,253,296
   Related companies (Note 14)....................................     171,136
   Other..........................................................   2,580,512
                                                                    ----------
                                                                    33,816,025
                                                                    ==========

                                     A-4-11

NOTE 14--BALANCES AND TRANSACTIONS WITH RELATED COMPANIES:

   The Company and its subsidiaries belong to a group of related companies and conduct important transactions with other members of the group. Below is a breakdown of the balances with related companies at November 30, 1998:

                                                                    (Thousands
                                                                   of historical
                                                                     bolivars)
                                                                   -------------
   Receivables:
     Compania de Espectaculos del Este, S.A. (Cedesa).............     715,660
     Cerveceria Modelo, C.A.......................................     320,232
     Transporte Polar, C.A........................................      48,773
     Other........................................................      52,690
                                                                     ---------
                                                                     1,137,355
                                                                     =========
     Payables:
     Cerveceria Polar, C.A........................................      37,336
     Provident Inc................................................      34,720
     Product, Inc.................................................      33,694
     Rotograbados Distribuidora, C.A..............................      29,841
     Other........................................................      35,545
                                                                     ---------
                                                                       171,136
                                                                     =========

   The balance receivable from Cerveceria Modelo, C.A. relates to loans granted by a subsidiary during the year, with short-term maturity and interest at market rates.

NOTE 15--TAXES:

 Income tax -

   The fiscal year of the Company ends on November 30 and that of its subsidiaries on September 30.

   The Income Tax Law allows tax losses and rebates for new investments to be carried forward, for up to three years, to offset taxes. The Company and some of its subsidiaries have tax loss carryforwards for some Bs.27,497,491,000, of which some Bs.1,967,132,000 is available up to 1999, some Bs.4,992,823,000 is available up to 2000, and some Bs 20,537,536,000 is available up to 2001. Similarly, some of the Company's subsidiaries have rebates for new investments for some Bs.6,569,955,000, of which some Bs.967,233,000 is available up to 1999, some Bs.1,105,981,000 is available up to 2000, and some Bs.4,496,741,000 is available up to 2001.

 Business assets tax -

   Business assets tax is a minimum tax, complementary to income tax. It is calculated as 1% of the simple yearly average of total inflation-adjusted assets, calculated on amounts at the beginning and at the end of the year. The Parent Company is exempt from paying this tax since it is within its first two years of operations. The subsidiaries, however, calculate this tax together with income tax, and must pay the National Treasury the greater of the two. The payment of this tax may be utilized, for up to three years, as a credit against income tax payable.

   At November 30, 1998, the income tax and business assets tax expense recorded by the Company and its subsidiaries for the three-month period then ended was some Bs.299,733,000.

                                     A-4-12

NOTE 16--SHAREHOLDERS' EQUITY:

   The Company was incorporated in September 1998 with a capital stock of Bs.1,000,000, represented by 10,000 shares of Bs.100 each.

   At a Special Shareholders' Meeting held on September 28, 1998, the shareholders agreed to increase the Company's capital stock through the issuance of 641,263,371 new shares, with a par value of Bs.100 each. These shares were subscribed and paid in kind by the shareholders, issuing 121,978,003 shares of Refinadora de Maiz Venezolana, C.A. (Remavenca).

   At November 30, 1998, the Company's capital stock is represented by 641,273,371 shares with a par value of Bs.100 each.

NOTE 17--RETIREMENT PENSION PLAN:

   The subsidiaries' pension plan is administered by the related company Sociedad Civil para Beneficios Laborales "SOCIBELA" and requires employees to have rendered a minimum of ten years of service. This plan guarantees a payment equivalent to a minimum pension of ten years per eligible employee.

   According to actuarial calculations made in 1998, the companies determined their actuarial liability, which represents the current value of the plan's projected benefits. The unfinanced liability mainly arising from the retroactive cost of benefits will be amortized over thirty years. According to actuarial calculations, based on an 8% discount rate, the future annual cost of the plan is 9.22% per annum of the subsidiaries' payroll and includes amortization of the unfinanced liability.

NOTE 18--BALANCES IN FOREIGN CURRENCY:

   Balances in foreign currency at November 30, 1998 comprise the following:

                                                                      Thousands
                                                            In U.S.       of
                                                            dollars    bolivars
                                                           ---------- ----------
                           ASSETS:
   Cash...................................................  1,358,583    779,826
   Short-term investments (Note 3)........................  3,195,247  1,834,347
   Investments in financial instruments (Note 4)..........  1,415,039    812,232
   Accounts receivable (Note 6) -
     Trade................................................    547,316    314,159
     Related companies....................................    304,881    175,002
     Other, includes advances to suppliers................    716,638    402,172
                                                           ---------- ----------
                                                            7,537,704  4,317,738
                                                           ========== ==========
                        LIABILITIES:
   Bank loans (Note 12) -
     In U.S. dollars...................................... 22,804,797 13,089,954
     In Colombian pesos...................................  6,833,601  3,922,487
   Accounts payable (Note 13) -
     Suppliers............................................  2,693,439  1,546,034
     Other................................................    205,926    118,201
                                                           ---------- ----------
                                                           32,537,763 18,676,676
                                                           ========== ==========


                                     A-4-13

NOTE 19--ISSUANCE OF BEARER COMMERCIAL PAPER:

   The Venezuelan Securities and Exchange Commission (CNV) authorized the subsidiary Procesadora Venezolana de Cereales, S.A. (Provencesa) to issue bearer commercial paper for a maximum amount of Bs.65,000 million with maturity of one year, starting from the issuance of the first series on December 15, 1997. During the year ended November 30, 1998, the subsidiary issued the following commercial paper:

                                                           Date of
                                                      -----------------  Annual
           Series                         Face value  Issuance Maturity interest
           ------                        ------------ -------- -------- --------
                                         (Millions of                      %
                                          bolivars)                        -
1997-I-1....................                20,000    22-01-98 23-04-98  18.50
1997-I-2................................     7,000    02-02-98 02-04-98  24.25
1997-I-3................................     6,000    26-02-98 07-05-98  30.00
1997-I-4................................     6,000    05-03-98 14-05-98  31.00
1997-I-5................................     7,000    10-03-98 21-05-98  31.00
1997-I-6................................     7,300    16-03-98 28-05-98  30.00
1997-I-7................................     6,000    02-04-98 08-06-98  30.00
1997-I-8................................     6,500    23-04-98 06-07-98  33.00
1997-I-9................................     6,000    23-04-98 20-07-98  33.50
1997-I-10...............................     5,000    21-05-98 20-07-98  37.00
1997-I-11...............................     5,000    28-05-98 03-08-98  36.00
1997-I-12...............................     6,000    05-06-98 10-08-98  37.00
1997-I-13...............................     6,000    18-06-98 24-08-98  40.50
1997-I-14...............................     6,000    30-07-98 21-09-98  48.00
1997-II-1...............................     7,000    02-02-98 30-04-98  25.25
1997-II-2...............................     4,000    16-02-98 02-04-98  30.00
1997-II-3...............................     4,000    16-02-98 30-04-98  31.00
1997-II-4...............................     5,000    02-04-98 22-06-98  31.00
1997-II-5...............................     6,000    07-05-98 02-07-98  41.00
1997-II-6...............................     4,000    16-07-98 07-09-98  50.00

Outstanding at September 30, 1998:

                                                           Date of
                                           Placement  -----------------  Annual
            Series              Face value   value    Issuance Maturity interest
            ------              ---------- ---------- -------- -------- --------
                                   (Thousands  of                          %
                                      bolivars)                            -
1997-I-15...................     6,000,000  6,000,000 24-08-98 19-10-98  56.50
1997-I-16......................  6,000,000  6,000,000 17-09-98 12-11-98  59.00
1997-II-7......................  4,000,000  4,000,000 10-08-98 05-10-98  47.00
1997-II-8......................  4,000,000  3,059,900 17-08-98 19-10-98  50.00
1997-II-9......................  4,000,000  4,000,000 07-09-98 02-11-98  65.50
                                ---------- ----------
                                24,000,000 23,059,900
                                ========== ==========

   This commercial paper was issued at a discount and is guaranteed by commission agreements entered into by the following subsidiaries: Refinadora de Maiz Venezolana, C.A. (Remavenca), Corporacion Agroindustrial Corina, C.A. (Corina), and Molinos Sagra, C.A. (Mosaca).

NOTE 20--CONTINGENCIES:

 Taxes -

   In 1994 the subsidiary Refinadora de Maiz Venezolana, C.A. (Remavenca) and its subsidiaries received income tax assessments from the Tax Administration for some Bs.570,000,000, which include fines and

                                     A-4-14
interest. The companies' management believes that this assessment will not prosper; therefore, no provision has been recorded in this connection.

   In August 1995 a company merged with Remavenca in 1998 received tax assessments from the National Integrated Tax Administration Service (SENIAT) for income tax returns related to the years ended October 31, 1991, 1992, and 1993, and for the year ended September 30, 1994, amounting to some Bs.3,529,537,000 for income tax, fines, monetary adjustment, and compensatory interest, related mainly to the disallowance of expenses charged to cost in connection to taxable income. This company appealed the additional tax assessments. As a result, the tax payment forms in relation to fines of some Bs.1,783,003,000 were annulled. The Company has taken the needed legal measures and, in the opinion of this Company's management and legal counsel, there are sufficient legal grounds for a favorable outcome. The Company has not created a provision in this connection.

                                     A-4-15

NOTE 21--INFLATION-ADJUSTED BALANCE SHEET:

   The consolidated balance sheet at November 30, 1998, adjusted for the effects of inflation, is as follows:

                      PROALCA PRODUCTOS ALIMENTICIOS, C.A
                             AND ITS SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET

                               November 30, 1998
                            (Thousands of bolivars)

                                                          In inflation-adjusted
                                                                 amounts
                                                          ---------------------
                         ASSETS
Current assets:
  Cash...................................................        7,452,958
  Short-term investments.................................        8,526,858
  Investment in financial instruments....................          845,127
  Investment in trust fund...............................       19,143,663
  Notes and accounts receivable..........................       22,341,631
  Inventories............................................       77,133,916
  Advances to suppliers..................................          555,089
  Prepaid expenses.......................................        2,037,871
                                                               -----------
    Total current assets.................................      138,037,113
Long-term accounts receivable............................          896,680
Investments..............................................        2,640,028
Fixed assets.............................................      144,912,500
Vehicles for sale........................................        2,274,490
Goodwill, net of accumulated amortization................          666,673
Deferred charges and other assets........................        3,313,765
                                                               -----------
                                                               292,741,249
                                                               ===========

          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Bank loans and overdrafts..............................       26,985,553
  Investments in commercial paper........................       23,993,826
  Notes and accounts payable.............................       35,185,574
  Taxes payable..........................................        1,175,629
  Dividends payable......................................        3,966,126
  Accrual for wages and salaries and statutory equity....        3,618,703
  Accrued expenses, employee benefits and other
   liabilities...........................................       22,885,656
                                                               -----------
                                                               117,811,067
    Total current liabilities............................        2,641,686
                                                               -----------
Accrual for employee termination benefits................      120,452,753
    Total liabilities....................................       16,647,169
Minority interest........................................      155,641,327
                                                               -----------
Shareholders' equity.....................................      292,741,249
                                                               ===========

                                    A-4-16

   The main bases used for the preparation of the consolidated inflation-adjusted balance sheet are summarized below:

 Accounting for inflation -

   Statement of Accounting Principles N(degrees) 10 (DPC 10) "Rules for the preparation of financial statements adjusted for the effects of inflation", published by the Venezuelan Federation of Public Accountants, and its update bulletins require as of 1997 that primary financial statements be fully adjusted for the effects of inflation.

   The Company and its subsidiaries prepared their consolidated financial statements at November 30, 1998, expressed in inflation-adjusted amounts, using the General Price Level (GPL) method.

   The purpose of adjusting the financial statements for the effects of inflation, using the General Price Level (GPL) method, is to present them in currency of uniform purchasing power, according to the Consumer Price Index
(CPI) of the Metropolitan Area of Caracas, published by the Banco Central de Venezuela (BCV). Consequently, the consolidated financial statements, adjusted for the effects of inflation at November 30, 1998, do not purport to represent the market or realizable values of the nonmonetary assets, which will normally differ from amounts adjusted based on price indices. The consolidated financial statements are presented based on the Consumer Price Index (CPI) at November 30, 1998.

 Inflation rate -

   The inflation rate for the three-month period ended November 30, 1998, according to the CPI, was 4.05%.

 Nonmonetary assets -

   Nonmonetary assets, mainly inventories, fixed assets, and other assets have been restated, multiplying them by a factor obtained from dividing the CPI at November 30, 1998 by the CPI at their dates of acquisition or origin. Nonmonetary assets and liabilities are presented in terms of purchasing power at November 30, 1998.

 Fixed assets -

   Fixed assets are stated at cost, expressed in constant currency. They are restated at the lower of restated cost and value based on appraisal performed by independent appraisers. For the adjustment of fixed assets for the effects of inflation, all the effects of the revaluations recorded in the balance sheet of the consolidated subsidiary, expressed in historical amounts, were eliminated.

 Investment in shares and land -

   Investments in shares in affiliates between 20% and 50% owned are recorded using the equity method, based on restated equity of affiliates. Other investments are recorded at cost.

   Investments in land are stated at cost, expressed in constant currency. They are restated at the lower of restated cost and value based on appraisal performed by independent appraisers.

 Vehicles for sale -

   Vehicles for sale are reported at cost in constant currency and restated at the lower of restated cost and value, based on appraisal performed by independent appraisers. Loss from the sale of vehicles to distributors and employees is recognized in the statement of profit and loss for the period.

                                    A-4-17

 Monetary assets and liabilities -

   Monetary assets and liabilities, including amounts in foreign currency are, by their nature, shown in terms of purchasing power at November 30, 1998.

 Shareholders' equity -

   All equity accounts have been restated based on their dates of contribution or origin. Stock dividends are stated in constant currency according to their date of origin, determined based on the "last-in, first-out" (LIFO) method. Cash dividends are restated in constant currency, according to the CPI as from their declaration date.

                                     A-4-18

                                    ANNEX B
                      PURCHASER INTENTIONS SPECIAL REPORT

                                  Tender Offer
                            (The "Venezuelan Offer")
                                      for
                                   shares of
                                  MAVESA, S.A.
                         ("Mavesa" or "Target Company")
                                       at
                           US$0.1416887470 per share
                                       by
                            PRIMOR INVERSIONES, C.A.
                   ("Primor Inversiones" or the "Purchaser")
                          a wholly owned subsidiary of
                             PRIMOR ALIMENTOS, C.A.
                    ("Primor Alimentos" or "Parent Company")

1. Identification and description of the main characteristics of the Purchaser and the Purchaser's group, including experience in the area of the Target Company activities.

  The entity which makes the offer (the "Purchaser") is Primor Inversiones, C.A, a company (Sociedad Anonima) domiciled in Caracas and registered in the Registro Mercantil Quinto (Fifth Mercantile Register of Companies) of the Circunscripcion Judicial del Distrito Federal y Estado Miranda (from the Federal District and Miranda State Legal Department), on January 9, 2001, under No. 81, Book 497 A-Qto ("Primor Inversiones" or "Purchaser").

  The Purchaser is a wholly owned subsidiary of Primor Alimentos C.A. (formerly known as ALPROVENCA ALIMENTOS Y PRODUCTOS VENEZOLANOS C.A. which was formerly known as PROALCA PRODUCTOS ALIMENTICIOS C.A.), a company (Sociedad Anonima) domiciled in Caracas and registered in the Registro Mercantil Quinto (Fifth Mercantile Register of Companies) of the Circunscripcion Judicial del Distrito Federal y Estado Miranda (from the Federal District and Miranda State Legal Department), on September 23, 1998, under No. 42, Book 251 A-Qto ("Primor Alimentos" or "Parent Company").

  Primor Inversiones is a subsidiary of Primor Alimentos. Primor Alimentos and its subsidiaries are a group of leading companies in the Venezuelan food market, with 47 years of experience, primarily dedicated to the production, distribution and sale of pre-cooked cornmeal, rice, flour, food pastes, ice cream, corn oil, balanced animal feeds, beer chips and salty snacks.

  The main brands under the products are marketed as: Harina P.A.N., Harina Promasa, Harina Mazorca, Ricarepa, Del Grano, Primor, Corina, Gran Senora, Sensacional, Novel, EFE and Mazeite.

  Primor Alimentos and its subsidiaries own 13 manufacturing plants in
  Venezuela: five corn processing plants, two rice processing and a wheat processing plant which also includes a pasta producer, three animal balanced food production plants, one ice cream factory, one producer of packaging and flexible containers and a plant in Colombia. The installed capacity is 1.6 million of metric tons per year. Additionally, Primor Alimentos and its subsidiaries have more than 38,000 clients in Venezuela and 3,260 in Colombia, plus a wide distribution and marketing network with more than 70 distribution centers in Venezuela allowing to accurately identify the needs and requirements of the market, focusing on customer satisfaction.

  Based on the financial statements of Primor Alimentos as audited by Espineira, Sheldon & Asociados, member of PriceWaterhouseCoopers, as of September 30, 2000 the assets of Primor Alimentos and its subsidiaries amounted to Bs.227,539 million and its shareholders' equity amounted to Bs.117,785 million, and its sales between October 1, 1999 and September 30, 2000 amounted to Bs.415,585 million.

  Primor Alimentos and its subsidiaries comprise the Food Strategic Business Unit of Empresas Polar. This Venezuelan industrial conglomerate primarily develops activities in the food and beverage sectors (beer, malt, soft drinks and mineral water); in the snack and food business through a strategic alliance with Frito Lay; in the packaging business; Empresas Polar also maintains, as portfolio investments, minority shareholding positions in several industries including banking, oil, petrochemical and distribution companies. In Venezuela, Empresas Polar provides direct employment to more than 15,000 people and indirect employment to another 100,000. Additionally, Empresas Polar invested approximately Bs.101,822 million in Venezuela during the fiscal year ended September 30, 2000. Additionally, during that fiscal year the Company's investments generated the amount of Bs.1,359,409 million in sales revenue. Empresas Polar's guiding values are market and result-oriented policies, while achieving maximum efficiency, agility and flexibility in business, and supporting innovation and team work. We accomplish this by creating and supporting a goal oriented environment that promotes equal employment opportunities, integrity, civility and mutually beneficial relationships for all involved parties.

2. Business Plans for the next three years for the Target Company in the case of a successful completion of the Change in Control, including special mention to:

  a. If its business strategy is to expand, limit or maintain the business of the Target Company.

    Mavesa has 5 business units (beverages, cleaning products, seafood products, spreadable products and sauce products). Currently, some of the product lines are expanding due to the fact that they have been recently acquired, such as the seafood products, or due to the launching of new product lines and the entrance into new markets as is the case for the cleaning products line. Other business units, such as spreadables and sauces, continue to grow steadily along with population growth.

    Upon the successful completion of the Offers, and based on available information, Primor Alimentos estimates that its strategy will be to expand the beverage business unit and the seafood business unit; and to continue growth in the sauce and spreadable business units through new presentations and product line diversification. However, no decision has been taken in this regard.

    Additionally, Primor Alimentos will conduct a thorough evaluation to determine the optimal strategy for the cleaning product business line. However, no decision has been reached as to the best strategy for this unit.

  b. If within such plans for such period it is contemplated any mergers, liquidations, increases or decreases in capital, the sale of any subsidiaries or interest in companies or the sale of material assets.

    Upon the successful completion of the Offers, Initiator will develop a business plan for each business unit (beverage, cleaning products, sea food products, spreadable products and sauces products). These business plans will determine the need of investment in each business unit taking into account possible synergies that may exist with other business units or subsidiaries of Primor Alimentos. Additionally, we will attempt to achieve operational and administrative synergies through salesforce integration and in our supply chain system by consolidating warehousing, transportation and production facilities.

    Primor will evaluate possible partnerships with other companies of the industrial conglomerate Empresas Polar in order to develop the beverage product line and will evaluate possible sale and distribution synergies with its beverage production entities, as well as possible strategic associations with other companies. However, no decision has been made in this regard.

    Subject to the above paragraph, currently Primor has no plans to merger, liquidate, increase or reduce shareholder equity or capital, sell subsidiaries or interests in other companies or sell any material assets of Mavesa, but Primor reserves the right to propose or engage in any or all of these activities in the future.

  c. If Primor plans to modify the company dividend policy.

    Currently, no plans exist to modify Mavesa's dividend policy. Mavesa will keep complying with the dividend rules set forth in the Capital Markets Law (Ley de Mercado de Capitales)

  d. If Primor intends to enter into strategic alliances of any kind with other companies.

    Primor Alimentos will evaluate possible partnerships with other companies of the industrial conglomerate Empresas Polar in order to develop the beverage product line and will evaluate possible sale and distribution synergies with its beverage production entities, as well as possible strategic associations with other companies. However, no decision has been made in this regard.

3. Plans related to the continuation of a publicly listed stock.

  Mavesa's shares are listed on the Caracas Stock Exchange (Bolsa de Valores de Caracas). Currently, Primor has no plans to delist the shares from the Caracas Stock Exchange.

  Mavesa's ADSs are listed on the New York Stock Exchange. Subject to applicable laws and rules, Primor plans to delist the ADSs currently trading on the New York Stock Exchange.

  Mavesa's ADSs (and the underlying shares) are registered under the US Exchange Act. Mavesa may request from the SEC that the registration of the ADSs (and the underlying shares) be cancelled if the ADSs (and the underlying shares) do not trade on an US stock exchange and if there are less than three hundred registered holders of ADSs (and the underlying shares) who are US residents. Subject to compliance with all applicable rules and regulations, Primor currently plans to have Mavesa request from the SEC the cancellation of the registration of the ADSs (and the underlying shares) pursuant to the US Exchange Act as soon as the Offers are completed and the legal prerequisites are met.

  In any case, Mavesa's ADS holders have the option to convert their ADSs into Mavesa shares under the terms and conditions of the Deposit Agreement between Mavesa and The Bank of New York.

  The purchase of the shares and ADSs pursuant to the Offers will substantially reduce the outstanding shares or ADSs that are publicly traded and the number of shareholders and ADSs holders. This reduction will adversely affect the liquidity and market value of the shares and ADSs held by the public.

4. Description of any other business plan that may affect the non-selling shareholders positively or negatively.

  Except as described above, Primor has no business plan that may affect the non-selling shareholders positively or negatively.

AT A MEETING HELD ON JANUARY 19, 2001, THE BOARD OF DIRECTORS OF MAVESA
(I) DETERMINED THAT THE TERMS OF THE VENEZUELAN OFFER ARE FAIR TO AND IN THE BEST INTERESTS OF THE HOLDERS OF SHARES AND (II) RECOMMENDED THAT ALL HOLDERS OF SHARES ACCEPT THE VENEZUELAN OFFER AND TENDER THEIR SHARES PURSUANT TO THE VENEZUELAN OFFER.

In order to receive assistance with regards to the Venezuelan Offer and to request copies of the Venezuelan Offer Report, contact the Share Receiving Agent in Venezuela, at the address and telephone number provided below.

THE VENEZUELAN OFFER REPORT (INCLUDING ALL THE ANNEXES) CONTAINS IMPORTANT INFORMATION WHICH SHOULD BE COMPLETELY READ BEFORE TAKING ANY DECISION IN REGARDS TO THE VENEZUELAN OFFER.

"THIS SPECIAL REPORT ON THE INTENTIONS OF THE INITIATOR RELATES TO A TENDER OFFER TO TAKE CONTROL OF MAVESA. THE VENEZUELAN SECURITIES COMMISSION (LA COMISION NACIONAL DE VALORES) CERTIFIES THAT ALL THE REQUIREMENTS OF THE CAPITAL MARKETS LAW (LEY DE MERCADO DE CAPITALES) AND THE TENDER OFFER RULES HAVE BEEN COMPLIED WITH THE VENEZUELAN SECURITIES COMMISSION (LA COMISION NACIONAL DE VALORES) DOES NOT CERTIFY THE QUALITY OF THE PROPOSED TRANSACTION. AUTHORIZATION FOR PUBLICATION PROVIDED BY THE VENEZUELAN SECURITIES COMMISSION (LA COMISION NACIONAL DE VALORES)".

On February 20, 2001 the Stock Exchange Commission (La Comision Nacional de Valores) by Communication number CNV-P-022-01, authorized to publish this document.

                        The Offer Agent in Venezuela is:

                         Provincial Casa de Bolsa, S.A.
                       Avenida Este 0 con Avenida Vollmer
                     Centro Financiero Provincial, Piso 14
                                 San Bernardino
                            Caracas 1010, Venezuela
                           Telephone: +(582) 504-5911
                              Fax: +(582) 504-5378

February 21, 2001

                                                                       ANNEX C-1

        JOINT GUARANTEE BOND POSTED BY PRIMOR ALIMENTOS, C.A. (FORMERLY
              ALPROVENCA, ALIMENTOS Y PRODUCTOS VENEZOLANOS, C.A.)

   I, Lorenzo Mendoza Gimenez, born in Venezuela, domiciled in Caracas and holder of the Identity Card No 6,818,047, in my capacity of Director of PRIMOR ALIMENTOS, C.A. (formerly ALPROVENCA, Alimentos y Productos Venezolanos, C.A.), a corporation incorporated and domiciled in the City of Caracas and registered at the Fifth Commercial Registry of the Judicial Circumscription of the Capital District and State of Miranda on September 23, 1998 under No. 42, Volume 251 A-Fifth. (the "Guarantor" or "Primor Alimentos"), sufficiently empowered hereto by resolution of the Board of Directors of Primor Alimentos of January 16, 2001, hereby represent as follows:

   ONE: Primor Inversiones, C.A., a corporation incorporated and domiciled in the City of Caracas and registered at the Fifth Commercial Registry of the Judicial Circumscription of the Capital District and State of Miranda on January 9, 2001 under No. 81, Volume 497 A-Fifth. ("Primor Inversiones" or the "Purchaser") shall commence (i) a public tender offer for the shares of MAVESA S.A. ("Mavesa" or "Target Corporation"), a corporation incorporated and domiciled in the City of Caracas and initially registered at the Commercial Registry under the Court of Original Jurisdiction in Commercial Matters of the Capital District on May 19, 1949 under No. 552, Volume 2-B and whose last statutory modification was registered at the First Commercial Registry of the Judicial Circumscription of the Capital District and State of Miranda on August 28, 2000, under No. 39 Volume 148-A Pro (the "Venezuelan Offer"), and (ii) a United States tender offer for American Depositary Shares representing shares of Mavesa ("ADSs") in accordance with the U.S. Securities laws and regulations (the "U.S. Offer" and, together with the Venezuelan Offer, the "Offers").

   TWO: Pursuant to this document, the Guarantor is jointly liable together with Purchaser for up to five hundred and nine million six hundred and sixty-eight thousand five hundred and sixty-nine US dollars (US$509,668,569), in order to guarantee to all of the shareholders and ADS holders of Mavesa who validly tendered into the Venezuelan Offer and the U.S. Offer, respectively, as security for the payment of the selling price of the shares according to the Venezuelan Offer and that of the ADSs according to the U.S. Offer, respectively, under the terms and conditions set forth in the Venezuelan Offer Report and in the U.S. Offer Report, respectively. Solely for the purpose of complying with Section 95 of the Venezuela Central Bank Law, five hundred and nine million six hundred and sixty-eight thousand five hundred and sixty-nine US dollars (US$509,668,569) are equivalent to three hundred fifty eight thousand one hundred sixty nine million five hundred eighty six thousand eight hundred sixty four bolivares and seventy five cents (Bs.358,169,586,864.75), at the exchange rate of Bs.702.75 per US$.

   THREE: The Guarantor expressly waives the excussion and division rights provided in the Venezuela Civil Code.

   FOUR: For the purposes hereof, any notice sent to the Guarantor shall be deemed duly given when submitted in writing at the following addresses: Cuarta Transversal de los Cortijos De Lourdes, Centro Empresarial Polar, Piso 1, Los Cortijos de Lourdes, Caracas, to the attention of Guillermo Bolinaga, General Counsel.

   FIVE: This Guarantee is governed by the laws of the Bolivarian Republic of Venezuela. Any dispute, claim, controversy and/or differences arising herefrom shall be definitively decided by final arbitration, in the City of Caracas, conducted in Spanish, in accordance with the Regulations of the Arbitration Center of the Commercial Chamber of Caracas in force on the execution date hereof (the "Regulations") by three arbitrators appointed according to the Regulations. The arbitration award shall be final and, except for the Recurso de Nulidad provided for in article 43 of the Commercial Arbitration Law, no additional remedy shall be admitted against the award. By virtue of this arbitration agreement, the parties hereof waive the right to claim before any judge. Therefore, the submission to the arbitration procedure provided for herein shall be exclusive of any ordinary jurisdiction. Moreover, the parties hereof waive their rights to file a claim with any foreign court or arbitrators other than the ones provided herein.

                                     C-1-1

   SIX: Once three (3) months have elapsed from the occurrence of an event from which a claim secured by this Guarantee may arise without beginning any arbitration procedure having been commenced, all rights and claims against the Guarantee hereof shall expire.

   Signed at Caracas, on the notarization date.

   /s/ Lorenzo Mendoza Gimenez
_____________________________________
       Lorenzo Mendoza Gimenez

                                     C-1-2

                                                                       ANNEX C-2

              JOINT GUARANTY BOND POSTED BY CERVECERIA POLAR C.A.

   I, Lorenzo Mendoza Gimenez, born in Venezuela, domiciled in Caracas and holder of the Identity Card No 6,818,047, in my capacity of Director of CERVECERIA POLAR, C.A., a corporation incorporated and domiciled in the City of Caracas and registered at the First Commercial Registry of the Judicial Circumscription of the Capital District and State of Miranda on May 11, 1999 under No. 75, Volume 90 A-st. (the "Guarantor" or "Cerveceria Polar"), sufficiently empowered hereto by resolution of the Board of Directors of Cerveceria Polar, of January 16, 2001, hereby represent as follows:

   ONE: Primor Inversiones, C.A., a corporation incorporated and domiciled in the City of Caracas and registered at the Fifth Commercial Registry of the Judicial Circumscription of the Capital District and State of Miranda on January 9, 2001 under No. 81, Volume 497 A-Fifth ("Primor Inversiones" or the "Purchaser") shall commence (i) a public tender offer for the shares of MAVESA S.A. ("Mavesa" or "Target Corporation"), a corporation incorporated and domiciled in the City of Caracas and initially registered at the Commercial Registry under the Court of Original Jurisdiction in Commercial Matters of the Capital District on May 19, 1949 under No. 552, Volume 2-B and whose last statutory modification was registered at the First Commercial Registry of the Judicial Circumscription of the Capital District and State of Miranda on August 28, 2000, (the "Venezuelan Offer"), and (ii) a purchase public offer in the United States of America to purchase American Depositary Shares representing shares of Mavesa ("ADSs"), in accordance with the laws and regulations on U.S. securities (the "U.S. Offer" and, together with the Venezuelan Offer, the "Offers").

   TWO: Pursuant to the document hereof, the Guarantor is jointly liable together with Purchaser for up to five hundred and nine million six hundred and sixty-eight thousand five hundred and sixty-nine US dollars (US$509,668,569), in order to guarantee to all of the shareholders and ADS holders of Mavesa who validly tender into the Venezuelan Offer and the U.S. Offer, respectively, as security for the payment of the selling price of the shares according to the Venezuelan Offer and that of the ADSs, according to the U.S. Offer, respectively, under the terms and conditions set forth in the Venezuelan Offer Report and in the U.S. Offer Report, respectively. Solely for the purpose of complying with Section 95 of the Venezuela Central Bank Law, five hundred and nine million six hundred and sixty-eight thousand five hundred and sixty-nine US dollars (US$509,668,569) are equivalent to three hundred fifty eight thousand one hundred sixty nine million five hundred eighty six thousand eight hundred sixty four bolivars and seventy five cents (Bs.358,169,586,864.75), at the exchange rate of Bs.702.75 per US$.

   THREE: The Guarantor expressly waives the excussion and division rights provided in the Venezuela Civil Code.

   FOUR: For the purposes hereof, any notice sent to the Guarantor shall be deemed duly given when submitted in writing at the following addresses: Cuarta Transversal de los Cortijos De Lourdes, Centro Empresarial Polar, Piso 1, Los Cortijos de Lourdes, Caracas, to the attention of Guillermo Bolinaga, General Counsel.

   FIVE: This Guaranty is governed by the laws of the Bolivarian Republic of Venezuela. Any dispute, claim, controversy and/or differences arising herefrom shall be decided by final arbitration, in the City of Caracas, conducted in Spanish, in accordance with the Regulations of the Arbitration Center of the Commercial Chamber of Caracas in force on the execution date hereof (the "Regulations") by three arbitrators appointed according to the Regulations. The arbitration award shall be final and, except for the Recurso de Nulidad provided for in article 43 of the Commercial Arbitration Law, no additional remedy shall be admitted against the award. By virtue of this arbitration agreement, the parties hereof waive the right to claim before any judge. Therefore, the submission to the arbitration procedure provided for herein shall be exclusive of any ordinary jurisdiction. Moreover, the parties hereof waive their rights to file a claim with any foreign court or arbitrators other than the ones provided in this provision hereof.

                                     C-2-1

   SIX: Once three (3) months have elapsed from the occurrence of an event from which a claim secured by this Guarantee may arise without any arbitration procedure having been commenced, all rights and claims against the Guarantee shall expire.

   Signed at Caracas, on the notarization date.

   /s/ Lorenzo Mendoza Gimenez
_____________________________________
       Lorenzo Mendoza Gimenez

                                     C-2-2

                                                                                                                             Annex D

                                                    SHARE LETTER OF TRANSMITTAL
                           (Form of Letter of Transmittal and Power of Attorney for the Tender Offer for
                              outstanding shares of Mavesa S.A. initiated by Primor Inversiones C.A.
                                                       on February 21, 2001)

------------------------------------------------------------------------------------------------------------------------------------
(1) RECEIVING OFFICE/BROKERAGE HOUSE/BROKER:                                               (2) ACCEPTANCE DATE:
                                                                                                 /       /
------------------------------------------------------------------------------------------------------------------------------------
(3) SHAREHOLDER'S FIRST NAME AND LAST NAME OR CORPORATE NAME (HEREINAFTER THE "SELLING SHAREHOLDER"):
------------------------------------------------------------------------------------------------------------------------------------
(4) IDENTITY CARD/PASSPORT/R.I.F. NUMBER:          (5) DATE OF BIRTH:                      (6) MARITAL STATUS:
 VENEZUELAN [ ]                                         /       /
 OTHER      [ ]                                                       SINGLE [ ]  MARRIED [ ]  DIVORCED [ ]  WIDOWER [ ] OTHER [ ]
------------------------------------------------------------------------------------------------------------------------------------
(7) SHAREHOLDER'S SPOUSE FIRST AND LAST NAME:                                              (8) ID. NO./PASSPORT NO./TAX ID NO.:
                                                                                           VENEZUELAN [ ]
                                                                                           OTHER      [ ]
------------------------------------------------------------------------------------------------------------------------------------
(9) IS THERE A SETTLEMENT OF MARITAL               (10) DOCUMENT INFORMATION:              (11) DATE:    (12) NUMBER:   (13) VOLUME:
PROPERTY OR A PRENUPTIAL AGREEMENT:
                          YES [ ]  NO [ ]
------------------------------------------------------------------------------------------------------------------------------------
LEGAL            (14) COMMERCIAL REGISTRY:                                                 (15) DATE:    (16) NUMBER:   (17) VOLUME:
ENTITY
------------------------------------------------------------------------------------------------------------------------------------
INFORMATION      (18) REGISTRY WHERE IT WAS GRANTED OR IS REGISTERED UNDER:                (19) DATE:    (20) NUMBER:   (21) VOLUME:
ON POWER OF
ATTORNEY:
------------------------------------------------------------------------------------------------------------------------------------
(22) ADDRESS OF         STREET:                                         FLOOR/APARTMENT:
THE SHAREHOLDER:
------------------------------------------------------------------------------------------------------------------------------------
MUNICIPALITY:                                                           (23) CITY:                       (24) STATE:
------------------------------------------------------------------------------------------------------------------------------------
(25) TELEPHONE:                 (26) CELLULAR TELEPHONE:                (27) E-MAIL:
------------------------------------------------------------------------------------------------------------------------------------

                       INSTRUCTION FOR DIVIDEND PAYMENT
(THE INFORMATION HEREIN WILL BE USED ONLY BY THE TRANSFER AGENT AND/OR THE CVV
                          CAJA VENEZOLANA DE VALORES)

--------------------------------------------------------------------------------
(28) NAME OF THE BANK:  (29) ACCOUNT NO.:   (30) TYPE OF ACCOUNT:

                                            CHECKING [ ]  SAVING [ ] OTHER [ ]
--------------------------------------------------------------------------------
                  SALE ORDER TO PROVINCIAL CASA DE BOLSA C.A.
--------------------------------------------------------------------------------
(31) AMOUNT OF SHARES WHICH SALE IS HEREBY ORDERED [                           ]


(32) THE SHARES SUBJECT TO SALE ARE REGISTERED IN:

[ ] TRANSFER AGENT                                      (33) FORM OF PAYMENT
                  --------------------------------       [ ] Bs.


[ ] CAJA VENEZOLANA DE VALORES                           [ ] US$.
                              --------------------

                                     THE SELLING SHAREHOLDER HEREBY AUTHORIZES
                                     PROVINCIAL CASA DE BOLSA, C.A. TO PROCESS
                                     BEFORE THE TRANSFER AGENT BANCO VENEZOLANO
                                     DE CREDITO OR CVV CAJA VENEZOLANA DE
                                     VALORES THE TRANSFER OR DEPOSIT OF THE
                                     SHARES TO THE SPECIAL ACCOUNT OF PROVINCIAL
                                     CASA DE BOLSA, C.A. AT THE CVV CAJA
                                     VENEZOLANA DE VALORES.
--------------------------------------------------------------------------------
IF THE AMOUNT OF SHARES OFFERED HEREIN IS GREATER THAN THE ONE REGISTERED ON THE
COMPANY BOOKS AND/OR THE CVV CAJA VENEZOLANA DE VALORES, IT SHALL BE DEEMED THAT
THE LATTER AMOUNT IS THE ONE THAT IS BEING OFFERED FOR SALE, ONLY IF THEY ARE
AVAILABLE AND FREE FROM LIENS AND ENCUMBRANCES. IF THE AMOUNT IS LESS, THE ONE
OFFERED HEREBY WILL BE THE ONE DEEMED TO BE SOLD.
--------------------------------------------------------------------------------
THE SELLING SHAREHOLDER HEREBY AUTHORIZES PROVINCIAL CASA DE BOLSA, C.A. OR ITS
DESIGNEE SO THAT ON HIS/HER NAME AND BEHALF EXECUTE THE TRANSFER DOCUMENTS ON
THE STOCK CERTIFICATES, IF ANY, AND SHARE REGISTRY BOOKS OF MAVESA S.A.

--------------------------------------------------------------------------------

THE SELLING SHAREHOLDER HEREBY ACKNOWLEDGES AND ACCEPTS THE TERMS AND CONDITIONS
OF THE TENDER OFFER SET FORTH IN THE VENEZUELAN OFFER TO PURCHASE AND THE OTHER
DOCUMENTS OF THE OFFER IN VENEZUELA AND HEREBY GRANTS A POWER OF ATTORNEY TO
PROVINCIAL CASA DE BOLSA, C.A. PURSUANT TO THE THE TERMS SET FORTH IN THE
REVERSE OF THIS DOCUMENT BY VIRTUE OF WHICH HE/SHE AFFIXES HIS/HER SIGNATURE AT
THE BOTTOM HEREOF.

------------------------------------------------------------------------------------------------------------------------------------
                                                          (34) SIGNATURES
------------------------------------------------------------------------------------------------------------------------------------
TITLE HOLDER [ ]     REPRESENTATIVE [ ]      ATTORNEY IN FACT [ ]      SPOUSE [ ]      REPRESENTATIVE [ ]      ATTORNEY IN FACT [ ]


NAME:                                                                   NAME:
     ------------------------------------------------------             ------------------------------------------------------

IDENTITY NO. OR PASSPORT NO.:                                           IDENTITY CARD NO. OR PASSPORT NO.:
                              -----------------------------                                               --------------------



SIGNATURE                                                               SIGNATURE
          -------------------------------------------------                       -------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                         (DO NOT FILL IN)

THE DEPOSITARY, BROKERAGE HOUSE OR BROKER HEREBY CERTIFIES THAT THE INFORMATION FURNISHED AND THE REGISTERED SIGNATURES ABOVE ARE
TRUE AND MADE IN ACCORDANCE WITH SECTION 68 OF THE VENEZUELAN COMMERCIAL CODE AND SECTION 88 OF THE MANUAL OF THE BOLSA DE VALORES
DE CARACAS.

                                                        SEAL AND SIGNATURE
------------------------------------------------------------------------------------------------------------------------------------

   The Tendering Shareholder identified in the front cover of this document, expressly declares the following:

   FIRST. Definitions: For purposes of this document, the following terms and phrases shall have the following meaning:

  1.1.) "Mavesa": will be used to identify the company Mavesa, S.A., sociedad anonima organized and domiciled in Caracas and filed with the Commercial Registry kept by the Commercial Court of First Instance of the Federal District on May 19, 1949, under No. 552, Volume 2-B, and which last amendment to the bylaws was filed with the First Commercial Registry Office of the Judicial Circuit of the Federal District and State of Miranda on August 28, 2000, under No. 39, Volume 148 A-Pro.

  1.2.) "Primor Inversiones" or "Purchaser": will be the terms alternatively used to identify the company Primor Inversiones, C.A., a sociedad anonima organized and domiciled in Caracas and filed with the Fifth Commercial Registry Office of the Judicial Circuit of the Federal District and State of Miranda on January 9, 2001, under No. 81, Volume 497-A Qto.

  1.3.) "Venezuelan Offer": will be the term used to identify the public tender offer that is being made by the Purchaser for all shares of Mavesa Common Stock subject to the terms and conditions set forth in the Offer to Purchase.

  1.4.) "Offer to Purchase": will be the term used to identify the report containing the terms and conditions of the Venezuelan Offer, including all of its schedules dated February 21, 2001, the Special Report of the Purchaser's Intentions dated February 21, 2001 and any supplements and amendments thereto.

  1.5.) "Shares": will be the term used to identify the number of shares of Mavesa Common Stock that are hereby tendered in the Venezuelan Offer by the Tendering Shareholder to the Purchaser as set forth in the reverse side of this document.

  1.6.) "Venezuelan Receiving Agent": will be the term used to identify the company Provincial Casa de Bolsa, S.A. (initially denominated Negociadora Nacional de Valores, C.A.), sociedad anonima organized and domiciled in Caracas, and filed with the Commercial Registry Office of the Judicial Circuit of the State of Zulia on October 14, 1988, under No. 69, Volume 72-A, and which amendment to the bylaws was filed with such Commercial Registry Office, on March 22, 1990, under No. 20, Volume 27-A, and filed with the Second Commercial Registry Office the Judicial Circuit of the Federal District and State of Miranda, on September 4, 1990, under No. 80, Volume 83-A Sgdo., which Bylaws have been amended several times, having the last amendment containing its name filed with the mentioned Second Commercial Registry Office on October 7, 1999, under No. 5,
         Volume 280-A Sgdo., appointed as agent of the Venezuelan Offer by "Primor Inversiones".

  1.7.) "Purchasing Shareholders": will be the term used to identify the shareholders of Mavesa that have not tendered their Shares to the Purchaser pursuant the Offer to Purchase, and have timely exercised their right of first refusal contemplated in Section 6 of Mavesa's Estatutos (bylaws).

  1.8.) Tender Offer Rules: will be the term used to identify Venezuelan tender offer rules issued by the National Securities Commission ("CNV").

   SECOND. The Shares and Their Tender. The Tendering Shareholder hereby declares and warrants the following:

  2.1.) That he/she has received and reviewed the Offer to Purchase and hereby accepts all its terms and conditions.

  2.2.) That he/she owns the tendered Shares indicated in the front side of this document, and such Shares are free and clear of liens or prohibitions to sell or encumber.

  2.3.) That he/she tenders in the Venezuelan Offer the Shares upon the terms and subject to the conditions set forth in the Offer to Purchase.

  2.4.) That if the number of shares of Mavesa Common Stock owned by the Tendering Shareholder pursuant to Mavesa's shareholders book and/or the records maintained by Caja Venezolana de Valores is fewer than the amount of Shares indicated on the front cover of this document, the tender will only be deemed validly made with respect to such fewer number of Shares owned by such Tendering Shareholder as contemplated in such book and/or the Caja de Valores. In the event that the number of shares of Mavesa Common Stock owned by the Tendering Shareholder pursuant to Mavesa's shareholders book or the records maintained by Caja Venezolana de Valores is greater than the amount of Shares indicated on the front cover of this document, the tender will only be deemed validly made with respect to such Shares indicated on the front side of this document. The Shares which reflect liens or prohibitions to sell or encumber will be excluded from the transactions contemplated in this document, since the Purchaser's tender offer will only be accepted for the Shares which are free of liens and restrictions.

  2.5.) That he/she recognizes and accepts that his/her signature on the front cover of this document, is an authentic evidence that this document constitutes a binding agreement between Primor Inversiones and the Tendering Shareholder, in accordance with the terms and conditions set forth in the Offer to Purchase.

  2.6.) That he/she accepts that the Venezuelan Receiving Agent, on his/her behalf and his/her name and in exercise of the power of attorney that is being granted by this document, upon satisfaction of the conditions contained in the Offer to Purchase, will sell the tendered Shares to Primor Inversiones and/or the Purchasing Shareholders, as the case may be, and will process the payment for such sale in the manner established in the Offer to Purchase.

  2.7.) That he/she accepts that Primor Inversiones may modify, extend, withdraw or terminate the Venezuelan Offer, or waive the conditions established in the Offer to Purchase, in accordance with the Offer to Purchase.

  2.8.) That he/she hereby revokes any power of attorney or mandate previously granted by the Tendering Shareholder in connection with the Shares. In addition, the Tendering Shareholder shall not grant to any third party different from the Venezuelan Receiving Agent any power of attorney or mandate in connection with the Shares while the Venezuelan Offer is open and until the Tendering Shareholder withdraws the tender of such Shares.

  2.9.) That he/she hereby waives to his/her right of first refusal for the acquisition of shares contemplated in Section 6 of Mavesa's Estatutos (bylaws).

  2.10.) Additionally the Tendering Shareholder expressly declares: (a) that he/she is the legitimate owner of the Shares; (b) that he/she is sufficiently empowered and has the legal capacity to subscribe this document and to offer and tender the Shares in accordance with the terms of the Offer to Purchase; (c) that the signature that appears in the front side is his/her signature, and consequently, this document is completely binding to him/her; (d) that the Shares are free of encumbrances, prohibitions to sell or encumber or other judicial prohibitions, pledges, claims or rights of other persons over them; (e) that if the Shares are transferred to Primor Inversiones or to the Purchasing Shareholders, as the case may be, these will acquire ownership of the Shares, free of encumbrances, pledges, claims, or rights of other persons, together with the voting rights and with the rights to all the dividends, subscription rights and other distributions; and (f) that the Shares do not constitute treasury shares nor qualify as reciprocal participation in the terms of the Capital Markets Law and of the rules issued by the National Securities Commission.

   THIRD: The power of attorney: Without prejudice to Section 3.5 of this document, the Tendering Shareholder hereby grants an irrevocable special power of attorney, ample and sufficient as necessary and as required by law, to the Venezuelan Receiving Agent, to perform the following activities before June 30, 2001 on his/her behalf and in accordance to the terms and conditions contained in the Offer to Purchase and this document:

  3.1.) Exercise the voting right of the Shares in accordance with the terms and conditions of the Offer to Purchase.

  3.2.) Tender the Shares to Primor Inversiones and/or, if it were the case, to the Purchasing Shareholders, in the terms and conditions described in the Offer to Purchase. For such purposes the agent herein designated is sufficiently empowered to sign as a transferor on behalf of the Tendering Shareholder, the transfers corresponding to the Shares in the certificates representing the shares as well as in the Registry Book of Mavesa and any other documents required by the Caja Venezolana de Valores.

  3.3.) Receive on behalf of the Tendering Shareholder, the payment for the purchase price of the Shares from Primor Inversiones and/or, if it was applicable, from the Purchasing Shareholders, and make available to the Tendering Shareholder such payment in accordance with the terms and conditions established in the Offer to Purchase and grant the corresponding releases.

  3.4.) In general, by granting this power of attorney, the Venezuelan Receiving Agent is empowered to perform on behalf of the Tendering Shareholder all the necessary and/or convenient acts to complete the above mentioned transfers of the Shares, including, without limitation, the subscription of any required document, registry books and/or registries, and to complete the tender of the Shares in the terms and conditions of the Offer to Purchase and of this document, as well as to effect when legally possible, the withdrawal of the acceptance of the offer. In this sense, the Venezuelan Receiving Agent acting as agent and attorney-in-fact of the Tendering Shareholder, may perform, among other, without limitation, the following acts: (a) complete and subscribe the transfer requests of the Shares and any other documents required to transfer the title over the Shares; (b) file the transfer requests of the Shares and any other required documents before the transfer agent of Mavesa's shares, the Caja Venezolana de Valores, the Caracas Stock Exchange and any other entity that is a depositary of the Mavesa's shares, in order to effect and formalize the transfer of the Shares; (c) deposit and (or) withdraw the Shares from the Caja de Valores; (d) open a sub-account in the Caja de Valores on behalf of the Tendering Shareholder and transfer the Shares to said sub-account; (e) in the case of withdrawal of the acceptance in accordance with the terms and conditions of the Offer to Purchase or in case of termination of the Venezuelan Offer without the purchase of the Shares, transfer the Shares before the Transfer Agent on behalf of the Tendering Shareholder or to the original sub-account of the Tendering Shareholder in the Caja de Valores.

  3.5.) This power of attorney will only be considered withdrawn in case of a valid withdrawal of the acceptance of the Venezuelan Offer in the terms and conditions established in article 18 of the Tender Offer Rules and in the Offer to Purchase.

   FOURTH: Simultaneous Representation: The Venezuelan Receiving Agent is expressly authorized by the Tendering Shareholder in accordance with article
1.171 of the Venezuelan Civil Code, to execute the purchase transactions of the Shares contemplated in this document, as a representative and agent of the Tendering Shareholder, as well as a representative and agent of Primor Inversiones.

   FIFTH: The Tendering Shareholder hereby declares under oath the true and exactness of all the information contained on the front side of this document.

   SIXTH: For all the effects resulting from and as a consequence of this document, the city of Caracas is the special domicile to the jurisdiction of which Courts the Tendering Shareholder agrees to be subject.

                                    ANNEX E
          DOCUMENTS TO BE ATTACHED TO THE SHARE LETTER OF TRANSMITTAL

Individual

[_]Copy of the identity card currently in effect or the passport of the holder of the shares and his/her representative or agent

[_]Copy of the identity card currently in effect or the passport of his/her spouse and his/her representative or agent

[_]Copy of the power authorizing the signature of the representative or agent, if applicable

[_]Copy of the documents of separation of marital property or prenuptial agreement or power of the spouse, if applicable

[_]Copy of the divorce decision or death certificate of spouse, if applicable

[_]Copy of the birth certificate of the minor holding no identity card and of the corresponding judicial authorization, if applicable

[_]If the shareholder has certificate evidencing the shares, he/she must deliver the original certificate

Legal Entity

[_]Complete copy of the publication of the articles of incorporation and bylaws of the company currently in effect

[_]Copy of the identity card of the authorized person(s), legal representative(s), agent(s)

[_]Copy of the document(s) evidencing the authority of the signatory(ies)

[_]Copy of the tax payer registration number (RIF)

[_]If the shareholder has certificate evidencing the shares, he/she must deliver the original certificate

         THE COPY OF THE MENTIONED DOCUMENTS MUST BE CLEAR AND COMPLETE

                                    ANNEX F

                                 [MAVESA LOTO]

  PROCEDURE FOR THE EXERCISE OF THE RIGHT OF FIRST REFUSAL RELATED TO THE TENDER OFFER COMMENCED BY PRIMOR INVERSIONES, C.A. ON FEBRUARY 21, 2001

   The Board of Directors informs that in connection with the public tender offer commenced by Primor Inversiones, C.A., a company incorporated in Caracas, registered in the Fifth Commercial Registry of the Judicial Circumscription of Capital District and State of Miranda on January 9, 2001 ("Primor" or the "Purchaser") for all Mavesa shares for a price of US$0.1416887470 per share (the "Offer") and in connection with the exercise of rights of First Refusal as set forth in Section 6 of the Bylaws of Mavesa S.A. ("Mavesa")* ("Right of First Refusal"), the terms and requirements for the shareholders of Mavesa (the "Interested Party") to exercise their Preferential Rights will be as follows:

   No later than 12:00 noon (Venezuelan time) on the expiration date of the Offer (the "Expiration Date"), the Interested Party must:

  (i) Submit written notice to the Banco Venezolano de Credito, Transfer Agent of Mavesa, located at Av. Universidad Sociedad a San Francisco, Building No. 6, 2nd Floor, Caracas 10101, telephone number 806-6500, facsimile number 806-0646, Attn: Francisco Prisco setting forth that the Right of First Refusal will be exercised and the number of shares with respect to which such Right of First Refusal will be exercised.

  (ii) On the same date, deliver to Provincial Casa de Bolsa, C.A. (as defined below) (the "Rights Agent") at the offer indicated below, a completed Form for the Exercise of Right of First Refusal and Power of Attorney (including a copy of the notice set forth under (i)) pursuant to which the shareholder shall undertake to purchase a number of shares proportional to his/her shareholdings under the same price, terms and conditions set forth in the Offer. The power of attorney is granted so that on your behalf, the Rights Agent may purchase the proportional number of shares related to the Right of First Refusal.

  (iii) Deliver to the Rights Agent, as a guarantee, an amount in U.S. Dollars equivalent to such amount that results from multiplying the price of the Offer times the number of shares, which he/she owns (or, times the number of shares pursuant to which the Right of First Refusal shall be exercised) by delivering a check issued in U.S. Dollars by a bank payable to the Rights Agent. In the event that such check is not delivered during the above-referenced time, the Interested Party shall be deemed to have waived his/her Right of First Refusal. The amounts deposited in guarantee shall not accrue interest.

   In the event the Offer is completed, the Rights Agent shall pay the price of the shares allocated pursuant to the exercise of the Right of First Refusal, applying such amount as a guarantee on behalf of the Interested Party.

   The Rights Agent will reimburse the interested party any amount delivered in the same currency as it was received within two (2) business days following the date the Offer was terminated for whatever reason, or any amount in excess of the price owed to the holder.
--------
   (*) Section 6 (...) The shareholders hereby grant to each other and their heirs and assignees, a preferential right to purchase, proportional to their shareholdings and under the same price, terms and conditions as set forth by the Purchaser, the shares that other wish to sell or exchange to the Initiator in the public offers for exchange and change in control commenced by the Company (...)"

   The Form for the Exercise of the Right of First Refusal and Power of Attorney will be available for the Interested Party at the Offices of the Rights Agent at the following address Avenida Este 0 Centro Financiero Provincial, Piso 14, San Bernardino, Caracas, telephone number +(582) 504-5911, facsimile number +(582) 504-5378, E-mail address casa bolsa@provincial.com and
Attn: Juan Carlos Bruni.

   Both the Form for the Exercise of the Right of First Refusal and the Power of Attorney must be signed by the owners of record listed in the Shareholders' Book of Mavesa as such, except duly authorized representatives or attorneys in fact, who must deliver the documents setting forth such representation.

   The Right of First Refusal will not be deemed to have been duly exercised unless all the requirements, terms and conditions hereof and the requirements set forth by Law have been complied with and in particular, if the price for the shares is not available within the above-referenced period.

   The shareholders or attorney in fact that exercised the Right of First Refusal could withdraw the exercise of the Right of First Refusal with notice to such effect sent to the Rights Agent with copy to the Transfer Agent of Mavesa on or before the Expiration Date to the above-referenced addresses.

   In the event that the shareholder that exercised their Right of First Refusal sold in part his/her shares on or before the Expiration Date, he/she must exercise again their Right of First Refusal on or before the Expiration Date for the shares that have not been sold.

   This notice hereof does not constitute a recommendation for the exercise of the Right of First Refusal.

                              The Rights Agent is:

                         Provincial Casa de Bolsa C.A.
                       Avenida Este O Con Avenida Vollmer
                     Centro Financiero Provincial, Piso 14
                                 San Bernardino
                            Caracas 1010, Venezuela
                           Telephone: +(582) 504-5911
                           Facsimile: +(582) 504-5378

                                    ANNEX G

                          FORM FOR THE EXERCISE OF THE
                  RIGHT OF FIRST REFUSAL AND POWER OF ATTORNEY

                                 NATURAL PERSON

 1.Mavesa's Shareholder first name and last name: ____________________________

 2.Mavesa's Shareholder ID number or Passport Number: ________________________

 3.Mavesa's Shareholder Nationality: _________________________________________


                                  LEGAL PERSON

 4.Mavesa's Shareholder corporate name: ______________________________________

 5.Mavesa's Shareholder address and registration documents: __________________

 6.Tax Identification Number: ________________________________________________


                       REPRESENTATIVE OR ATTORNEY IN FACT

 7.Mavesa's Shareholder's representative or attorney in fact first and last name: ____________________________________________________________________

   -------------------------------------------------------------------------

 8.Representative or attorney in fact identification number or passport number: __________________________________________________________________

   -------------------------------------------------------------------------

 9.Information on the power of attorney or representation documents: _________

   -------------------------------------------------------------------------


                                    ADDRESS

 10.Mavesa's Shareholder complete address: ___________________________________

   -------------------------------------------------------------------------

   City:  State:  Zip Code:

 11. Telephone Numbers: Home: Office: Mobile:

Other:


                             RIGHT OF FIRST REFUSAL

 12.Shareholding pursuant to which the Right of First Refusal is exercised: __


  13.Signatures
     NATURAL PERSON                             LEGAL ENTITY
-----------------------------------------------------------------------------------------
     Registered Holder or Representative or     Representative No. 1
     Attorney in Fact                            Title:

     Signature:                                 Signature:
-----------------------------------------------------------------------------------------
     Spouse or Representative or Attorney in    Representative No. 2 only if 2 signatures
     Fact                                       are required
                                                Title:

     Signature:                                 Signature:

                            REVERSE SIDE OF THE FORM

The undersigned hereby declares:

1. That he has reviewed and has knowledge of the terms and conditions of the Right of First Refusal set forth in Section 6 of the Bylaws of Mavesa S.A. ("Mavesa") (the "Right of First Refusal") and of the publication made by Mavesa including the Procedures for The Exercise of the Right of First Refusal in connection with the Public Tender Offer (the "Offer") commenced by Primor Inversiones, C.A., a corporation incorporated and domiciled in Caracas and registered in the Fifth Commercial Registry of the Judicial Circumscription of the Capital District and State of Miranda on January 9, 2001 under No. 81, Volume 497 A-Qto., on February 21, 2001 (the "Publication").

2. That he has reviewed the report including the terms and conditions of the Offer (the "Report") for the shares of Mavesa S.A., a corporation incorporated and domiciled in Caracas and initially registered at the Commercial Registry under the Court of Original Jurisdiction in Commercial Matters of the Capital District on May 19, 1949, under No. 39, Volume 148 A-Pro., initiated by Primor Inversiones, C.A. (the "Purchaser"), on February 21, 2001 and any amendments thereof, if any. Capitalized terms not defined herein shall have the meaning set forth in the Report.

3. That he exercises the Right of First Refusal to acquire a number of shares that had been subject to valid tenders pursuant to the Offer proportional to the shareholding of the undersigned or with respect to such inferior number as is set forth in Annex 1, at the same price, terms and conditions set forth in the Report (the "Shares"). If the number indicated is larger than the amount available, the Preferential Right will be deemed to have been exercised solely with respect to a proportional amount to the shares registered and available to the undersigned on the date hereof.

4. That he shall not be deemed to have exercised the Right of First Refusal and, therefore, he will not have the right to purchase any of the Shares, if all of the requirements, terms and conditions set forth to such effect in the Publication, the Law and the Report are not met, in particular, in the event that the guarantee is not granted pursuant to the Publication within the terms set forth thereof.

5. That he acknowledges and accepts that in the event that the shareholder that had exercised its Right of First Refusal, sells on or before the Expiration Date a portion of his shares of Mavesa, he must exercise again his Right of First Refusal on or before the Expiration Date for the portion of his shares that were not sold.

6. That he acknowledges that his Right of First Refusal will be deemed to have been waived if he sells the totality of his Mavesa shares. The new shareholders may then exercise their Right of First Refusal on or before the Expiration Date.

7. That he acknowledges and accepts that by executing this document he will create a binding agreement under the terms and conditions set forth in the Mavesa By-Laws, the Publication, the Report and this document hereof.

8. That pursuant to the document hereof and up to June 30, 2001, and as set forth in Section 1705 of the Civil Code, hereby grants an irrevocable power of attorney with sufficient broad powers to the Rights Agent Provincial Casa de Bolsa, S.A., (formerly known as Negociadora Nacional de Valores, C.A.) a corporation incorporated and domiciled in the City of Caracas and registered at the Commercial Registry No. 1 Judicial Circumscription of the Federal District and State of Zulia, on October 14, 1988, under No. 69, Volume 72-A as amended on March 22, 1990 under No. 20, Volume 27-A and registered on September 4, 1990, under No. 80, Volume 83-A amending their bylaws in various instances. The last amendment evidencing its corporate name was registered on October 7, 1999 under No. 5, Volume 280-A (the "Rights Agent") so that in his name and on his behalf, and in accordance with the terms and conditions hereof, it performs the following actions:

  (a)To purchase the amount of Shares pursuant to the terms and conditions described herein.

  (b) To deliver in the name and on behalf of the undersigned the payment as set forth herein of the Shares purchase price to the sellers.

  (c) In general, to carry out any necessary and/or advisable action aimed at completing the above mentioned transfers, including without limitation, subscription of any required document, shareholders book and/or register, and aimed at completing the sale of the Shares under the terms and conditions of this document or of the Publication. In this regard, the attorney-in-fact hereby empowered, may if necessary and without limiting his powers, (i) complete and subscribe in the name and on behalf of the undersigned, the transfer applications and any other document necessary to transfer ownership of the Shares, as the case may be; (ii) submit said transfer applications and any other required document to any transfer agent of the Shares, the Caja Venezolana de Valores (the "Securities Depositary"), any entity that is a Depositary entity of the Securities Depositary, the Caracas Stock Exchange, or any other entity, in order to complete the transfer of the Shares; and/or
      (iii) deposit and/or withdraw the Shares in or from the Securities Depositary, to open a sub-account in the Securities Depositary for the undersigned with the Venezuelan Offer Agent, and transfer the Shares of the undersigned to said sub-account.

9. That he acknowledges that the Rights Agent by exercising the powers hereby granted will, in his name and on his behalf, purchase the Shares and process payment in connection with such purchase.

10. That, pursuant to the provisions of section 1,171 of the Civil Code, the undersigned authorizes the attorney-in-fact hereby appointed, and the representatives thereof, to carry out the transactions provided for herein as the undersigned attorney-in-fact, on the one hand, and as the attorney-in-fact of the Mavesa selling shareholders, on the other hand.

Dated:        , 2001.

Signature of the undersigned

                  DOCUMENTS TO BE ATTACHED TO THE FORM FOR THE
                 RIGHTS OF FIRST REFUSAL AND POWER OF ATTORNEY

If a Natural Person

[_]A legible copy of identification card or passport of the registered owner of the shares and its representative or attorney in fact, if applicable.

[_]Copy of the power of attorney evidencing such representation, if applicable.

If Legal Person

[_]A legible copy of the publication of the constitutive documents and current company bylaws.

[_]Copy of the identification or passport of the holder(s) of shares or legal representative(s) or attorney(ies) in fact.

[_]A legible copy of documents that set forth the legal representation of the signatory(ies).

[_]A legible copy of the tax identification.

                                    ANNEX H

                         REPRESENTATIONS AND WARRANTIES

1. Subsidiaries. The Shareholders Agreement contains a list of Mavesa's subsidiaries with an indication of Mavesa's shareholding in each of them. The shares and other equity interests of Mavesa or its Subsidiaries described in the Shareholders Agreement are free and clear of Encumbrances and are not subject to any voting agreements, voting trusts, shareholder agreements, options, subscription rights, preemptive rights, acquisition, conversion or exchange rights or any other arrangement that may require Mavesa or its Subsidiaries to transfer or encumber such shares or interests, except in the manner established in its certificate of incorporation and bylaws.

2. Capital Stock; Shares.

  A) Mavesa's capital stock is divided into three billions six hundred ninety million (3,690,000,000) common shares of a single class with a par value of ten Bolivares (Bs.10) each. There are three billion, five hundred ninety seven million, ninety-nine thousand eight hundred thirty-nine (3,597,099,839) outstanding shares. No issuance of additional Mavesa shares has been authorized.

  B) Except for the Repurchase Plan adopted at the Shareholders' Meeting of 20 August 2000 (the "Repurchase Plan") or the right to convert shares into ADRs, or vice versa, there is no option, security, agreement, plan, commitment or right of any kind whatsoever that binds Mavesa or any of its Subsidiaries to (i) issue, dispose of, acquire, redeem, convert, subscribe for or exchange any share or ADR of Mavesa or its Subsidiaries, (ii) issue securities convertible into or exchangeable for shares or ADRs of Mavesa or its Subsidiaries.

3. Financial Statements. To the knowledge of the Shareholders Group, the audited financial statements and the unaudited financial statements included in the reports filed with the Venezuelan Securities Commission and with the SEC and those audited as of 31 October 2000 (hereinafter, including their notes and schedules, the "Financial Statements") present fairly the financial position, result of the operations and the changes in the consolidated financial condition of Mavesa and its Subsidiaries as of the date thereof and for the periods indicated (subject, in the case of the unaudited financial statements, to year end adjustments). The financial statements have been prepared (i) in conformity with generally accepted accounting principles in Venezuela and in the US, applied consistently with the ones applied in previous years (except as otherwise indicated in the respective notes to the Financial Statements) and in conformity with applicable regulations (the "GAAP"), and (ii) on the basis of the books and records of Mavesa and its Subsidiaries.

4. Property and Assets; Encumbrances. Mavesa and each of its Subsidiaries own or have the continuous right to use any and all material assets needed for the continuity of the business under current conditions, free and clear of any Encumbrances, except as indicated in the Shareholders Agreement.

5. Industrial Property Rights.

  A) The Shareholders Agreement lists the registrations and applications for registration in connection with trademarks, slogan, trade names, labels, logos and any other intellectual property right subject to registration, copyrights, whether registered or unregistered (the "Industrial Property Rights") owned by or licensed to Mavesa and its Subsidiaries, free and clear of any Encumbrance.

  B) To the knowledge of the Shareholders Group, Mavesa and its subsidiaries are not violating any Industrial Property Right of third parties, and such Shareholders Group have not received written claims or notices of violation of Industrial Property Rights of third parties.

6. Agreements.

  (A) The Shareholders Agreement lists the following agreements, which are currently in force and which have been executed by Mavesa or its Subsidiaries the ("Material Agreements"):

    (1) agreements of any kind whatsoever that cause Mavesa or its Subsidiaries to receive or to pay an amount of money or any other consideration in excess of one million US dollars (US$1,000,000), or its equivalent in any other currency in a period of twelve (12) months, or that entail an obligation, liability, debt or contingency to be assumed by Mavesa or any of its Subsidiaries in excess of one million US dollars (US$1,000,000), or its equivalent in any other currency in a period of twelve (12) months;

    (2) agreements of any kind whatsoever that entail the termination, payment, indemnification, compensation or right to request their termination in the event that a change in control occurs with respect to Mavesa or its Subsidiaries;

    (3) trademark use or trademark coexistence license agreements; and

    (4) agreements with Related Persons.

  (B) The Shareholders Agreement lists all of the Material Agreements.

  (C) To the knowledge of the Shareholders Group, Mavesa and its Subsidiaries have fulfilled all of the relevant obligations imposed on them and arising from the Material Agreements. The other parties to the Material Agreements have also fulfilled their obligations thereunder. Mavesa and its Subsidiaries have not been given any notice of default in connection with any Material Agreement.

7. Undisclosed Liabilities or Significant Changes. Except (i) as shown in the Audited Financial Statements as of 31 October 2000, (ii) for the liabilities or obligations generated in the ordinary course of business in a manner consistent with past practices, or (iii) as disclosed on the Shareholders Agreement, (a) neither Mavesa nor its Subsidiaries have liabilities or obligations of any kind whatsoever that are required to be shown in the balance sheet of Mavesa and its Subsidiaries in accordance with the GAAP, whether actual, contingent, due or undue, that materially and adversely affect the audited financial statements, (b) the businesses of Mavesa and its Subsidiaries have been conducted in the ordinary course of business in a manner consistent with past practices, and (c) none of the events described in section 6 of the Shareholders Agreement have occurred.

8. Litigation. The Shareholders Agreement contains a list of all administrative, judicial or arbitration proceedings of any kind and of jurisdictional or arbitration decisions under execution or of administrative decisions of preventive or summary nature which Mavesa or the Subsidiaries thereof have been given notice of or which are known by the Shareholders Group and which involve Mavesa or any of its Subsidiaries, in amounts above one million US dollars (US$1,000,000), or its equivalent amount in other currencies, or which object the validity of Important Contracts.

9. Compliance with the Rules and Regulations. Mavesa and its Subsidiaries and, if applicable, the Shareholders Group, comply with all the laws, regulations and rules related to the securities and capital market and with the tax laws in force in Venezuela and in the United States. To the extent known by the Shareholders Group, Mavesa and its Subsidiaries comply with all the laws, regulations, resolutions and with any other rules, administrative acts and applicable judgements, either national, state, municipal or foreign ones. There is no communication or notice arising from governmental authorities and sent to Mavesa or its Subsidiaries which proves non-performance or shows any facts that may imply failure to comply with the rules.

10. Financial Information and Projected Cash Flow. The financial information as of December 31, 2000 prepared according to GAAP and the projected cash flow as of March 31, 2001 which are contained in the Shareholders Agreement present fairly Mavesa and its subsidiaries financial condition and at that date and the changes in the financial condition of Mavesa and its subsidiaries for the projected period; in addition they have been prepared by Mavesa in good faith, based on the books and records thereof and taking into account the information known by Mavesa and its Subsidiaries on the date of the Shareholders Agreement and reflect the best estimate of regular and extraordinary income, as well as disbursements of any kind (costs, expenses, investments, including those incurred with relation to the Shareholders Agreement and to the transactions provided for herein, etc.).

   For the purpose of this Agreement, the following terms shall have the following meaning:

   "Encumbrances": mortgages, pledges and any other interests, assignments, sales with right of redemption, sales with title retention, conditional sales, securitization, liens, trusts, restraining orders to sell and assess, seizures and any other judicial summary or preventive measure, third parties rights or claims that may affect the right of full use, enjoyment and disposition of a property, purchase options and any other encumbrances, not including easements.

   "Related Persons": Related persons are (i) the Shareholders Group; (ii) persons who are directors or executive officers of Mavesa or any of its Subsidiaries; (iii) shareholders or holders of ADRs of Mavesa representing more that five (5%) percent of Mavesa capital stock (other than the Shareholders Group); (iv) any person which directly or indirectly controls, is under the control of, or under the joint control of any of the persons mentioned in the above paragraphs; (v) the spouses or any relative of the persons mentioned in the above subsections, up to relatives to the second degree by marriage and to the fourth degree by blood.

   "Subsidiaries" of Mavesa means any legal person whose capital stock or assets is directly or indirectly owned by Mavesa, in more than fifty percent (50%), or any legal person where Mavesa has the right to choose a majority of the members of the Board or similar body.